UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

Asbury Automotive Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Asbury Automotive Group, Inc.

2905 Premiere Parkway NW, Suite 300

Duluth, GA 30097

March 31, 2009

Dear Stockholders,

On behalf of the Board of Directors and management of Asbury Automotive Group, Inc., it is our pleasure to invite you to attend our 2009 Annual Meeting of Stockholders.

As you know, an important aspect of the annual meeting process is the vote by stockholders on corporate business. The matters to be voted on are described in the notice of meeting and the proxy statement which accompany this letter. I urge you to exercise your rights as a stockholder to vote and participate in the process. Whether or not you plan to attend the meeting, please read the enclosed proxy statement and complete, sign and date the enclosed proxy and return it as promptly as possible in the accompanying postage paid envelope. This will ensure that your shares are represented at the meeting.

Sincerely,

Charles R. Oglesby
President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

ASBURY AUTOMOTIVE GROUP, INC.

2905 PREMIERE PARKWAY NW, SUITE 300

DULUTH, GEORGIA 30097

(770) 418-8200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND IMPORTANT NOTICE

REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING

OF STOCKHOLDERS TO BE HELD ON

APRIL 29, 2009

To Our Stockholders:

The 2009 Annual Meeting of Stockholders of Asbury Automotive Group, Inc. (the “Company”, “we”, “our” or “us”) will be held at our headquarters located at 2905 Premiere Parkway NW, Suite 300, Duluth, Georgia 30097 on April 29, 2009, at 8:00 a.m. Eastern Daylight Time, for the purpose of considering and acting upon the following matters:

1. the election of three members of Class I of the Board of Directors to hold office until the 2012 Annual Meeting of Stockholders;

2. the ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2009;

3. the approval of the amendment and restatement of our 2002 Equity Incentive Plan; and

4. the approval of the amendment and restatement of our Key Executive Incentive Compensation Plan;

and any other matters that may properly come before the meeting or any adjournments. The Board of Directors is not aware of any other business scheduled for the meeting. Any action may be taken on the above proposals at the meeting on April 29, 2009, or on any date or dates to which the meeting may be adjourned.

Stockholders of record at the close of business on March 5, 2009 are the stockholders entitled to vote at the meeting and any adjournments. A complete list of stockholders entitled to vote at the meeting will be available for inspection by stockholders during normal business hours at our corporate headquarters located at 2905 Premiere Parkway NW, Suite 300, Duluth, Georgia 30097. This list will also be available for inspection during the 10 days before the meeting as well as at the meeting.

Your vote is important. Please sign and date the enclosed proxy, and return it promptly in the enclosed envelope to ensure your representation at the meeting. The proxy will not be used if you attend and vote at the meeting in person.

This proxy statement and the Company’s 2008 Annual Report are available on the Internet and can be accessed directly at the following Internet address: www.edocumentview.com/abg.

For further information about the meeting, including directions to our headquarters to attend the meeting and vote in person, please contact the Investor Relations Department at the Company’s headquarters. The telephone number is (770) 418-8200 and the e-mail address is investor@asburyauto.com.

BY ORDER OF THE BOARD OF DIRECTORS,

Lynne A. Burgess
Secretary

Duluth, Georgia

March 31, 2009

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE ANNUAL MEETING. A PRE-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

Page
ABOUT THE MEETING	1
What is the purpose of the annual meeting?	1
Who is entitled to vote?	1
What if my shares are held in “street name” by a broker?	2
How many shares must be present to hold the meeting?	2
What if a quorum is not present at the meeting?	2
How do I vote?	2
Can I change my vote after I submit my proxy?	2
How does the Board recommend I vote on the proposals?	3
What if I do not specify how my shares are to be voted?	3
Will any other business be conducted at the meeting?	3
How many votes are required to elect the director nominees?	3
What happens if a nominee is unable to stand for election?	3
How many votes are required to ratify the appointment of our independent auditors, approve the amendment and restatement of our 2002 Equity Incentive Plan and approve the amendment and restatement of our Key Executive Incentive Compensation Plan?	3
How will abstentions be treated?	3
How will broker non-votes be treated?	4
Who pays for the costs of soliciting proxies?	4
SECURITIES OWNED BY MANAGEMENT AND CERTAIN BENEFICIAL OWNERS	5
Equity Ownership Guidelines	7
PROPOSAL NO. 1 ELECTION OF DIRECTORS	8
Directors and Nominees for Election as Directors	8
Nominees for Election as Class I Directors	8
Current Class II Directors	9
Current Class III Directors	10
GOVERNANCE OF THE COMPANY	11
Independence of Directors	11
Nomination of Directors	12
Communications with the Board	13
Committees of the Board	13
DIRECTOR COMPENSATION TABLE	16
Code of Business Conduct and Ethics	17
CORPORATE OFFICERS	18
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	19
COMPENSATION DISCUSSION AND ANALYSIS	20
COMPENSATION COMMITTEE REPORT	33
EXECUTIVE COMPENSATION	34
SUMMARY COMPENSATION TABLE	34
GRANTS OF PLAN-BASED AWARDS TABLE	37
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END	38
OPTION EXERCISES AND STOCK VESTED	39
NONQUALIFIED DEFERRED COMPENSATION	40
POTENTIAL PAYMENTS UPON TERMINATION	41
RELATED PERSON TRANSACTIONS	45
REPORT OF THE AUDIT COMMITTEE	47
INDEPENDENT AUDITORS’ FEES	47
Audit Fees	47
Tax Fees	48

i

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ASBURY AUTOMOTIVE GROUP, INC.

2905 PREMIERE PARKWAY NW, SUITE 300

DULUTH, GEORGIA 30097

(770) 418-8200

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 29, 2009

This proxy statement is furnished in connection with the solicitation of proxies by Asbury Automotive Group, Inc. (the “Company”, “we”, “us” or “our”) on behalf of the Board of Directors (the “Board”) for the annual meeting of stockholders, and all adjournments of the meeting. The accompanying Notice of Annual Meeting of Stockholders and Important Notice of Internet Availability of Proxy Materials for the Stockholders Meeting to be held on April 29, 2009, this proxy statement and proxy card are first being mailed to stockholders on or about March 31, 2009. A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, is included with these materials.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At the annual meeting, stockholders are being asked to consider and vote on:

PROPOSAL 1. The election of three members of Class I of the Board to hold office until the 2012 Annual Meeting of Stockholders;

PROPOSAL 2. The ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2009;

PROPOSAL 3. The approval of the amendment and restatement of our 2002 Equity Incentive Plan; and

PROPOSAL 4. The approval of the amendment and restatement of our Key Executive Incentive Compensation Plan.

The stockholders will also transact any other business that may properly come before the meeting. Members of our management team and representatives from our former independent certified public accounting firm, Deloitte & Touche LLP, will be present at the meeting to make a statement if they so desire and to respond to appropriate questions from stockholders. Representatives from Ernst & Young LLP will also be present at the meeting.

Who is entitled to vote?

The record date for the annual meeting was March 5, 2009. Only stockholders of record at the close of business on that date are entitled to notice and to vote at the annual meeting. Attendance at the meeting will be limited to stockholders of record, their proxies, beneficial owners having evidence of ownership on the record date and our invited guests.

Our sole outstanding capital stock is our common stock, par value $0.01 per share. Except as otherwise required by law, or as described in this proxy statement, each holder of our common stock is entitled to one vote per share on each matter submitted at the meeting. At the close of business on the record date there were 32,105,515 shares of our common stock outstanding, which number includes 200,872 shares of unvested restricted stock that have voting rights and are held by members of the Board and our employees, representing a total of 32,105,515 votes eligible to be cast at the meeting.

What if my shares are held in “street name” by a broker?

If you are the beneficial owner of shares held in “street name” by a broker, your broker is the record holder of the shares and is required to vote those shares in accordance with your instructions. If you do not give instructions to your broker, your broker will be entitled to vote the shares FOR the election of directors (Proposal 1) and FOR the ratification of auditors (Proposal 2). Shares that a broker is not entitled to vote with respect to a proposal, pursuant to the rules of the New York Stock Exchange, are sometimes called “broker non-votes.” The treatment of broker non-votes is described in the Q&A below under “How will broker non-votes be treated?”

How many shares must be present to hold the meeting?

A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of voting stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions or broker non-votes (i.e., shares that your broker is not permitted to vote) will be included in the calculation of the number of shares considered to be present at the meeting.

What if a quorum is not present at the meeting?

If a quorum is not present at the scheduled time of the meeting, the chairman of the meeting may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the meeting.

How do I vote?

1. You may vote by mail. If you properly complete and sign the accompanying proxy card and return it in the enclosed envelope, your shares will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in the United States.

2. You may vote by telephone or on the Internet. If you hold your shares of record, you may give your voting instructions by telephone or on the Internet. Please follow the voting instructions on the proxy card. If your shares are held in “street name” by a broker or other nominee, you may also be able to give voting instructions by telephone or on the Internet. Please check the voting form provided by your broker or nominee to see if they offer such options.

3. You may vote in person at the meeting. If you hold your shares of record and attend the annual meeting and wish to vote in person, you will be given a ballot at the annual meeting. However, if your shares are held in the name of your broker, bank or other nominee, you will need to obtain a proxy from the institution that holds your shares indicating that you were the beneficial owner of our voting stock on March 5, 2009, the record date for voting at the annual meeting. Please contact your broker or other institution directly if you would like to obtain a proxy to vote your shares directly at the meeting. Even if you plan to attend the meeting, please sign and return your proxy card to ensure that your shares are represented. If you do attend the meeting, any votes you cast at the meeting will supersede your proxy.

Can I change my vote after I submit my proxy?

Yes, you may revoke your proxy and change your vote at any time before the polls close at the annual meeting by:

•	signing another proxy with a later date;

•	giving written notice of the revocation of your proxy to the Secretary of the Company prior to the annual meeting; or

•	voting in person at the annual meeting.

How does the Board recommend I vote on the proposals?

The Board recommends that you vote:

•	“FOR” Proposal 1: the election of three members of Class I of the Board of Directors to hold office until the 2012 Annual Meeting of Stockholders (see page 8);

•	“FOR” Proposal 2: the ratification of the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2009 (see page 49);

•	“FOR” Proposal 3: the approval of the amendment and restatement of our 2002 Equity Incentive Plan (see page 51); and

•	“FOR” Proposal 4: the approval of the amendment and restatement of our Key Executive Incentive Compensation Plan. (see page 59).

What if I do not specify how my shares are to be voted?

If you submit an executed proxy but do not indicate any voting instructions, your shares will be voted FOR each of the proposals set forth in this proxy statement.

Will any other business be conducted at the meeting?

The Board knows of no other business that will be presented at the meeting. If any other proposal properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

How many votes are required to elect the director nominees?

The affirmative vote of a plurality of the votes cast on this proposal is required to elect the three nominees as directors. This means that the three nominees will be elected if they receive more affirmative votes than any other person. If you vote “Withheld” with respect to the election of one or more nominees, your shares will not be voted with respect to the person or persons indicated, although they will be counted for purposes of determining whether there is a quorum.

What happens if a nominee is unable to stand for election?

If a nominee is unable to stand for election, the Board may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.

How many votes are required to ratify the appointment of our independent auditors, approve the amendment and restatement of our 2002 Equity Incentive Plan and approve the amendment and restatement of our Key Executive Incentive Compensation Plan?

The ratification of the appointment of Ernst & Young LLP as independent auditors, the approval of the amendment and restatement of our 2002 Equity Incentive Plan and the approval of the amendment and restatement of our Key Executive Incentive Compensation Plan each require the affirmative vote of a majority of the voting power of the Company’s common stock present at the meeting in person or by proxy and entitled to vote as of the record date.

How will abstentions be treated?

If you abstain from voting on a proposal, your shares will still be included for purposes of determining whether a quorum is present. Because directors are elected by a plurality of votes, an abstention will have no effect on the outcome of the vote and, therefore, is not offered as a voting option for Proposal 1. If you abstain from voting on Proposal 2, Proposal 3 or Proposal 4 your abstention will have the same practical effect as a vote against the proposal.

How will broker non-votes be treated?

If your shares are held by a broker or other nominee in “street name,” your broker will generally be prohibited from voting your shares on any matter other than FOR the election of directors and FOR the ratification of the Company’s auditors, unless you inform your broker how your shares should be voted. If you do not provide instructions to your broker, your shares will be treated as “broker non-votes” with respect to Proposals 3 and 4, and any other proposals raised at the meeting. Additionally, your broker may elect not to vote your shares FOR Proposals 1 and 2, in which case your shares would also be treated as “broker non-votes.” All “broker non-votes” will be included for purposes of calculating the presence of a quorum, but otherwise will be treated as shares not entitled to vote on a proposal.

Who pays for the costs of soliciting proxies?

We will pay the cost of soliciting proxies. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of voting stock. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies without additional compensation.

SECURITIES OWNED BY MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information with respect to the ownership of shares of the Company’s common stock by each director and named executive officer listed in the Summary Compensation Table and by all directors and named executive officers of the Company as a group. In addition, the table sets forth information about all other persons known to the Company to be the beneficial owner of more than five percent of the Company’s common stock.

The following information is given as of March 5, 2009, the record date. In the case of percentage ownership, the information is based on 32,105,515 shares of the Company’s common stock outstanding, which number includes 200,872 shares of unvested restricted stock that have voting rights and are held by members of the Board and the Company’s employees. Shares issuable upon exercise of options within 60 days of the record date are deemed to be outstanding for the purpose of computing the percentage ownership and overall voting power of persons believed to beneficially own such securities, but are not deemed to be outstanding for the purpose of computing the percentage ownership. The number of shares beneficially owned by each director, named executive officer and principal stockholder is determined under rules promulgated by the Securities and Exchange Commission (the “SEC”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after the record date through the exercise of any stock option or other right. Inclusion in the table below of such shares, however, does not constitute an admission that the director, named executive officer or principal stockholder is a direct or indirect beneficial owner of such shares. So far as is known to the Company, the persons listed below have sole voting and investment power with respect to the shares listed beside its, his or her name, except as noted.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	%
Principal Stockholders
FMR LLC(1)	4,806,045	15.0%
MSD Capital, L.P.(2)	3,184,395	9.9%
Dimensional Fund Advisors LP(3)	2,785,511	8.7%
Barclays Global Investors, N.A.(4)	1,875,171	5.8%
Goldman Sachs Asset Management(5)	1,669,244	5.2%
Burgundy Asset Management Ltd.(6)	1,640,211	5.1%

Current Directors and Nominees
Janet M. Clarke(7)	34,248	*
Dennis E. Clements(8)	27,397	*
Thomas C. DeLoach, Jr.(9).	63,248	*
Michael J. Durham(10)	60,090	*
Juanita T. James(11)	25,088	*
Vernon E. Jordan, Jr.(12)	34,249	*
Eugene S. Katz(13)	26,748	*
Philip F. Maritz(14)	47,248	*
Charles R. Oglesby(15)	322,477	1.0%
Jeffrey I. Wooley	20,000	*

Named Executive Officers Who Are Not Directors
Craig T. Monaghan(16)	305,000	1.0%
Lynne A. Burgess(17)	31,359	*
Philip R. Johnson(18)	73,993	*
Keith R. Style(19)	4,990	*
All directors and executive officers of Asbury as a group (15 persons)	1,076,135	3.4%

(*)	Denotes less than 1% of the Company’s common stock.

(1)	Based on a Schedule 13G/A filed with the SEC on February 17, 2009. Represents shares owned by Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC (“FMR”), Fidelity Value Fund, an investment company owned by FMR, Pyramis Global Advisors Trust Company (“Pyramis”), an indirect, wholly-owned subsidiary of FMR, FIL Limited and Edward C. Johnson III, who is the Chairman of FMR. The business address of FMR and Fidelity Value Fund is 82 Devonshire Street, Boston, Massachusetts 02109. The business address of Pyramis is 900 Salem Street, Smithfield, Rhode Island 02917. The business address of FIL Limited is Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda. Mr. Johnson and FMR, through its control of Fidelity, and the funds each has the sole power to dispose of 4,403,043 shares owned by the Funds. Neither FMR nor Mr. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Board of Trustees.

(2)

Based on a Schedule 13G filed with the SEC on November 10, 2008. Represents shares owned by and on behalf of each of MSD Capital, L.P. (“MSD Capital”) and MSD SBI, L.P. (“MSD SBI”). MSD SBI is the record and direct beneficial owner of the shares. MSD Capital is the general partner of MSD SBI and may be deemed to indirectly beneficially own the shares owned by MSD SBI. MSD Capital Management LLC is the general partner of MSD Capital. Both MSD Capital and MSD SBI disclaim beneficial ownership of the shares. The business address of MSD Capital and MSD SBI is 645 Fifth Avenue, 21st Floor, New York, New York 10022.

(3)	Based on a Schedule 13G/A filed with the SEC on February 9, 2009. Represents shares owned by Dimensional Fund Advisors LP, a Delaware limited partnership (“Dimensional”). The business address of Dimensional is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746. Dimensional is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 and furnishes advice to four investment companies registered under the Investment Company Act of 1940. Dimensional also serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are referred to in this footnote as the “Dimensional Funds.” In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the Company’s securities that are owned by the Dimensional Funds, and may be deemed the beneficial owner of such securities. The Dimensional Funds, however, own, and Dimensional disclaims any beneficial ownership of, such securities.

(4)

Based on a Schedule 13G filed with the SEC on February 5, 2009. Represents shares owned by Barclays Global Investors, N.A., Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited and Barclays Global Investors (Deutschland) AG. The business address of Barclays Global Investors, N.A. and Barclays Global Fund Advisors is 400 Howard Street, San Francisco, California 94105. The business address of Barclays Global Investors, Ltd. is Murray House, 1 Royal Mint Court, London, England, U.K. EC3N 4HH. The business address of Barclays Global Investors Japan Limited is Ebisu Prime Square Tower, 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo, 150-8402, Japan. The address of Barclays Global Investors Canada Limited is Brookfield Place, 161 Bay Street, Suite 2500, P.O. Box 614, Toronto, Ontario, M5J 2S1 Canada. The address of Barclays Global Investors Australia Limited is Level 43, Grosvenor Place, 225 George Street, P.O. Box N43, Sydney, Australia, NSW 1220. The address of Barclays Global Investors (Deutschland) AG is Apianstrasse 6, D-85774, Unerfohring, Germany.

(5)	Based on a Schedule 13G filed with the SEC on February 5, 2009. Represents shares owned by Goldman Sachs Asset Management, L.P. (“GSAM”) and Goldman Sachs Investment Strategies, LLC (“GSIS”), each wholly owned subsidiaries of The Goldman Sachs Group, Inc. (“GS Group”). The shares do not reflect beneficial ownership by any other subsidiaries of GS Group whose ownership is disaggregated from that of GSAM and GSIS. GSAM and GSIS, each an investment adviser, disclaim beneficial ownership of the shares owned by (i) any client accounts with respect to which GSAM or GSIS or their employees have voting or investment discretion, or both and (ii) securities managed, if any, on GSAM’s or GSIS’ behalf, by third parties. The business address of GSAM is 32 Old Islip, New York, New York 10005.

(6)	Based on a Schedule 13G filed with the SEC on February 12, 2009. Represents shares owned by Burgundy Asset Management Ltd., an investment advisor (“Burgundy”). The business address of Burgandy is 181 Bay Street, Suite 4510, Toronto, Ontario M5J 2T3 Canada.

(7)	Includes (i) 5,000 options granted in connection with director compensation exercisable within 60 days after the record date, and (ii) 4,980 shares of unvested restricted stock granted in connection with director compensation. Ms. Clarke has the right to vote, but no right to dispose of, these shares of restricted stock.

(8)	Includes 4,363 shares of unvested restricted stock granted in connection with director compensation. Mr. Clements has the right to vote, but no right to dispose of, these shares of unvested restricted stock.

(9)	Includes 4,147 shares of unvested restricted stock granted in connection with director compensation. Mr. DeLoach has the right to vote, but no right to dispose of, these shares of unvested restricted stock.

(10)	Includes (i) 10,000 options granted in connection with director compensation exercisable within 60 days after the record date, and (ii) 4,980 shares of unvested restricted stock granted in connection with director compensation. Mr. Durham has the right to vote, but no right to dispose of, these shares of unvested restricted stock.

(11)	Represents 3,906 shares of unvested restricted stock granted in connection with director compensation. Ms. James has the right to vote, but no right to dispose of, these shares of unvested restricted stock.

(12)	Includes (i) 5,001 options granted in connection with director compensation exercisable within 60 days after the record date, and (ii) 4,980 shares of unvested restricted stock granted in connection with director compensation. Mr. Jordan has the right to vote, but no right to dispose of, these shares of unvested restricted stock.

(13)	Includes 4,147 shares of unvested restricted stock granted in connection with director compensation. Mr. Katz has the right to vote, but no right to dispose of, these shares of unvested restricted stock.

(14)	Includes (i) 18,000 options granted in connection with director compensation exercisable within 60 days after the record date, and (ii) 4,980 shares of unvested restricted stock granted in connection with director compensation. Mr. Maritz has the right to vote, but no right to dispose of, these shares of unvested restricted stock.

(15)	Includes (i) 210,606 options exercisable within 60 days after the record date and (ii) 46,667 shares of unvested restricted stock, 6,666 shares of which will vest within 60 days after the record date. Mr. Oglesby has the right to vote, but no right to dispose of, the shares of unvested restricted stock.

(16)	Includes 30,000 shares of unvested restricted stock. Mr. Monaghan has the right to vote, but no right to dispose of the shares of restricted stock.

(17)	Includes (i) 20,000 options that are exercisable within 60 days after the record date, and (ii) 5,000 shares of unvested restricted stock. Ms. Burgess has the right to vote, but no right to dispose of, these shares of restricted stock.

(18)	Includes (i) 50,138 options that are exercisable within 60 days after the record date, and (ii) 3,334 shares of unvested restricted stock. Mr. Johnson has the right to vote, but no right to dispose of, these shares of restricted stock.

(19)	Includes (i) 1,001 options that are exercisable within 60 days after the record date, and (ii) 1,667 shares of unvested restricted stock, 833 shares of which will vest within 60 days after the record date. Mr. Style has the right to vote, but no right to dispose of, these shares of restricted stock.

Equity Ownership Guidelines

On October 21, 2008, upon the recommendation of the Compensation Committee of the Board, the Board adopted the following guidelines for Board members and our named executive officers pertaining to his or her ownership of our equity:

•	each member of the Board should own the value of shares of our equity equal to three times his or her annual retainer;

•	the Chief Executive Officer should own the value of shares of our equity equal to three times his base salary;

•	the Chief Financial Officer should own the value of shares of our equity equal to two times his base salary; and
•	the other named executive officers should own the value of shares of our equity equal to his or her base salary.

The number of shares that each director and named executive officer must own will be set as specific numbers of shares using the 36-month average shares price of our common stock. These guidelines may be reset in the event of significant changes in the price of our common stock (+/-30%). Unvested restricted shares will factor toward the achievement of these guidelines, but vested and unvested options will not be applicable. We expect that our Board members and named executive officers will achieve the requirements of these guidelines within three years through standard equity grants awarded to them.

PROPOSAL NO. 1.

ELECTION OF DIRECTORS

Except as disclosed in this proxy statement, there are no arrangements or understandings between any of the nominees and any other person pursuant to which such nominee was selected.

Three directors are to be elected to hold office as Class I directors for terms of three years, or until their respective successors have been duly elected and qualified. If a proxy does not withhold authority for the election of any or all of the nominees for directors, the proxy holders will vote the shares represented by such proxy for the election of the three nominees. If a proxy withholds a vote from one or more nominees for directors, the proxy holders will follow the instructions.

Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. Management has no reason to believe that any of the nominees will not serve if elected. If a nominee is unable to stand for election, the Board will designate a substitute nominee or choose to reduce the size of the Board. If a substitute nominee is designated, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.

Directors and Nominees for Election as Directors

Pursuant to the Company’s Restated Certificate of Incorporation and a resolution adopted by the Board, the size of the Board is twelve directors. The Board is classified into three classes, each with three-year terms. The term of each Class I director expires this year, the term of each Class II director expires in 2010 and the term of each Class III director expires in 2011. Fewer nominees are being nominated to be elected as directors than the number authorized because at the time of mailing this proxy statement, our Board is not nominating persons to fill the vacancies created by the resignation of one of our former directors in 2008, John Roth, and a previous resignation of a member of our Board in 2007. Proxies cannot be voted for a greater number of persons than the number of nominees named.

The biographies below give information provided by the nominees about their principal occupation, business experience and other matters. For additional information regarding the directors and nominees, see “Securities Owned By Management and Certain Beneficial Owners,” “Governance of The Company,” and “Related Person Transactions.”

Nominees for Election as Class I Directors

The nominees for election to Class I of the Board are Janet M. Clarke, Dennis E. Clements and Michael J. Durham. If re-elected at the annual meeting, their terms will expire in 2012.

The Board and management recommend you vote FOR each of these nominees.

JANET M. CLARKE (56) became a member of the Board and served as a member of the Audit Committee from April 2005 to January 2009. Ms. Clarke has served as a member of the Compensation Committee since April 2005 and was appointed chair of the Compensation Committee in August 2006. Ms. Clarke was also appointed as a member of the Governance and Nominating Committee (also referred to in this proxy statement as the “Governance Committee”) in November 2006. Ms. Clarke is the founder of Clarke Littlefield LLC, and has served as its President since June 2003 and from 2001 to 2002. She was the Chief Marketing Officer of DealerTrack, Inc. from September 2002 to June 2003. Ms. Clarke was the Chairman and Chief Executive Officer of KnowledgeBase Marketing, a subsidiary of Young and Rubicam, Inc., from February 2000 through February 2001. Ms. Clarke served as Managing Director, Global Database Marketing at Citibank for Citigroup’s consumer business from May 1997 until February 2000. Ms. Clarke serves as a director, a member of the Audit Committee and the chair of the Compensation Committee of ExpressJet Holdings, Inc.

DENNIS E. CLEMENTS (64) has served as a member of the Board since September 2006. Mr. Clements became a member of the Compensation Committee and the Governance Committee in October 2006, and a member of the Executive Committee in January 2007. He was appointed chair of the Governance Committee in May 2007, and Chair of the Executive Committee in January 2009. Mr. Clements is currently a consultant through his firm, Discretionary Effort L.L.C., which he founded in 2005. From June 2000 to June 2005, Mr. Clements was an officer of Toyota Motor Sales, USA, serving as Group Vice President and General Manager of Lexus USA. He was President of Toyota’s Central Atlantic division from June 1991 to June 2000, and held a number of other senior sales management positions at Toyota. Earlier in his career, Mr. Clements worked with Ford Motor Co. for 15 years, progressing through a variety of sales and management positions in the Ford and Lincoln-Mercury divisions.

MICHAEL J. DURHAM (58) has served as a member of the Board since February 2003 and became the Company’s Non-executive Chairman in January 2004. Mr. Durham has served on the Executive Committee since March 2004, the Governance Committee since February 2005 and the Risk Committee since January 2009. In addition, Mr. Durham served as a member of the Audit Committee from February 2003 until July 2006, and served as the Chair of the Governance Committee from April 2005 until May 2007. He is a consultant through his firm, Cognizant Associates, Inc., which he founded in August 2000. From July 1996 until October 1999, Mr. Durham served as President and Chief Executive Officer of Sabre, Inc., and as President from March 1995 to July 1996. Prior to joining Sabre, Inc., Mr. Durham spent sixteen years with AMR/American Airlines, serving as Senior Vice President and Treasurer of AMR and Senior Vice President of Finance and Chief Financial Officer of American Airlines. Mr. Durham is the Non-executive Chairman of the board of Acxiom Corporation, and a member of the board and a member of the Audit Committee of Hertz Global Holdings.

Current Class II Directors

The Class II directors are not standing for re-election at the upcoming annual meeting. Their terms expire in 2010.

THOMAS C. DeLOACH, JR. (61) has served as a member of the Board, a member of the Audit Committee since January 2007, and Chair of the Risk Committee since January 2009. He is a former executive of Mobil Corporation (“Mobil”) and served in various positions at Mobil from July 1969 until March 2000. From 1998 to 2000, Mr. DeLoach was the president of Global Midstream. From 1994 to 1998, Mr. DeLoach served as the Chief Financial Officer of Mobil. From May 2000 to July 2002, Mr. DeLoach participated in the management of a NASCAR racing team primarily owned by Roger Penske. In September 2002, he formed PIT Instruction & Training, LLC, where he is a principal and a managing partner. In addition, since June 2005, Mr. DeLoach has served as a principal and a managing partner of Red Horse Racing II, LLC, a NASCAR Camping World Truck Series race team. Mr. DeLoach is a member of the Board of Trustees, the Compensation Committee and the chair of the Audit Committee of Liberty Property Trust, a self-managed real estate investment trust.

PHILIP MARITZ (48) has served as a member of the Board and a member of the Audit Committee since April 2002. He is the co-founder of Maritz, Wolff & Co., which manages the Hotel Equity Fund, a private equity investment fund that owns luxury hotels and resorts. In 1990, he founded Maritz Properties, a commercial real estate development and investment firm where he serves as President. He is also the Managing Director of Broadreach Capital Partners, a private equity real estate investment fund.

JEFFREY I. WOOLEY (64) has served as a member of the Board since March 2003, as President and Chief Executive Officer of Asbury Automotive Tampa LLC, a wholly owned subsidiary of the Company (“Asbury Tampa”) from September 1998 until February 2005; and as the Non-executive Chairman of Asbury Tampa since March 2005. Mr. Wooley has been in the automobile business for 43 years. He began his automotive career in 1965 and opened his first dealership in 1975. Prior to selling his dealerships to us in 1998, Mr. Wooley owned and operated nine franchises. He is a past President of the Pontiac National Dealer Council.

Current Class III Directors

The Class III directors are not standing for re-election at the upcoming annual meeting. Their terms expire in 2011.

JUANITA T. JAMES (56) has served as a member of the Board since October 2007, as a member of the Compensation Committee since May 2008, and as a member of the Audit Committee since January 2009. Ms. James has served as the Vice President and Chief Marketing and Communications Officer for Pitney Bowes, Inc. (“Pitney Bowes”) since May 2007, and also serves on its CEO Council and its Corporate Social Responsibility Committee. From October 2006 to May 2007, Ms. James served as the Vice President and Chief Communications Officer for Pitney Bowes. From October 2004 until October 2006, Ms. James served as the Vice President of Direct Marketing Strategy and Business Development for Pitney Bowes. From 2002 until 2004, Ms. James served as the Vice President, Project Leader of Human Resources Transformation for Pitney Bowes.

VERNON E. JORDAN, JR. (73) has served as a member of the Board since April 2002, and was a member of the Audit Committee from April 2002 to February 2003. He has served as a Senior Managing Director of Lazard Frères & Co. since January 2000. Prior to joining Lazard, Mr. Jordan was a senior executive partner with the law firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P., where he remains Senior Counsel. Mr. Jordan serves as a member of the board of Lazard, Ltd., and as a member of the board, Chairman of the Corporate Governance Committee and a member of the Compensation Committee of Xerox Corporation. Mr. Jordan also serves on the International Advisory Board of Barrick Gold and as a Senior Advisor to the board of American Express Company.

EUGENE S. KATZ (63) has served as a member of the Board and a member of the Audit Committee since January 2007, and has served as the Chair of the Audit Committee since January 2009. Mr. Katz also became a member of the Risk Committee in January 2009. He is a former partner of PricewaterhouseCoopers (“PwC”). Mr. Katz began his career at PwC in 1969; and became a partner in July 1980. Mr. Katz retired from PwC in June 2006. During Mr. Katz’s service at PwC, he was responsible for leading audit engagements of private and public companies and served a variety of clients ranging from start-up companies to larger public companies. During 2002 and through his retirement in June 2006, Mr. Katz served as the west region risk management partner of PwC. In addition, Mr. Katz was a member of the PwC Governing Board from 1992 to 1997, and 2001 until 2005.

CHARLES R. OGLESBY (62) has served as a member of the Board since September 2006. Mr. Oglesby has served as our President and Chief Executive Officer since May 2007. From September 2006 until May 2007, Mr. Oglesby served as our Senior Vice President and Chief Operating Officer, and from August 2004 until March 2007, he served as Chief Executive Officer of our South Region. Mr. Oglesby joined us as President and Chief Executive Officer of Asbury Automotive Arkansas in February 2002. From July 1998 to February 2000, Mr. Oglesby served as President and Chief Operating Officer of the First America Automotive Group in San Francisco.

GOVERNANCE OF THE COMPANY

Independence of Directors

The Board has determined that the following eight of its ten directors qualify as independent directors under the rules of the New York Stock Exchange (the “NYSE”): Ms. Clarke and Ms. James, and Messrs. Clements, DeLoach, Durham, Jordan, Katz and Maritz. Mr. Roth, who resigned as a member of our Board in July 2008, also qualified as an independent director. The Board has adopted the categorical standards set forth below to assist it in making determinations of independence. These standards comply with the NYSE’s categorical standards for director independence.

•

He or she has not been employed by, and none of his or her immediate family members[1] has been an executive officer of, the Company or its consolidated subsidiaries (together, the “Company”) at any time within the three years preceding the date of this determination;

•

He or she has not received, and none of his or her immediate family members has received, more than $120,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), at any time within the three years preceding the date of this determination;

•

He or she is not a current partner or employee of a firm that is the Company’s internal or external auditor; none of his or her immediate family members is a current partner of such a firm; none of his or her immediate family members is a current employee of such a firm and personally works on the Company’s audit; and neither he, she nor any of his or her immediate family members was, within the last three years, a partner or employee of such a firm and personally worked on the Company’s audit within that time;

•

He or she has not, and none of his or her immediate family members has, at any time within three years from the date of this determination, been employed as an executive officer of another company where any of the Company’s present executive officers serve on that company’s compensation committee; and

•

He or she is not an executive officer or an employee, and none of his or her immediate family members is an executive officer, of a company (other than a tax exempt organization) that, during the current fiscal year or last three completed fiscal years, made payments to, or received payments from, the Company for property or services in an amount that, in any single year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

In order to qualify as an independent director of the Company, the Board must affirmatively determine, based upon all relevant facts and circumstances, whether any director has a material relationship with the Company that would affect his or her independence, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company.

A director cannot qualify as independent for Audit Committee purposes if the director, other than in his or her capacity as a member of the Audit Committee, the Board or any other Board committee:

•

Accepts directly or indirectly any consulting, advisory or other compensatory fee from the Company. Compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company provided that such compensation is not contingent in any way on continued service; or

•	Is an affiliated person of the Company.

[1]	An “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

In addition to satisfying the above-described independence criteria, in order to qualify as independent for Compensation Committee purposes, the director must also be deemed (i) a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Rule 16b-3 defines “non-employee director” as a director who:

•	is not currently an officer of, or is not otherwise currently employed by, the Company or a parent or subsidiary of the Company;

•

does not receive compensation from the Company or a parent or subsidiary of the Company, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed $120,000; and

•	does not possess an interest in any other transaction with the Company for which disclosure would be required under the “Related Person Transactions” section of this proxy statement.

Section 162(m) of the Code and its corresponding regulation, Regulation 1.162-27, defines “outside director” as a director who:

•	is not a current employee of the Company;

•	is not a former employee of the Company receiving compensation for prior service (other than benefits under a tax-qualified retirement plan);

•	has not been an officer of the Company; and

•	receives no remuneration from the Company in any capacity other than as director.

The Board has affirmatively determined, by applying the categorical standards set forth above, that none of the Company’s independent directors has any material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company.

Nomination of Directors

The Governance Committee performs the nominating duties on behalf of the Board. The nominees for election at the annual meeting are all current directors and were originally recommended to the Board by various sources, including other directors, the Company’s dealers, stockholders and a third-party executive search firm. In addition to these sources, new director candidates are identified by management or additional third-party executive search firms that may assist in identifying and evaluating potential nominees. Candidates are evaluated in light of the current composition of the Board, the operating requirements of the Company and the long-term interests of the stockholders. In performing this evaluation, the Governance Committee considers the diversity, age, skills and experience of the candidate, and other factors it deems appropriate, given the needs of the Board and the Company, to maintain a balance of knowledge, experience and capabilities. Qualified director nominees should possess an appropriate balance of the following qualities: high moral character and personal integrity, a high level of leadership or managerial experience, experience and knowledge relative to matters affecting the Company, the ability and willingness to contribute to the Board, the ability to exercise sound, independent business judgment, a long-term commitment to the interests of stockholders and growth of the Company, freedom from conflicts of interest, the ability to dedicate sufficient time, energy and attention to Board activities and the diligent performance of his or her duties, and reflect the diversity of the Company’s stockholders, employees, customers and communities.

The Board will consider director candidates recommended by the Company’s stockholders. In order to make such a nomination, the stockholder must (i) be a record holder of shares of common stock on the record date, (ii) be entitled to vote for the election of such director(s) and (iii) comply with the notice procedures set forth in the Company’s bylaws. If you would like a copy of the Company’s bylaws, please notify the Company at the address given on the first page of this proxy statement. The bylaws are also available on the Company’s web site at www.asburyauto.com under “Investor Relations” at “Corporate Governance.”

Notice of a stockholder’s recommendation with regard to nominees for election to the Board must be delivered to, or mailed to and received by, the Secretary of the Company not later than 90 days or earlier than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders. If the annual meeting of the stockholders for which the recommendation is submitted is more than 30 days before or more than 60 days after the first anniversary of the preceding year’s annual meeting of stockholders, such recommendation must be received by the Secretary of the Company not earlier than 120 days prior to the annual meeting and not later than 90 days prior to such annual meeting or the 10th day following the day on which public announcement of the annual meeting date is first made by the Company.

The stockholder’s notice shall be signed by the stockholder of record who intends to recommend a nominee, and shall set forth:

(i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and

(ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner, (B) the number of shares of the Company which are owned of record and beneficially by such stockholder and such beneficial owner, (C) a representation that such stockholder is entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person specified in the notice and (D) a representation whether the stockholder or beneficial owner, if any, intends or is part of a group that intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the nominee and/or (y) otherwise to solicit proxies from stockholders in support of such nomination.

Communications with the Board

We have established procedures for stockholders and interested parties to communicate on a confidential basis directly with the Board, with our non-management directors, or with a particular director by sending written communications to Asbury Automotive Group, Inc., 2905 Premiere Parkway NW, Suite 300, Duluth, GA 30097, Attn: Board of Directors. All letters must identify the author and clearly state whether the intended recipients are all members of the Board or only certain specified individual directors. The General Counsel will make copies of all letters and circulate them to the directors addressed. If the author wishes the communication to be confidential, it must be clearly indicated on the envelope, and the General Counsel will then forward the communication, unopened, to the Chairman of the Board, if to all members of the Board, or the particular director to whom the communication is addressed.

Committees of the Board

The Board has as standing committees an Audit Committee, a Compensation Committee, an Executive Committee, a Governance Committee and a Risk Committee. In 2006, the Board formed a Special Committee, which is not currently functioning.

Audit Committee

The members of the Audit Committee during 2008 were Messrs. Maritz (Chair), DeLoach, Katz and Ms. Clarke. The Audit Committee is currently comprised of the following directors: Messrs. Katz (Chair), DeLoach and Maritz and Ms. James.

The Committee held ten meetings in 2008. In accordance with the NYSE’s rules, all members of the Audit Committee meet the independence requirements for Audit Committee members and are financially literate.

Messrs. DeLoach and Katz are “audit committee financial experts” as that term is defined by the SEC. The charter of the Audit Committee is available on our web site at www.asburyauto.com under “Investor Relations” at “Corporate Governance.”

This Committee retains the auditing firm engaged each year as our principal independent auditors, subject to shareholder ratification. With management and the independent auditors, the Committee reviews the financial statements, oversees the financial reporting process and assesses the adequacy of basic accounting services rendered to us. The Audit Committee’s review of financial statements is more fully described below under the caption “Report of the Audit Committee,” and its responsibilities are outlined in the Audit Committee Charter.

Compensation Committee

From January 2008 until May 2008, the Compensation Committee was comprised of the following directors: Ms. Clarke (Chair) and Messrs. Clements and Roth. Ms. James joined the Compensation Committee in May 2008, and Mr. Roth resigned from the Committee in July 2008, when he resigned as a member of the Board. The members of the Compensation Committee are currently Ms. Clarke (Chair), Mr. Clements and Ms. James. The Compensation Committee held ten meetings in 2008. Each member of the Compensation Committee is an independent director and meets the additional criteria to qualify for independence for Compensation Committee purposes. The charter of the Compensation Committee is available on our web site at www.asburyauto.com under “Investor Relations” at “Corporate Governance.”

This Committee establishes and reviews our general compensation philosophy with the input of management, recommends to the Board the compensation to be paid to the Chief Executive Officer, reviews the recommendations of the Chief Executive Officer as to the appropriate compensation of our corporate officers, has general supervisory power over, and has the power to grant awards under, our 2002 Equity Incentive Plan, oversees other benefit plans and recommends to the Board the compensation to be paid to the directors. See “Compensation Discussion and Analysis” beginning on page 20 of this proxy statement for a discussion of our compensation philosophy and how the Compensation Committee determines the compensation of the named executive officers.

Executive Committee

From January 2008 until July 2008, the members of the Executive Committee were Messrs. Roth (Chair), Clements, Durham and Oglesby. Mr. Roth resigned from the Board in July 2008, and Mr. Clements was appointed the Chair of the Executive Committee. As a result, the members of the Executive Committee during the remainder of 2008 were, and the current members are, Messrs. Clements (Chair), Durham and Oglesby. The Committee did not hold any formal meetings in 2008.

The Executive Committee has exercised and may exercise all the authority of the Board when the Board is not in session, except that it does not have the authority to (a) approve or propose to stockholders actions required by the Delaware General Corporation Law to be approved by stockholders; (b) adopt, amend or repeal our by-laws; (c) authorize distributions; (d) fill vacancies on the Board or any of its committees; (e) approve a plan of merger, consolidation or reorganization not requiring stockholder approval; (f) authorize or approve the reacquisition of shares, except according to a formula or method prescribed by the Board; or (g) authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences and limitations of a class or series of shares.

Governance and Nominating Committee

The members of the Governance Committee during 2008 were Messrs. Clements (Chair) and Durham, and Ms. Clarke. During 2008, the Governance Committee held two formal meetings. The charter of the Governance Committee is available on the Company’s web site at www.asburyauto.com under “Investor Relations” at “Corporate Governance.”

The Governance Committee assumes the nominating and corporate governance duties on behalf of the Board. The Committee assists the Board by identifying qualified individuals to become directors and recommending the composition of the Board and its committees. It is also responsible for monitoring the process to assess the Board’s effectiveness and developing and implementing our corporate governance guidelines.

Risk Committee

In January 2009, the Board established a Risk Committee to assist in fulfilling the Board’s responsibility of overseeing the identification, assessment and management of our key operational risks. The Risk Committee consists of three directors, with at least one such director being a member of the Audit Committee. The current members of the Risk Committee are Messrs. DeLoach, Durham and Katz. The charter of the Committee will be available on the Company’s web site at www.asburyauto.com under “Investor Relations” at “Corporate Governance.”

Directors who are employees of the Company do not receive a retainer or fees for service on the Board or its committees. All other directors (the “non-management directors”) receive the annual retainer and meeting fees described below, as well as annual equity grants of $70,000 in value of our equity and the use of a motor vehicle.

During 2008, each non-management director, with the exception Mr. Durham, received an annual retainer of $35,000. As the Non-Executive Chairman of the Board, Mr. Durham received an annual retainer of $225,000. The Audit Committee chair was paid an additional annual retainer of $20,000, and the Compensation Committee, Executive Committee and Governance Committee chairs were each paid additional annual retainers of $10,000. In addition, the non-management directors received $2,000 for his or her attendance in person at meetings of the Board, the Audit Committee, Compensation Committee, Executive Committee and the Governance Committee. Fees for telephonic meetings were $1,000, except for Audit Committee telephonic meeting fees, which were $1,500. The Board and committee retainers are paid to the directors quarterly in advance; all other meeting fees are paid to the directors in arrears.

At a meeting of the Board on October 21, 2008, the Compensation Committee recommended, and the Board approved, the following changes to the compensation arrangements for non-management directors for 2009: (i) Mr. Durham’s annual retainer, as the Non-Executive Chairman of the Board, was voluntarily reduced from $225,000 to $175,000; (ii) the annual retainer for the Audit Committee chair was reduced from $20,000 to $15,000; (iii) the annual retainer for the Compensation Committee chair was increased from $10,000 to $15,000; (iv) the annual retainer for the Executive Committee chair was eliminated, as were the fees paid to non-executive members of the Executive Committee for attendance at meetings, except that the chair will receive $1,500 for his attendance at Executive Committee meetings.

As mentioned above, in January 2009, the Board established a Risk Committee. The chair of the Risk Committee will receive an annual retainer of $10,000, and each member of the Risk Committee will receive $2,000 for attendance in person at meetings and $1,000 for attendance on telephonic meetings.

The following table shows compensation earned by the non-management directors for the 2008 fiscal year.

DIRECTOR COMPENSATION TABLE

Name(1)	Fees Earned or Paid in Cash($)(2)	Stock Awards($)(3)		Option Awards($)(5)	All Other Compensation($)(6)	Total ($)
Michael J. Durham	$238,000	$182,918		$2,338	$44,350	$467,606
Janet M. Clarke	$89,000	$63,181		$2,338	$22,043	$176,562
Dennis E. Clements	$73,000	$52,509		$0	$25,692	$151,201
Thomas C. DeLoach, Jr.	$62,000	$46,673		$0	$25,224	$133,897
Juanita T. James	$52,000	$27,767	(4)	$0	$17,566	$97,333
Vernon E. Jordan, Jr.	$45,000	$63,181		$2,338	$32,481	$143,000
Eugene S. Katz	$62,000	$46,673		$0	$20,510	$129,183
Philip F. Maritz	$82,000	$63,181		$2,338	$21,828	$169,347
John M. Roth	$41,750	$116,680		$0	$3,188	$161,618

(1)	The directors referenced in this table were our non-management directors who received compensation from us in 2008.

(2)	This column reports the amount of cash compensation earned in 2008 for Board and committee service. The figure in this column for Mr. Roth reflects compensation for his activities on the Board from January 1, 2008 to July 1, 2008, the date of his resignation from the Board.

(3)	The figures in this column represent the dollar amount of compensation costs recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with FAS 123R, for shares of restricted stock granted to each non-management director.

The aggregate grant date fair value of the 4,923 shares of restricted stock granted to each non-management director on January 31, 2008, was $70,005. The aggregate grant date fair value of these shares of outstanding restricted stock is calculated in accordance with FAS 123R using the closing market price of our common stock on the date of grant, which price was $14.22 per share. These shares of restricted stock vest in equal installments over a three-year period, which vesting began on January 31, 2009, the first anniversary of the grant.

As of December 31, 2008, each non-management director held the number of shares of restricted stock set forth beside his or her name: Michael J. Durham: 7,487; Janet M. Clarke: 7,487; Dennis E. Clements: 7,086; Thomas C. DeLoach, Jr.: 6,653; Juanita T. James: 5,858; Vernon E. Jordan, Jr.: 7,487; Eugene S. Katz: 6,653; and Philip F. Maritz: 7,487.

On July 22, 2008, the Compensation Committee approved the acceleration of 6,653 shares of unvested restricted stock owned by Mr. Roth at the time of his resignation.

(4)	Ms. James received an additional 935 shares of restricted stock on January 31, 2008, representing the pro-rated grant of restricted stock for her service on the Board in 2007. The aggregate grant date fair value of these 935 shares of restricted stock was $13,296 and was calculated in accordance with FAS 123R using the closing market price of our common stock on the date of grant, which price was $14.22 per share.

(5)	Represents the dollar amount of compensation costs recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with FAS 123R. We did not grant any options to non-management directors in 2008, and thus the figures in this column represent option awards granted in fiscal years prior to 2008.

As of December 31, 2008, the following non-management directors had the number of outstanding options set forth beside his or her name: Michael Durham: 10,000; Janet M. Clarke: 5,000; Vernon E. Jordan, Jr.: 5,001; and Philip F. Maritz: 18,000.

The aggregate grant date fair value of the outstanding options for these directors is as follows: Michael Durham: $59,567; Janet M. Clarke: $28,050; Vernon E. Jordan, Jr.: $29,212; and Philip F. Maritz: $115,641. The aggregate grant date fair value of these options was calculated in accordance with FAS 123R using the Black Scholes option valuation model.

(6)	The figures in this column represent the incremental cost to us for the respective use of the vehicle received by our non-management directors, except Mr. Roth who did not have the use of a vehicle from us. We calculate incremental costs of personal use vehicles as all direct costs (e.g., the cost of shipping the vehicle to the director and taxes). In addition, we include the difference between our cost for the vehicle and the ultimate sale price or the anticipated sale price, pro-rated for the amount of time the director had possession of the vehicle during the fiscal year, plus an estimate of lost interest income calculated as our initial cash outlay for the vehicle multiplied by our weighted average interest rate on invested cash. We do not estimate lost margin on an ultimate sale of the vehicle.

The figures in this column also represent three quarterly dividend payments of $0.225 per share for the 2008 fiscal year. As of December 31, 2008, the following non-management directors received the dollar amount of dividend payments set forth beside his or her name: Michael J. Durham: $10,313; Janet M. Clarke: $5,623; Dennis E. Clements: $5,026; Thomas C. DeLoach, Jr.: $4,685; Juanita T. James: $3,954; Vernon E. Jordan, Jr.: $5,623; Eugene S. Katz: $4,685; Philip F. Maritz: $5,623; and John M. Roth: $3,188.

During 2008, there were six meetings of the Board, and the Board also acted by unanimous written consent on several occasions throughout the year. Each director attended at least 75% of the total meetings of the Board and committees on which he or she served. In accordance with the NYSE’s rules, the non-management directors held two executive sessions during 2008. Mr. Durham presides over such executive sessions.

We do not have a policy with regard to the attendance of the members of its Board at annual meetings. At the time of our 2008 Annual Meeting of Stockholders, the Board was composed of ten members. All of the then-current members of the Board attended such meeting in person.

Code of Business Conduct and Ethics

In accordance with the NYSE’s rules and the rules and regulations adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the Board has adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics applicable to all of our directors, officers and employees. These documents are available on our web site at www.asburyauto.com under “Investor Relations” at “Corporate Governance.”

We will provide you with copies of the above-mentioned documents as well as our Audit Committee, Compensation Committee, Executive Committee, Governance Committee and Risk Committee charters, free of charge, if you call or submit a request in writing to Investor Relations, Asbury Automotive Group, Inc., 2905 Premiere Parkway NW, Suite 300, Duluth, GA 30097.

CORPORATE OFFICERS

Listed below is information regarding the Company’s corporate officers as of March 31, 2009. Corporate officers are elected by and serve at the discretion of the Board.

Name	Age	Position
Charles R. Oglesby*	62	President and Chief Executive Officer
Craig T. Monaghan*	52	Senior Vice President and Chief Financial Officer
Michael Kearney**	57	Senior Vice President and Chief Operating Officer
Lynne A. Burgess*	59	Vice President, General Counsel and Secretary
Philip R. Johnson*	60	Vice President of Human Resources
Keith R. Style*	35	Vice President of Finance
Ronald J. Avallone	50	Vice President of Internal Audit and SOX Compliance
Kenneth E. Jackson	50	Vice President of Regional Human Resources
George C. Karolis	34	Vice President of Corporate Development
Matthew J. Mees	51	Vice President of Manufacturer Relations
John C. Stamm	52	Vice President of Operations

*	Denotes named executive officer for 2008

**	Denotes named executive officer for 2009

Set forth below is a brief description of the business experience of the Company’s corporate officers for at least the past five years.

CHARLES R. OGLESBY Please see Mr. Oglesby’s biographical information under PROPOSAL NO. 1. “ELECTION OF DIRECTORS” above.

CRAIG T. MONAGHAN has served as our Senior Vice President and Chief Financial Officer since May 2008. Prior to joining us, Mr. Monaghan served as the Chief Financial Officer at Sears Holding Corp. between September 2006 and January 2007. From May 2000 to August 2006, he served as Executive Vice President and Chief Financial Officer of AutoNation, Inc., the nation’s largest automotive retailer.

MICHAEL KEARNEY has served as the Company’s Senior Vice President and Chief Operating Officer, since as of March 12, 2009. Prior to this election, Mr. Kearney served as the President and Chief Executive Officer of our Eastern Region, which included Nalley Automotive Group in Georgia, Crown Automotive Company in North Carolina, South Carolina, Virginia and New Jersey, and Coggin Automotive Group and Courtesy Auto Group in Florida. Mr. Kearney joined Crown Automotive Company in 1990 as its Chief Financial Officer, and assumed the role of its President and Chief Executive Officer in September 2000. Crown Automotive Company merged with the Company in 1998.

LYNNE A. BURGESS has served as our Vice President and General Counsel since September 2002, and as Secretary since February 2005. On September 3, 2008, Ms. Burgess announced that she would not be accepting our offer to relocate to Duluth, Georgia. As such, Ms. Burgess will be resigning from her position on March 31, 2009. From July 2001 to September 2002, Ms. Burgess served as General Counsel and Secretary to the Governance Committee of Oliver, Wyman & Company, LLC, a strategy-consulting firm to the financial services industry. Prior to joining Oliver, Wyman & Company, Ms. Burgess was Senior Vice President and General Counsel of Entex Information Services, Inc., a national personal computer systems integrator, from May 1994 until June 2000.

PHILIP R. JOHNSON has served as our Vice President of Human Resources since June 2000. Mr. Johnson has over 30 years of experience in human resources, holding top human resources positions in large national and regional retail companies. He operated his own human resources consulting practice from 1998 to 2000. From 1994 to 1998 he served as Senior Vice President of Human Resources at Entex Information Services, Inc., a national personal computer systems integrator.

KEITH R. STYLE has served as our Vice President, Finance since November 2008. Mr. Style assumed the title of Vice President of Financial Planning and Analysis in August 2006; in June 2007, he became our Vice President of Finance and Investor Relations when he assumed responsibility for our investor relations activities. Since joining us in 2003, Mr. Style has served in various positions, including Director of Budgeting & Forecasting and Assistant Controller. Prior to joining the Company, Mr. Style worked at Sirius Satellite Radio, Inc., a leading satellite radio entertainment provider, where he served in the planning and controllership functions for more than five years. Mr. Style began his career with Arthur Andersen LLP in September 1995.

RONALD J. AVALLONE has served as our Vice President of Internal Audit and SOX Compliance responsible for Internal Auditing and Sarbanes-Oxley Act reporting since August 2006, and was our Director of Internal Audit and SOX Compliance from August 2003 to August 2006. Prior to joining the Company in 2003, Mr. Avallone worked for 23 years at Chevron Texaco primarily in the corporate accounting and financial reporting office.

KENNETH E. JACKSON has served as our Vice President of Regional Human Resources since April 2005, and as the Director of Human Resources since June 2001. Prior to joining the Company, Mr. Jackson held Human Resources management positions with NIKE, Inc. and Robinson-May Stores, a division of May Department Stores.

GEORGE C. KAROLIS serves as our Vice President of Corporate Development and Real Estate. Mr. Karolis served as our Vice President of Corporate Development since February 2004, and in March 2007, assumed responsibility for our real estate activities. Mr. Karolis assumed responsibility for our purchasing activities in October 2008. Since joining us in April 2000, Mr. Karolis has held a number of positions in the finance department, including Director of Financial Operations and Director of Corporate Development. Prior to joining us, Mr. Karolis worked for four years at Arthur Andersen LLP in its transaction advisory services group in New York City.

MATTHEW J. MEES has served as the Vice President of Manufacturer Relations since August 2006, and was the Director of Manufacturer Relations from June 2002 to August 2006. Mr. Mees joined the Company following a seventeen-year career with DaimlerChrysler, where he worked in its field organization holding various management and executive positions with responsibilities in Sales, Service, Parts and Marketing.

JOHN C. STAMM has served as our Vice President of Operations since November 2005. Mr. Stamm joined us in June 2000, and has previously served as our Vice President of Dealer Development, Vice President of Fixed Operations and Director of Fixed Operations. Mr. Stamm served as the Director of Fixed Operations for Coughlin Automotive in Newark, Ohio from September 1999 to June 2000. From October 1996 to June 1999, he served as the Vice President and General Manager of McCuen Management Corporation in Westerville, Ohio. Prior to October 1996, Mr. Stamm was employed for fourteen years at Automanage Inc., a large automotive retailer, where he held various corporate and dealership executive positions, including General Manager of five of Automanage’s dealerships.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of the Company’s common stock, to file reports of ownership and changes in ownership of such securities with the SEC.

Based solely upon a review of the copies of the filings furnished to us or prepared by us on behalf of such Section 16 filers, or written representations that no Forms 5 were required, we believe that these filers have complied with all Section 16(a) filing requirements during 2008.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee (also referred to in this Compensation Discussion and Analysis section of the proxy statement (the “CD&A”) as the “Committee”) is charged with various duties concerning the compensation of our corporate officers and directors, including the determination of our compensation philosophy. Its primary functions as a committee are to (i) determine and recommend to the Board the compensation package of the Chief Executive Officer (also referred to as the “CEO”), (ii) approve the compensation of the other named executive officers, (iii) establish and periodically review, with the help of our named executive officers, our general compensation philosophy, and (iv) prepare the Compensation Committee Report and review and discuss with management our CD&A, each as required to be included in the Company’s annual proxy statement or annual report on Form 10-K filed with the SEC. For a more detailed discussion of the Compensation Committee’s function and composition, see “Governance of the Company—Committees of the Board—Compensation Committee” on page 14 of this proxy statement, and the charter of the Compensation Committee, which is available on our web site at www.asburyauto.com under “Investor Relations” at “Corporate Governance.”

We recognize that fostering an entrepreneurial spirit among our executives is essential to our success, especially as it pertains to the success of our dealerships. Accordingly, our compensation programs are designed to encourage our executive officers to operate like owners who not only have an equity stake in the business, but also have a personal commitment to the business’ development and longevity. To further reinforce the commitment of our executives and Board, on November 22, 2008, our Board adopted equity ownership guidelines. These guidelines are discussed in more detail above under “Securities Owned By Management and Certain Beneficial Owners—Equity Ownership Guidelines” on page 7. We encourage our executive officers to manage the business in a way that preserves local decision-making, especially concerning those decisions that directly affect our customers, while leveraging infrastructure activities for maximum efficiency and effectiveness.

Using our compensation programs, we endeavor to create an environment that encourages and rewards:

•	the attainment of our annual and long-term financial goals;

•	alignment with our shareholders’ interests;

•	the development of each of our revenue sources: new cars, used cars, finance and insurance, and parts and service;

•	the application of corporate and regional resources to support the growth and profitability of our dealerships; and

•	the retention of our key employees.

In November 2006, the Committee retained Frederic W. Cook & Co. (“Frederic Cook”) to assist the Committee in executing its responsibilities. The Committee asked Frederic Cook to complete several strategic compensation projects. These projects included:

•	the development of a peer group to be used by the Committee to help it assess competitive compensation and compensation practices for senior executives and directors;

•	in January 2007, the Committee adopted a 15-company peer group, the members of which are detailed in the “Elements of Compensation” section below.

•	the development of a written compensation philosophy, which was adopted on July 24, 2007;

•	this philosophy creates general guidelines for the approach the Committee will use in making its decisions related to the compensation of our named executive officers.

On an annual basis, Frederic Cook provides the Committee with a competitive analysis of total executive compensation (including for our named executive officers) using the proxy disclosures of the peer group adopted by the Committee as well as general industry compensation surveys, including:

•	an evaluation of our annual and long-term incentive plans; and

•	an analysis of competitive compensation, which is presented to the Committee at its first quarter meeting when total compensation decisions are made.

The annual analysis described above helps the Committee understand how our incentive plan designs compare to the general practices of similar companies. The Committee has taken this approach in lieu of adopting a formal total compensation policy with pre-established levels of compensation in comparison to its peers, or a specific formula for allocating compensation between each element.

Elements of Compensation

With respect to compensation paid to our named executive officers in 2008, each such officer received compensation composed of the following four elements: (i) base salary; (ii) other benefits; (iii) an annual cash bonus; and (iv) an equity grant under the Company’s 2002 Equity Incentive Plan, which is referred to in this CD&A as our long-term equity incentive plan.

The base salary of each named executive officer was established at the point of his or her hire or promotion, taking into account the executive’s experience, skills, level in the organization and scope of responsibilities. Increases in base salary for the named executive officers (other than for the CEO) are recommended to the Committee by the CEO. For a further discussion of the 2008 salary increases for the named executive officers, please see the discussion under “Base Salaries” below.

Our named executive officers are eligible to participate in benefit plans that are of the same design and cost for other employees in our corporate office. Furthermore, each named executive officer receives an auto allowance. In addition, Charles R. Oglesby, our Chief Executive Officer, is granted additional benefits. For a further discussion of the benefits provided to our named executive officers, see the discussion under “Other Benefits” on page 24, and in the footnotes to the Summary Compensation Table, which begins on page 34. We do not provide a defined benefit or a supplemental retirement plan for our named executive officers or other employees, and our Wealth Accumulation Plan, which is a deferred compensation plan, does not include a company-funded match for the named executive officers.

The 2008 annual cash bonus plan for the named executive officers was based entirely on a pre-established net operating income from continuing operations metric, as the Committee believed that for 2008 this would be the best measure of our performance. For further discussion of the 2008 annual cash bonus plan please see the discussion under “Annual Cash Bonus Plan” below.

The 2008 equity grants to the named executive officers were generally in the form of (i) performance shares based on the payout of performance units that were previously granted, (ii) additional grants of performance shares, which are to be paid out in 2011 for the 2008, 2009 and 2010 performance periods, and (iii) restricted stock. In addition, one of our named executive officers also received an equity grant in the form of stock options. Each of these forms of equity was issued to the named executive officers pursuant to our long-term equity incentive plan.

The performance share grant contained performance goals relating to income from continuing operations and the performance of each of our four revenue sources: (i) new vehicle revenue growth vs. peers; (ii) used vehicle revenue growth vs. peers; (iii) finance and insurance revenue growth; and (iv) parts ands service gross profit. The Committee believes that performance shares provide an incentive for management to build long-term value in our stock for our stockholders. The Committee also believes that grants of restricted stock, which vest

100% three years after the date of issue, promote the retention of our named executive officers and align the interests of our executives and our stockholders. For further discussion of the equity grants issued to the named executive officers under the long-term equity incentive plan in 2008, please see the discussion under “Equity-Based Compensation” below.

The Committee has adopted a peer group as one point of reference to evaluate executive compensation. The peer group adopted by the Committee was comprised of 15 companies (the “Peer Group”); however, due to the acquisition of CSK Auto, Inc. by AutoZone, the Peer Group has been reduced to the following 14 companies:

•	five similarly-sized public automotive retailers: Carmax Inc., Group One Automotive, Inc., Lithia Motors Inc., Penske Automotive Group, Inc. and Sonic Automotive Inc.;

•	four specialty automotive retailers that are of similar size: Advanced Auto Parts Inc., AutoZone Inc., O’Reilly Automotive, Inc. and Pep Boys Manny Moe and Jack; and

•	five specialty retailers that are of similar size: Barnes and Noble, Inc., BJ’s Wholesale Club, Inc. Borders Group, Inc., Dick’s Sporting Goods, Inc. and Office Max, Inc.

The Committee considers the competitive median levels using the proxy statement disclosures of the Peer Group as an important point of reference; a pre-established target for total compensation or for each element of compensation has not be adopted by the Committee. In cases in which proxy statement data from the Peer Group does not provide appropriate matches to the positions held by our named executive officers, the Committee considers the competitive median of general compensation survey data provided by Frederic Cook as a point of reference. When setting targeted compensation levels, the Committee uses its judgment in considering competitive data, an executive’s performance, potential for promotion, and level of experience, and our financial health. By using performance-based equity plans and bonus plans, the Committee expects that when our performance exceeds targeted performance levels, total compensation for our named executive officers may be above competitive median levels.

Management Changes in 2008

On May 7, 2008, Mr. Gordon Smith, our then Senior Vice President and Chief Financial Officer since September 29, 2003, announced his resignation from the Company, effective May 9, 2008. For additional details regarding the terms of Mr. Smith’s resignation, see the “Potential Payments upon Termination” section of this proxy statement on page 41. Craig Monaghan, who was formerly the Chief Financial Officer for Sears Holding Corp. and AutoNation, Inc., replaced Mr. Smith as our Senior Vice President and Chief Financial Officer, effective May 12, 2008. Please see the “Corporate Officers” section of this proxy statement beginning on page 18 for Mr. Monaghan’s biography. The Committee evaluated the Peer Group and general survey data provided by Frederic Cook to establish each element of Mr. Monaghan’s compensation.

Management Changes in 2009

On July 31, 2008, we announced our decision to relocate our headquarters to Duluth, Georgia, from New York City. Each of our named executive officers was offered the opportunity to relocate to Duluth, Georgia. However, Lynne A. Burgess, our Vice President, General Counsel and Secretary, and Brett A. Hutchinson, our then Vice President, Controller and Chief Accounting Officer, declined our offer to relocate, and will each receive the benefits provided in his or her respective severance agreement. In addition, because we requested that they continue their employment with us after their rights to severance were triggered in 2008, and this employment into 2009 would result in a forfeiture of their right to a 2008 bonus payment at target under their severance agreements, we agreed to pay each of them a retention incentive in an amount equal to the bonus amount forfeited. For a more detailed discussion of the severance benefits provided to Ms. Burgess and Mr. Hutchinson, see the discussion under “Potential Payments upon Termination” section of this proxy statement on page 41 below. The retention incentive was designed to provide for an orderly transition of duties and to be paid to each officer, respectively, only if both continued to work with us until at least March 31, 2009.

On October 30, 2008, we announced that Keith Style, our Vice President, Finance would be assuming certain of the responsibilities previously held by Mr. Hutchinson, including having the controller function report to him. We are in the process of a search for a new General Counsel to replace Ms. Burgess.

Base Salaries

We believe that variable pay is an important motivator for our executive officers. Payments under the annual cash bonus plan and the long-term equity incentive plan are dependent upon our performance. Accordingly, the base salary provides a fixed level of income to each executive. In 2008, base salary, annual cash bonus and equity grant decisions for the named executive officers were made during the first quarter Committee meeting, with Mr. Oglesby’s compensation package being so established at the meeting and recommended to the Board at the Board meeting on the next day.

Our compensation philosophy related to base salaries is as follows:

•	to provide base pay related to the individual’s level of responsibility, talent, and experience;

•	to provide financial predictability;

•	to provide salaries that are market competitive; and

•	to promote retention of executives.

The base salary of each named executive officer was established at the point of his or her hire or promotion. In setting base salary, the Committee takes into account the executive’s experience, skills, level in the organization and scope of responsibilities, as well as our financial health.

We began to feel the effects of the declining economy in the fourth quarter of 2007. With the anticipation of a challenging retail environment during 2008, the named executive officers and other senior managers in the corporate office did not receive base salary increases in 2008. Mr. Style, however, did receive a base salary increase during 2008 in connection with his promotion and with the controller function now reporting to him.

The base salaries for the named executive officers as of December 31, 2008, were as follows:

Named Executive Officer	Title	2008 Salary Increase	Base Salary
Charles R. Oglesby	President & CEO		$825,000
Craig T. Monaghan	SVP & CFO		$600,000	(1)
J. Gordon Smith	Former SVP & CFO		$650,000	(2)
Lynne A. Burgess	VP, General Counsel & Secretary		$365,000	(3)
Philip R. Johnson	VP, Human Resources		$350,000
Brett A. Hutchinson	Former VP, Controller & CAO		$275,000	(4)
Keith Style	VP, Finance	$40,000	$275,000	(5)

(1)	Mr. Monaghan became our Senior Vice President and Chief Financial Officer, effective May 12, 2008.

(2)	Mr. Smith resigned as our Senior Vice President and Chief Financial Officer, effective May 9, 2008.

(3)	In connection with her decision not to relocate with us to Duluth, Georgia, Ms. Burgess announced her resignation on September 3, 2008; however, it is anticipated that she will continue to act as our Vice President, General Counsel and Secretary until at least March 31, 2009.

(4)	In connection with his decision not to relocate with us to Duluth, Georgia, Mr. Hutchinson resigned from his position as Vice President, Controller and Chief Accounting Officer as of November 1, 2008. Mr. Hutchinson’s last day of employment with us was March 31, 2009.

(5)	In connection with his promotion and with the controller function now reporting to Mr. Style, effective November 1, 2008, Mr. Style received an increase in his base salary of 17%, effective as of November 24, 2008.

Due to the current economic times and the hardship that is being felt across the automotive retailing industry, effective February 9, 2009, Messrs. Oglesby, Monaghan, Johnson and Style have voluntarily agreed to reduce their current base salaries by 10% for the duration of 2009. To continue to provide incentive for our named executive officers to achieve our financial goals for 2009, the dollar bonus target amount was not reduced by 10%, but remains at the same dollar level as 2008.

Other Benefits

Our philosophy related to the benefits and perquisites offered to the named executive officers is as follows:

•	to be competitive in the markets where we compete for executive talent;

•	to avoid materially different approaches to benefits offered among our executive and non-executive employees;

•	to be cost effective through shared expense with executives; and

•	to provide perquisites only where they are job-related and market-driven.

The benefits offered to our named executive officers include medical, dental, life and disability insurance, as well as participation in our 401(k) plan, which plan included a company match component until the temporary suspension of such match for highly-paid executives in January 2009, an action we took due the challenging economic environment. The participation of our named executive officers in each of these plans is offered under the same terms and at the same cost as other employees who are employed in our corporate office.

In the automotive retailing industry, senior executives typically have the use of one or more demonstrator automobiles from a company’s inventory of new vehicles. Executives use these vehicles for business and personal travel. To provide a similar benefit, we provide our named executive officers with a cash car allowance. Mr. Oglesby receives a car allowance of $2,000 per month, and our other named executive officers receive a car allowance of $800 per month.

In addition, prior to our relocation to Duluth, Georgia, we paid for, among other things, a New York City apartment for Mr. Oglesby’s use, his living expenses in New York and his commuting expenses between New York City and Duluth, Georgia, where he lives and we maintained an additional office. In connection with his employment and his future relocation to Duluth, Georgia, we paid for Mr. Monaghan’s travel and hotel expenses for the period of time he was commuting to the New York City office from Boca Raton, Florida, where he lived at the time of his hire, and from Delaware, where he also had a home. Also in connection to our relocation to Duluth, Georgia, we provided relocation benefits for certain corporate executives at the Vice President level and above. Our relocation packages provided for a $100,000 cash payment as a relocation benefit for certain corporate executives not selling a home in connection with such relocation (including Mr. Style). We determined that this payment was an appropriate relocation benefit for such executives, because they did not receive other standard relocation benefits provided to executives selling a home in connection with such relocation (including payment of real estate commissions), which we determined would, on average, total more than $100,000 per executive. Any amount from this relocation benefit not used by Mr. Style for his relocation to Duluth, Georgia would be an added benefit. We also provided gross-up payments to Messrs. Monaghan and Style for the tax obligations on their respective relocation benefits described above, because we requested that they relocate to Duluth, Georgia for our benefit and we determined that it was appropriate to minimize their out-of-pocket expenses incurred in connection with such relocation. Other executives who received the standard relocation package were also grossed up for their tax liability.

These additional benefits for Messrs. Oglesby, Monaghan and Style are detailed in the “Summary Compensation Table” of this proxy statement.

Annual Cash Bonus Plan

The Committee believes that a significant portion of each executive’s total compensation should be “at risk.” There were no minimum or guaranteed payments in our annual cash bonus program in 2008. The Committee also believes that management is motivated by the opportunity to earn incremental compensation and that such additional compensation will foster effective management, innovative thinking, and the implementation of cost saving measures by our named executive officers, which may enable us to exceed specified targets. As such, our 2008 annual cash bonus program was not limited by a maximum payout.

The annual bonus plan was designed around the following goals in 2008:

•	to optimize annual operating results;

•	to align management with our stockholders;

•	to provide, along with base salary, market competitive cash compensation when our targeted performance objectives are met;

•	to pay incremental incentive when operating results exceed target; and

•	to encourage internal alignment and teamwork.

The annual cash bonus plan is based upon our Net Operating Income from Continuing Operations (“NOI”) for the fiscal year. We use this metric because we believe that NOI is the best overall measure of our annual performance. During the first quarter of 2008, the Committee established three NOI bonus levels: (i) a “threshold” level, below which no bonus would be paid; (ii) a “target” level; and (iii) a “stretch” level. The target NOI bonus level was set at the same NOI level used to establish our internal budget. The Committee used its discretion to set the threshold and stretch NOI bonus levels. The Committee also specified certain extraordinary items that may be excluded from the final bonus calculation (e.g., expenses associated with extraordinary transactions such as equity and debt offerings). If our actual NOI figure for a given year falls between the three NOI bonus levels, the bonus payout is calculated by interpolation. If our actual NOI figure for a given year exceeds the stretch NOI bonus level, the bonus payout is calculated by extrapolation. As described below, the target bonus percentage established for each named executive officer varies depending on the executive’s position in the organization and the executive’s responsibility for functions that directly contribute to the Company’s profitability.

On May 4, 2007, when Mr. Oglesby was promoted to President and CEO, the Committee set his target annual bonus at 100% of his base salary.

For 2008, the Committee established a target annual bonus for Mr. Smith at 60% of his base salary, which was consistent with his target annual bonus for 2007.

As part of his initial employment offer, the Committee established the target annual bonus for Mr. Monaghan at 70% of his base salary. Mr. Monaghan’s total compensation package was negotiated at the time of his hire with reference to the compensation package in effect for Mr. Smith, whose responsibilities were assumed by Mr. Monaghan. To compensate Mr. Monaghan for receiving a base salary lower than the base salary in effect for Mr. Smith at the time of his departure, Mr. Monaghan received a higher target annual bonus than applied for Mr. Smith.

In 2008, the Committee established a target annual bonus equal to 40% of annual base salary for Ms. Burgess and Messrs. Johnson, Hutchinson and Style. The Committee believes that this target bonus percentage is appropriate for these named executive officers in light of their respective positions, skills, and experience, as well as the degree of responsibility assumed by Company executives at the Vice President level for aspects of the organization that impact our financial performance.

The percentage of base salary that would be payable to each named executive officer at each NOI bonus level for the 2008 fiscal year is set forth in the table below. For 2008, (i) the target NOI bonus level was set at $61,400,000; (ii) the threshold NOI bonus level was set at $49,120,000, or 80% of the target level; and (iii) the stretch NOI bonus level was set at $73,380,000, or 120% of the target level. Since the actual NOI achieved by the Company was less than the established threshold NOI amount, there was no payment made to any of our named executive officers under this cash bonus plan for 2008, as reflected in the table below.

Named Executive Officer	Title	Threshold(1,2) $49,120,000	Target(1) $61,400,000	Stretch(1,3) $73,380,000	Actual Bonus $
Charles R. Oglesby	President & CEO	50%	100%	200%	$0

Craig T. Monaghan	SVP & CFO	35%	70%	140%	$0

J. Gordon Smith	Former SVP & CFO	30%	60%	120%	$0

Lynne A. Burgess	VP, General Counsel & Secretary	20%	40%	80%	$0

Philip R. Johnson	VP, Human Resources	20%	40%	80%	$0

Brett A. Hutchinson	Former VP, Controller & CAO	20%	40%	80%	$0

Keith Style	VP, Finance	20%	40%	80%	$0

(1)	The figures in this table represent the NOI bonus levels set for the named executive officers (other than the CEO) by the Committee, upon the recommendation of the CEO. The CEO’s bonus levels were set in accordance with the terms of his employment agreement.

(2)	The bonus payment for threshold performance is one-half of the target payout percentage.

(3)	The bonus payout for stretch performance is two times the target percentage.

Equity-Based Compensation

Our long-term equity plan supports the following several key compensation objectives:

•	to balance the short-term orientation of other compensation elements;

•	to focus executives on the achievement of long-term results;

•	to support the growth and profitability of each revenue source;

•	to allow key executives to accumulate retirement assets; and

•	to retain key management talent.

The Committee did not use a specific formula for allocating equity-based compensation as a part of total compensation. Instead, each individual’s position and responsibility were evaluated, and the Committee determined the appropriate level of long-term compensation for the fiscal year.

Prior to fiscal year 2005, the equity compensation for the named executive officers was composed of annual grants of non-qualified stock options with three-year proportionate vesting and a ten-year term. The vesting schedule was established to balance the retention value of unvested options with the motivation of potential gains from options that have vested. The number of options granted to each executive was based upon the scope of his or her responsibilities.

The Committee suspended the issuance of options to management during fiscal years 2005 through 2007, due to the expense of issuing stock options under certain new accounting rules promulgated by the Financial Accounting Standards Board. In place of stock option grants, the Committee approved a new performance share plan. Under this plan, each executive is awarded a target number of performance shares, a percentage of which could be converted into shares of our stock at the end of a three-year period, subject to our achievement of certain pre-established performance goals set by the Committee. The number of shares awarded is dependent upon our performance during that period and may be zero. Pursuant to the terms of the plan, in order to be eligible to convert performance shares into equity, the executive must be an employee of the Company when the shares are issued after the three-year period, although there have been certain exceptions to this provision, as discussed below and in the “Potential Payments upon Termination” section of this proxy statement. Because the performance share plan requires the recipient of the performance shares to both meet performance goals and remain employed until shares are issued, the Committee believes that the performance share plan is effective in aligning the interests of management and shareholders and in promoting retention.

In establishing the target number of performance shares granted to an executive, the Committee took into account the prevailing market price of our stock at the time of the grant and considered (i) the executive’s level in the Company and (ii) the degree of responsibility for functions that most directly contributed to our profitability.

The percentage of the target number of performance shares that will be converted into equity at the end of the three-year performance period depends upon how our performance during that period compares with the performance objectives the Committee established at the time of the performance share grant. These performance objectives were based upon our total shareholder return model, which targets a 12% to 15% (including dividends) annual shareholder return. The shareholder return model was composed of performance goals for income from continuing operations growth and the performance of each of our four revenue sources: (i) new vehicle revenue growth vs. peers; (ii) used vehicle revenue growth vs. peers; (iii) finance and insurance revenue growth; and (iv) parts ands service gross profit. Our performance will be scored on a point system for each of the three years and for the full three-year period to determine the final share award. The total number of points earned will determine the final number of shares awarded to the executive. If we attain the target performance goal, 100% of the target number of performance shares will be converted into the same number of shares of our common stock. If our performance exceeds (or falls below) the target performance goal, the percentage of the target number of performance shares that will be converted into equity may exceed (or fall below) 100% of the target number of performance shares. For the current outstanding performance share grants, the total potential equity award ranges from 0% to 180% of the target number of performance shares.

Except in the event of a change in control of the Company, upon Mr. Oglesby’s retirement, termination of employment by the Company (for any reason other than death, disability or cause) or resignation for good reason, and pursuant to the terms of the separation agreement negotiated with Mr. Smith, there is no provision for partial or accelerated payout to executives who are not employed when the shares are issued.

We elected to make no equity grants during the calendar year 2005, as the Committee considered the elimination of time-vested options in favor of performance shares during that time. However, recognizing that no option awards were granted in 2005, the Committee approved a performance share grant in January 2006 covering the 2005 to 2007 performance period. A subsequent grant covering the 2006 to 2008 performance period was made in October 2006. Because these grants were not issued within the first 90 days of their respective calendar years, the 2005 grant did not, and the 2006 grant will not, qualify as performance-based compensation under Section 162(m) of the Code (“Section 162(m)”). We made the 2007 and the 2008 performance share grants to employees within the first quarters of 2007 and 2008, respectively, to comply with Section 162(m).

Dividends are an important part of our total shareholder return. We believe that the holders of performance shares and the holders of restricted shares should benefit from dividends. If and when dividends are declared by our Board, such dividends will be accrued and paid in cash on performance shares granted in 2006 and subsequent years, when and if the performance shares vest and are converted to equity. An executive who is not employed on the date that shares of common stock are issued upon the conversion of such performance shares will forfeit the right to receive payment for dividends. Under the terms of outstanding awards of restricted shares, dividends are also payable on unvested restricted shares, if and when such dividends are declared by the Board.

As future grants of restricted shares are made by the Committee, any dividends will be accrued and paid out to executives only when these shares are vested. Due to the challenging retail environment and the resulting decline in our profitability, in October 2008, our Board elected to suspend our dividend program.

As the Committee decided upon the 2008 equity compensation approach for our named executive officers, the Committee considered the following unusual circumstances:

•

with the continuing decline of the economy and the negative impact such decline has had on the automotive retailing environment, it is difficult to set targets and performance goals for each of our four revenue sources due to the unpredictability of the economy; and

•

since each grant of performance shares is based on three years of our performance, previous grants of performance shares have greatly diminished in value as the economy started to decline in the last quarter of 2007, continued to decline in 2008 and is not forecasted to rebound in 2009.

To ensure that the equity plan addressed both the performance and retention objectives of our equity plans, the Committee decided that the equity compensation portion of each named executive officers’ compensation package should include a blend of restricted stock that vests over time and performance shares. The Committee concluded that non-performance based restricted stock complements and balances the performance shares, and enhances retention. As a result of that conclusion, each named executive officer’s equity award featured a 50/50% mix of performance shares and time-vesting restricted stock, with the exception of Mr. Monaghan’s equity award, which featured a mix of performance shares and restricted stock that was negotiated in connection with his initial employment offer.

On February 6, 2008, the Committee approved equity awards for Mr. Smith, Ms. Burgess, and Mr. Johnson with respect to the same number of shares subject to the equity awards granted to each of them, respectively, in 2007. In 2008, however, each of his or her respective equity awards featured a 50/50% mix of performance shares and restricted shares. The Committee awarded Mr. Oglesby, Mr. Hutchinson and Mr. Style a larger total number of performance shares and restricted stock than the total number of equity shares they received in 2007 in order to make that portion of their equity compensation package more market competitive. On May 12, 2008, the Committee granted 20,000 performance shares and 30,000 shares of restricted stock to Mr. Monaghan as part of his initial employment offer. These restricted stock awards granted to our named executive officers feature three-year cliff vesting and include the right to receive quarterly dividend payments prior to vesting, if and when dividends are declared by our Board. The performance share grants are subject to performance metrics that are similar to the performance metrics applicable to the grants made from 2005 to 2007.

In addition, in light of the considerations described above, the Committee chose to resume the issuance of stock options to management and approved grants of stock options to certain executives, including Mr. Style. On November 21, 2008, the Committee approved a stock option grant for Mr. Style in recognition of his promotion and assumption of additional responsibilities as our Vice President, Finance. This option grant covers 50,000 shares and will vest proportionally over three years with a ten-year term.

The target number of performance shares, shares of restricted stock and stock options granted to each executive for the 2008 fiscal year is detailed below:

Named Executive Officer	Title	Target Number of Performance Shares Granted	Restricted Stock Granted	Shares Subject to Stock Options Granted
Charles R. Oglesby	President & CEO	50,000	50,000
Craig T. Monaghan	SVP & CFO	20,000	30,000
J. Gordon Smith	Former SVP & CFO	15,000	15,000
Lynne A. Burgess	VP, General Counsel & Secretary	7,500	7,500
Philip R. Johnson	VP, Human Resources	5,000	5,000
Brett A. Hutchinson	Former VP, Controller & CAO	5,000	5,000
Keith Style	VP, Finance	2,500	2,500	50,000

On March 18, 2009, the Committee authorized the payment of shares related to the performance share grants issued in October 2006, for the 2006 to 2008 performance period to each of the named executive officers, except Mr. Oglesby, whose grant was ratified by the Board on March 25, 2009. These performance share grants were exchanged for shares of our common stock pursuant to the terms of the 2002 Equity Incentive Plan and the 2006 performance share grant document. For the purposes of the point system under the 2006 performance share program, a total of 6.5 points (out of a maximum of 18 points available) were earned based on the Company’s degree of achievement of the following five performance elements during the three-year performance period: (i) EPS Growth (year-over-year percentage growth in earnings per share from continuing operations), (ii) New Vehicle Retail Revenue Same Store (percentage increase in same store new vehicle retail revenue compared to other public consolidators), (iii) Used Vehicle Retail Revenue Same Store (percentage increase in same store used vehicle retail revenue compared to other public consolidators), (iv) Dealership Same Store Finance and Insurance (“F&I”) PVR (percentage growth in same store platform F&I PVR), and (v) Fixed Operations Gross Profit Same Store (percentage growth in same store fixed operations gross profit). The 6.5 points earned corresponded to a payout level of 40%, which entitled the named executive officers to receive 40% of the targeted number of shares awarded under his or her performance share grant document.

The maximum number of points available and the actual number of points earned for each performance element for the 2006 to 2008 performance period is detailed in the table below. As of the date of this proxy statement, Sonic Automotive Group, Inc. (“Sonic”) had not released its earnings for 2008 and had filed an extension for the filing of its annual report on Form 10-K with the SEC. It was possible that the Sonic results might qualify the 2006 grant for a payment at the 60% level. The Committee decided that due to the uncertainty on the timing of the Sonic earnings release and that under any circumstance the minimum payout would be 40%, to authorize the payment at the 40% level. The Committee also agreed that if the Sonic results justified a 60% payment, an additional payment would be made at that time.

	EPS Growth	New Vehicle Retail Revenue Same Store	Used Vehicle Retail Revenue Same Store	Platform Same Store F&I PVR	Fixed Operations Gross Profit Same Store	Total
Maximum Points Available	4.5	3	3	3	4.5	18
Points Achieved	-2.0	1	2	3	2.5	6.5

The number of shares issued to each named executive officer resulting from their grant of performance shares for the 2006 to 2008 performance period is detailed in the table below.

Named Executive Officer	Title	Target number of Performance Shares Granted	Asbury Shares Earned	Net Asbury Shares Issued(1)	Accrued Dividends($)
Charles R. Oglesby	President & CEO	40,000	16,000	10,808	27,600
J. Gordon Smith(2)	Former SVP & CFO	20,000	8,000	4,800	13,800
Lynne A. Burgess	VP, General Counsel & Secretary	5,000	2,000	1,324	3,450
Philip R. Johnson	VP Human Resources	5,000	2,000	2,000	3,450
Brett A. Hutchinson	Former VP, Controller & CAO	3,000	1,200	672	2,070
Keith Style	VP, Finance	2,000	800	491	1,380

(1)	To facilitate the appropriate withholding for the purposes of paying income taxes, certain of the named executive officers elected to reduce the number of shares issued to him or her, in the amount necessary to satisfy his or her tax withholding requirements.

(2)	Pursuant to the terms of a separation agreement, dated April 29, 2008 and executed on May 7, 2008, between the Company and Mr. Smith, Mr. Smith is entitled to the continued vesting of any performance shares granted to him during fiscal years 2006 and 2007, if he had remained actively employed with the Company through the payment date of the shares. For a further discussion of the terms of this separation agreement with Mr. Smith, see “Potential Payments upon Termination,” beginning on page 41.

Employment, Severance and Change in Control Agreements

General Provisions of Employment and Severance Agreements

Each of our named executive officers has either an employment agreement or a severance agreement. These agreements provide for certain benefits in the event of involuntary termination without cause and additional benefits in the event of a change in control. In addition, each executive agrees to certain confidentiality, non-compete, and non-solicitation provisions contained in his or her agreement.

At their point of hire, Ms. Burgess and Mr. Johnson executed severance agreements which provided for one year of base salary, a prorated bonus and benefits continuation. We considered the terms of these agreements as typical for executives in the positions of Ms. Burgess and Mr. Johnson. Furthermore, the terms of these agreements were negotiated to provide a sense of security for, and to help retain, Ms. Burgess and Mr. Johnson, who, at the time of their hire, were joining a very young company from larger, more established organizations where severance agreements were typical. Each of these respective agreements was modified on April 23, 2003, to include change of control provisions providing for three years of base salary, benefits continuation, and a prorated bonus upon certain eligible terminations of employment within two years following a change of control of the Company. These modifications were negotiated at the beginning of a period during which we were considering certain strategic options.

Upon the commencement of employment of Mr. Smith and Mr. Monaghan on September 29, 2003, and May 12, 2008, respectively, they each entered into severance agreements which would provide severance benefits identical to those provided under the agreements of Ms. Burgess and Mr. Johnson because they were similarly situated senior executive officers.

Mr. Hutchinson executed a severance agreement with us which provided him with six months of base salary upon termination of employment. On August 1, 2005, in connection with certain strategic alternatives that were being considered by us, Mr. Hutchinson’s severance agreement was modified to provide for one year of base salary, benefits continuation and a prorated bonus upon certain eligible terminations of employment with the Company.

Mr. Style executed a severance agreement with us which provided him with six months of base salary, benefits continuation and a prorated bonus upon certain eligible terminations of employment with the Company. His agreement also includes change of control provisions providing for one year of base salary, benefits continuation, and a prorated bonus upon certain eligible terminations of employment within two years following a change of control of the Company.

When Mr. Oglesby joined the Company in February 2002, his employment agreement provided that he would receive severance pay equal to one year of his base salary should he be terminated as an employee, except if he were terminated for cause. When Mr. Oglesby became President and Chief Executive Officer of our South Region in August 2004, he entered into a new employment agreement which provided for severance benefits, including severance pay equal to 200% of his base salary plus 200% of his target bonus upon certain eligible terminations of employment (or, in the event of such a termination within two years following a change of control or in the event of his resignation for any reason within 90 days following a change of control, 300% of his base salary plus 300% of his target bonus). These severance benefits were originally negotiated as a result of our desire to retain Mr. Oglesby at a time when he had received a competitive employment offer. As a result, the terms and provisions of Mr. Oglesby’s employment agreement, including the terms of his severance arrangement, were necessary to retain his services. These benefits were extended to the employment agreement that he executed in September 2006, when he accepted the position of Chief Operating Officer of the Company.

When Mr. Oglesby was promoted to President and CEO on May 4, 2007, he entered into a new employment agreement which provided for the severance benefits detailed in the “Potential Payments upon Termination” section of this proxy statement beginning on page 41, including severance pay equal to 200% of his base salary,

200% of his target bonus and a prorated bonus upon certain eligible terminations of employment, including in the event of such a termination within two years following a change of control or in the event of his resignation for any reason during the thirteenth month following a change of control. Mr. Oglesby’s new employment agreement provided for these severance benefits, because he was entitled to certain similar benefits under his previous regional employment agreement. However, in exchange for extending such benefits to his new employment agreement, the amount payable upon an eligible termination after a change in control was reduced from 300% to 200% of his base salary and target bonus, plus a prorated bonus, and his right to receive severance upon his resignation for any reason after a change in control was revised to apply during the thirteenth month following such change in control (rather than during the 90 days following such change in control, as applied under his previous regional employment agreement).

On May 7, 2008, Mr. Oglesby’s employment agreement was amended to provide that upon the termination of Mr. Oglesby’s employment with the Company, all unvested stock options and shares of restricted stock will automatically become vested and exercisable, and remain exercisable for two years following such termination date, and any performance shares will be treated in the same manner as if Mr. Oglesby’s employment were terminated by the Company (other than for cause) upon a change in control. In addition, any deferred compensation will automatically vest. The Committee recommended, and the Board agreed, to this amendment to Mr. Oglesby’s contract because it would allow him to retire at the end of his contract and still receive the benefit of these equity grants and deferred compensation. The Board felt that Mr. Oglesby should also have the benefit of these equity grants and deferred compensation should his employment be terminated prior to the end of his contract (other than for cause).

On March 25, 2009, the Board approved a further amendment to Mr. Oglesby’s employment agreement to eliminate Mr. Oglesby’s right to resign for any reason during the thirteenth month following a change of control and his entitlement to severance payments and benefits in the event of such a termination. The definition of “Good Reason” was revised to update references to the location of the Company’s headquarters to its current location in Duluth, Georgia and to provide that a material diminution in duties will be deemed to occur if, as a result of a change of control, Mr. Oglesby ceases to be the CEO of a public company. The employment agreement was also revised to provide for severance or retirement benefits, as applicable, upon certain eligible terminations of employment (including in the event of such a termination within two years following a change of control or in the event of his eligible retirement), including (i) continuation of his base salary for 12 months at twice the rate then in effect, (ii) 200% of such base salary, payable over the next 12 months following the first anniversary of such termination, and (iii) an amount equal to a prorated portion of his base salary, provided that the aggregate amount of such severance benefits may not exceed two and one-half times the sum of his base salary and target bonus then in effect.

The Committee believes that these agreements serve to retain these executives by providing security for unplanned termination of employment, with the exception of a termination for cause. Furthermore, from time to time, we examine various strategic alternatives, and the provisions of these severance agreements are important to retain these key people whose continued employment might be at risk in certain changes of control. In addition, the employment and severance agreements of our named executive officers do not contain a provision that would deny severance benefits in the event of a termination for performance-related issues, unless such officer should be terminated for cause. We as a company, and the Committee, feel that it may be difficult to attract and retain talented executives with such a provision in our severance arrangements, especially since the determination of the quality of an executive’s performance may be highly subjective depending on the person making the assessment of such performance.

The severance arrangements for Messrs. Oglesby, Monaghan, Smith, Johnson, Style and Hutchinson and Ms. Burgess were not considered when establishing the elements of compensation discussed above.

Additional Severance Arrangements

As discussed above, we have had during 2008, or will have during 2009, several management changes. Due to these management changes, we felt it necessary to negotiate additional separation arrangements with the departing officers for the reasons described below.

In connection with Mr. Smith’s departure, we negotiated a separation agreement with Mr. Smith in addition to his severance agreement described above. The terms of this separation agreement included, among other things, (i) the extension of his ability to exercise his vested stock options until the second anniversary of the 90th day following his termination date, which would otherwise expire on the 90th day following such termination date, (ii) the accelerated vesting of his shares of unvested restricted stock, which would otherwise be cancelled as of his termination date, and (iii) the continued vesting of any unvested performance shares granted to him during fiscal years 2006 and 2007, which would otherwise be forfeited as of his termination date. Although it is not our typical practice to extend additional separation benefits beyond what is found in an executive’s employment or severance agreement, we granted these additional benefits to Mr. Smith in consideration for his cooperation with us on certain matters concerning the transition of his areas of responsibilities after his departure, and as an incentive to remain with us until the filing of our quarterly report to the SEC on Form 10-Q.

In addition, the relocation of our corporate headquarters from New York City to Duluth, Georgia in 2008 triggered severance payments and benefits, including payment of the target bonus for the year in which employment is terminated, under the severance agreements of Ms. Burgess and Mr. Hutchinson, due to their respective decisions not to relocate with the Company. Because this continued employment beyond the termination date in their severance agreements would result in a forfeiture of the 2008 target bonus otherwise payable, at a meeting of the Committee on October 20, 2008, the Committee authorized us to enter into letter agreements with Ms. Burgess and Mr. Hutchinson pursuant to which their respective 2008 target bonuses would be paid to them in the form of stay bonuses, as incentive for them to continue their respective employment with the Company until March 31, 2009, or until they are otherwise released from employment by us at an earlier date.

For a more detailed summary of the severance benefits payable to the named executive officers upon termination of employment (including in connection with a change of control), including the separation agreement of Mr. Smith, and the respective letter agreements of Ms. Burgess and Mr. Hutchinson, described above, please see the section of this proxy statement entitled, “Potential Payments upon Termination” beginning on page 41.

Section 162(m)

Section 162(m) generally imposes a $1,000,000 per taxable year ceiling on tax-deductible remuneration paid (not including amounts deferred) to the CEO and any one of the other four most highly compensated executive officers of a publicly held corporation (with the exception of the CFO), unless the remuneration is treated as performance-based or is otherwise exempt from the provisions of Section 162(m). While we intend to maximize the tax-efficiency of our compensation programs generally, we retain flexibility in the manner in which we award compensation to act in the best interests of the Company and its stockholders, including awarding compensation that may not be deductible by reason of Section 162(m).

Conclusion

The Committee believes that its compensation policies which are detailed in this CD&A are effective tools to retain and motivate our named executive officers and to reward them based on their performance.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K of the Exchange Act and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Members of the Compensation Committee

Janet M. Clarke (Chair)

Dennis E. Clements

Juanita T. James

EXECUTIVE COMPENSATION

The following table shows compensation for fiscal years 2006, 2007 and 2008 for the CEO, the former CFO, the CFO and the four most highly compensated executive officers of the Company, including our former Vice President, Controller and Chief Accounting Officer, other than the CEO and the CFO (collectively, the “named executive officers”), who were employed by the Company at the end of 2008. For a more detailed discussion about the compensation arrangements for these executive officers, see “Compensation Discussion and Analysis” on page 20 of this proxy statement.

SUMMARY COMPENSATION TABLE

Name and Position	Year	Salary (1)			Bonus (2)		Stock Awards (3)		Option Awards (4)		Non-Equity Incentive Plan Compensation (5)			All Other Compensation			Total
Charles R. Oglesby President and Chief Executive Officer	2008 2007 2006	$ $ $	825,000 781,731 650,000		$ $ $	0 0 150,000	$ $ $	854,796 897,750 302,233	$ $ $	0 96,889 223,625	$ $ $	0 651,750 604,961		$ $ $	237,310 153,911 16,640	(6) (7) (8)	$ $ $	1,917,106 2,582,031 1,947,459

J. Gordon Smith Former Senior Vice President and Chief Financial Officer	2008 2007 2006	$ $ $	237,500 619,231 548,462	(9)	$ $ $	0 0 192,500	$ $ $	244,061 575,748 244,783	$ $ $	0 26,264 324,480	$ $ $	137,300 308,100 531,300	(10)	$ $ $	803,925 20,620 14,020	(11) (12) (13)	$ $ $	1,422,786 1,549,963 1,855,545

Craig Monaghan Senior Vice President and Chief Financial Officer	2008		$380,769	(14)		$0		$168,000		$0		$0			$94,923	(15)		$643,692

Lynne A. Burgess Vice President, General Counsel and Secretary	2008 2007 2006	$ $ $	365,000 355,769 333,462		$ $ $	0 0 67,000	$ $ $	70,358 192,412 61,196	$ $ $	0 7,879 33,957	$ $ $	115,340 184,920		$ $ $	19,283 14,120 14,020	(16) (17) (13)	$ $ $	454,641 685,520 694,555

Philip R. Johnson Vice President-Human Resources	2008 2007 2006	$ $ $	350,000 345,385 333,462		$ $ $	0 0 41,875	$ $ $	69,325 158,206 61,196	$ $ $	0 7,879 35,177	$ $ $	110,600 184,920		$ $ $	17,595 14,120 14,020	(18) (17) (13)	$ $ $	436,920 636,190 670,650

Brett A. Hutchinson Former Vice President, Controller and Chief Accounting Officer	2008 2007 2006	$ $ $	275,000 270,192 240,000		$ $ $	0 0 24,375	$ $ $	68,223 97,453 25,627	$ $ $	0 2,626 11,726	$ $ $	0 86,900 103,500		$ $ $	18,908 15,745 14,020	(19) (20) (13)	$ $ $	362,131 472,916 419,248

Keith Style Vice President, Finance	2008 2007 2006	$ $ $	236,923 213,846 188,269		$ $ $	0 0 18,750	$ $ $	27,099 36,049 6,490	$ $ $	90,990 525 24,478	$ $ $	0 69,250 82,800		$ $ $	166,034 14,120 8,470	(21) (17) (22)	$ $ $	430,056 333,790 329,257

(1)	Base salary is the guaranteed element of a named executive officer’s total compensation. Individuals whose job responsibilities have a greater potential to affect company performance have a smaller proportion of their total compensation tied to salary and a greater proportion tied to the incentive-based annual cash bonus.

(2)	The figures in this column for fiscal year 2006 represent the portion of our annual cash bonus plan that was awarded on the basis of the named executive officer’s individual contribution to our annual financial objectives for that year. For every named executive officer, 25% of the target annual cash bonus was determined by the individual contribution component of the plan. See footnote (5) below for more detail about the bonus to Mr. Oglesby in 2006 referenced in this column.

In 2007, the Committee eliminated the individual contribution component of the annual cash bonus plan. As such, any awards of cash in 2007 reflected in the “Non-Equity Incentive Plan Compensation” column of this table was based solely on our net income before taxes during that fiscal year, and any awards of cash for 2008 would have been based on our net operating income from continuing operations. For an additional discussion of the annual cash bonus plan, please see the section of this proxy statement entitled “Compensation Discussion and Analysis—Annual Cash Bonus Plan”.

(3)

The figures in this column represent the dollar amount of compensation costs recognized for financial statement reporting purposes in accordance with FAS 123R for the fiscal years ended December 31, 2008, 2007 and 2006, in connection with the awards of performance shares as described in the section of this proxy statement entitled “Compensation Discussion and Analysis – Equity Based Compensation and in footnote (2) of the “Grants of Plan-Based Awards Table” below, as well as shares of restricted stock granted during fiscal years 2007 and 2008 to our 2002 Equity Incentive Plan. For a more detailed discussion of the assumptions used to determine the valuation of the stock awards set forth in this column, please see a discussion of such valuation in the Note 23 of the Consolidated Financial Statements in our 2008 Annual Report on Form 10-K, filed with the SEC on March 16, 2009, which is incorporated into this proxy statement by reference.

(4)	The figures in this column represent the dollar amount of compensation costs recognized for financial statement reporting purposes in accordance with FAS 123R for the fiscal year ended December 31, 2008, for stock options granted pursuant to our 2002 Equity Incentive Plan and 1999 Option Plan. For a more detailed discussion of the assumptions used to determine the valuation of the option awards set forth in this column, please see a discussion of such valuation in the Note 23 of the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K, filed with the SEC on March 16, 2009, which is incorporated into this proxy statement by reference.

(5)	The figures in this column for 2007 represent the amount payable under the annual cash bonus plan that is awarded on the basis of our performance, as measured by net income before taxes, and for 2008 on the basis of our performance as measured by net operating income from continuing operations. The figures in this column for 2007 and 2008 represent the entire cash bonus paid to the named executive officers in those fiscal years. There were no cash bonuses paid out under the Annual Cash Bonus Plan for fiscal year 2008. For a more detailed discussion of the annual cash bonus plan, please see the section of this proxy statement entitled, “Compensation Discussion and Analysis—Annual Cash Bonus Plan.”

The figures in this column for 2006 represent the portion of the Company’s annual cash bonus plan that is awarded on the basis of the Company’s performance, as measured by net income before taxes for each of the named executive officers, except Mr. Oglesby. This element of the annual cash bonus plan determined 75% of the target annual cash bonus of the other named executive officers. For a more detailed discussion of the individual contribution component of the annual cash bonus, please see “Compensation Discussion and Analysis—Annual Cash Bonus Plan” on page 22 of the proxy statement filed with the SEC on March 30, 2007.

Mr. Oglesby received a cash bonus of $604,961 for 2006, which represented 0.5% of the net operating income for the South Region, plus a target bonus of 35% of his base salary based upon achievement of regional budgeted net operating income, pursuant to the South Region’s bonus plan. In addition, because of Mr. Oglesby’s increased responsibilities during 2006, the Company awarded him a discretionary cash bonus of $150,000. Effective January 1, 2007, Mr. Oglesby joined the corporate office bonus plan, and as of May 4, 2007, the date on which he became President and CEO, terms of his employment agreement dictate his bonus.

(6)	Represents (i) a reimbursement for legal fees in the amount of $6,886 incurred in the negotiation of Mr. Oglesby’s employment agreement, (ii) a tax gross-up of income of $5,079 related to the reimbursement for the legal fees described in (i) above, (iii) dividends amounting to $44,250 on unvested shares of restricted stock, (iv) a company 401(k) plan match of $4,600, (v) an automobile allowance of $24,000, (vi) $110,650 paid for the use of an apartment leased by us, (vii) housing and living expenses, including a gym membership, of $7,162, (viii) commuting expenses of $22,255, and (iv) $12,428 shipping goods from the apartment New York to his home in Duluth, Georgia.

(7)	Represents (i) a reimbursement for legal fees in the amount of $21,625 incurred in the negotiation of Mr. Oglesby’s employment agreement, (ii) a tax gross-up of income of $15,951 related to the reimbursement for the legal fees described in (i) above, (iii) dividends amounting to $13,000 on unvested shares of restricted stock, (iv) a company 401(k) plan match of $4,500, (v) an automobile allowance of $23,888, (vi) $45,639 paid for the use of an apartment leased by us, (vii) housing and living expenses, including a gym membership, of $4,401, and (viii) commuting expenses of $24,907.

(8)	Represents (i) a company 401(k) plan match of $4,400, and (ii) the imputed income associated with the use of two demonstrator vehicles valued at $12,240.

(9)	Represents the base salary compensation for Mr. Smith from January 1, 2008, until his resignation on May 9, 2008.

(10)	Represents a prorated 2008 bonus for the months employed by us in 2008.

(11)	Represents (i) a company 401(k) plan match of $4,600, (ii) a payment of $790,000 in connection with separation benefits paid upon his departure on May 9, 2008, (iii) dividends amounting to $5,625 on unvested shares of restricted stock, and (iv) an automobile allowance of $3,700.

(12)	Represents (i) a Company 401(k) plan match of $4,500, (ii) dividends amounting to $6,500 for unvested shares of restricted stock, and (iii) an automobile allowance of $9,620.

(13)	Represents (i) a Company 401(k) plan match of $4,400, and (ii) an automobile allowance of $9,620.

(14)	Represents base salary compensation for Mr. Monaghan from his start date of May 12, 2008, to December 31, 2008.

(15)	Represents (i) $12,118 costs associated with relocation to Duluth, (ii) $29,489 for costs for meals and commuting to corporate office in New York from his homes in Florida and Delaware, (iii) $6,014 for storage of household goods, (iv) a tax gross-up of income of $34,275 related to the relocation, (v) dividends amounting to $6,750 on unvested shares of restricted stock, and (vi) an automobile allowance of $6,277.

(16)	Represents (i) a company 401(k) plan match of $4,600, (ii) dividends amounting to $5,063, and (iii) an automobile allowance of $9,620.

(17)	Represents (i) a company 401(k) plan match of $4,500, and (ii) an automobile allowance of $9,620.

(18)	Represents (i) a company 401(k) plan match of $4,600, (ii) dividends amounting to $3,375, and (iii) an automobile allowance of $9,620.

(19)	Represents (i) a company 401(k) plan match of $4,600, (ii) dividends amounting to $4,688, and (iii) an automobile allowance of $9,620.

(20)	Represents (i) a company 401(k) plan match of $4,500, (ii) dividends amounting to $1,625, and (iii) an automobile allowance of $9,620.

(21)	Represents (i) $16,433 of costs associated with his relocation to Duluth, (ii) a relocation cash benefit of $83,567, (iii) a tax gross-up of income of $50,126 related to the relocation, (iv) dividends amounting to $1,688 on unvested shares of restricted stock, (v) a company 401(k) plan match of $4,600, and (vi) an automobile allowance of $9,620.

(22)	Represents (i) a company 401(k) plan match of $4,400, and (ii) an automobile allowance of $4,070.

GRANTS OF PLAN-BASED AWARDS TABLE

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	All Other Option Awards: Number of Securities Underlying Options(4)	Exercise or Base Price of Option Awards	Grant Date fair value of Stock and Option Awards
		Threshold	Target	Maximum	Threshold	Target	Maximum
Charles R. Oglesby	1/30/2008	$412,500	$825,000	None
	1/31/2008				20,000	50,000	90,000
	1/31/2008							50,000			711,000

J. Gordon Smith	1/30/2008	$195,000	$390,000	None
	2/6/2008				6,000	15,000	27,000
	2/6/2008							15,000			207,150

Craig Monaghan	1/30/2008	$210,000	$420,000	None
	5/12/2008				8,000	20,000	36,000
	5/12/2008							30,000			504,000

Lynne A. Burgess	1/30/2008	$73,000	$146,000	None
	2/6/2008				3,000	7,500	13,500
	2/6/2008							7,500			103,575

Philip R. Johnson	1/30/2008	$70,000	$140,000	None
	2/6/2008				2,000	5,000	9,000
	2/6/2008							5,000			69,050

Brett Hutchinson	1/30/2008	$55,000	$110,000	None
	2/6/2008				2,000	5,000	9,000
	2/6/2008							5,000			69,050

Keith Style	1/30/2008	$55,000	$110,000	None
	2/6/2008				1,000	2,500	4,500
	2/6/2008							2,500			34,525
	11/21/2008								50,000	$3.65	90,900

(1)	This column represents targeted payouts under our annual cash bonus plan for each named executive officer. For 2008, any cash bonus that would have been received would have been based on our net operating income from continuing operations (“NOI”). While the Compensation Committee establishes both threshold and target bonus levels, it does not set a maximum payout because there is no limit on our annual NOI. The numbers in these columns for Mr. Monaghan reflect the threshold and target bonus levels for his annual cash bonus. However, since Mr. Monaghan commenced employment with us on May 12, 2008, his cash bonus for 2008 would have been prorated to reflect the number of months worked in fiscal year 2008. For a more detailed discussion of this plan and the actual awards paid under this plan, please see the section of the proxy statement entitled, “Compensation Discussion and Analysis—Annual Cash Bonus Plan.”

(2)	The Compensation Committee approved a grant of performance shares to certain key employees, including our named executive officers listed in the table above, as part of compensation for the fiscal year ended December 31, 2008. The performance shares were granted pursuant to our 2002 Equity Incentive Plan, as amended. Each grant of performance shares is evidenced by an agreement between us and the award recipient. For a more detailed description of the Company’s performance share program, see the section of this proxy statement entitled, “Compensation Discussion and Analysis—Equity-Based Compensation.”

Each grant of performance shares provides an opportunity for the award recipient to receive a number of shares of the Company’s common stock based on our performance during a three-year period (the “Performance Cycle”) as measured against objective performance goals related to our income from continuing operations growth and the performance of each of our four revenue sources: (i) new vehicle revenue growth as compared to peer companies, (ii) used vehicle revenue growth as compared to peer companies, (iii) finance and insurance revenue growth and (iv) parts and service gross profit. A targeted number of shares to be granted to the award recipient assuming the performance goals are met at the target level is established for each grant of performance shares. The actual number of shares earned by an award recipient may range from 0 to 180% of the target number of shares, depending upon achievement of the performance goals during the Performance Cycle. Dividends on the awards of performance shares will be accrued and paid in cash when and if shares are issued at the end of the Performance Cycle. The dividend will accrue at each then-current rate and will not be preferential.

(3)	The Compensation Committee approved a grant of restricted stock to certain key employees, including our named executive officers listed in the table above, as part of the compensation for the fiscal year ended December 31, 2008. The shares of restricted stock were granted pursuant to our 2002 Equity Incentive Plan. Each grant of restricted stock is evidenced by an agreement between us and the award recipient. These grants of shares of restricted stock feature three-year cliff vesting beginning on the first anniversary of the date of the grants and include the right to receive quarterly dividend payments.

(4)	The Compensation Committee approved a grant of stock options on November 21, 2008 to certain key employees, including Mr. Style, as part of the compensation for the fiscal year ended December 31, 2008. The award of stock options was granted pursuant to our 2002 Equity Incentive Plan, as amended. These stock options feature three-year proportionate vesting beginning on the first anniversary of the date of the grants.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	Option Awards(1)				Stock Awards(2)
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That have Not Vested ($)(4)
Charles R. Oglesby	50,000	0	$13.79	11/8/2014	63,334	$289,436	120,000	$548,400
	50,000	0	$14.33	6/7/2014
	50,000	0	$10.40	5/12/2013
	60,606	0	$16.50	3/13/2012

J. Gordon Smith	35,800	0	$14.33	6/7/2014	0	$0	40,000	$182,800
	100,000	0	$16.76	11/10/2013

Craig Monaghan	None	None	—	—	30,000	$137,100	20,000	$91,400

Lynne A. Burgess	15,000	0	$14.33	6/7/2014	7,500	$34,275	27,500	$125,675
	5,000	0	$10.40	5/12/2013

Philip R. Johnson	15,000	0	$14.33	6/7/2014	5,000	$22,850	20,000	$91,400
	7,500	0	$10.40	5/12/2013
	12,121	0	$16.50	3/13/2012
	15,517	0	$12.89	6/5/2010

Brett Hutchinson	5,000	0	$14.33	6/7/2014	6,667	$30,468	13,000	$59,410
	2,500	0	$10.40	5/12/2013
	4,545	0	$16.50	3/13/2012
	3,879	0	$12.89	7/11/2011
	3,879	0	$12.89	4/26/2009

Keith Style	0	50,000	$3.65	11/21/2018	2,500	$11,425	7,500	$34,275
	334	0	$14.33	6/7/2014
	667	0	$16.76	11/10/2013

(1)	All information in the “Option Awards” portion of the table relates to nonqualified stock options. Options become exercisable in three equal installments beginning on the first anniversary of the grant date. All of the options on this table are fully vested except for Mr. Style’s grant of stock options on November 21, 2008, which expire on November 21, 2018.

(2)	All information in the “Stock Awards” portion of the table relates to awards of performance shares assuming a payout at the target level of performance, and awards of shares of restricted stock.

(3)	Assumes a stock price of $4.57, the closing price of our common stock on December 31, 2008, the last trading day of fiscal year 2008.

(4)	Represents the aggregate payout value of performance shares underlying each award of performance shares that have not yet vested, calculated by multiplying (x) the target number of performance shares by (y) $4.57, the closing price of our common stock on December 31, 2008.

OPTION EXERCISES AND STOCK VESTED

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Charles R. Oglesby			6,666	(1)	$111,389	(1)
J. Gordon Smith			25,500	(2)	$429,234	(2)
Craig Monaghan
Lynne A. Burgess
Philip R. Johnson
Brett Hutchinson			833	(3)	$13,919	(3)
Keith Style

(1)	These figures represent one-third of a grant of 20,000 shares of restricted stock issued to Mr. Oglesby on May 4, 2007, and the dollar value realized upon the vesting of such shares. We issued 2,164 fewer shares of our common stock to Mr. Oglesby to pay for the taxes on the issuance of these shares of restricted stock. As a result, on May 4, 2008, Mr. Oglesby received a total of 4,502 shares of our common stock.

(2)	These figures represent a grant of 10,000 shares of restricted stock issued to Mr. Smith on May 4, 2007, as well as a grant of 15,000 shares of restricted stock issued on February 6, 2008, and the dollar value realized upon the vesting of such shares. One-third of the grant for 10,000 shares of restricted stock vested on May 4, 2008. We issued 1,127 fewer shares of our common stock to Mr. Smith to pay for the taxes on the issuance of these shares of restricted stock. As a result, on May 4, 2008, Mr. Smith received a total of 2,206 shares of our common stock.

Pursuant to the terms of his separation arrangements outlined in that certain letter agreement dated April 29, 2008, we permitted the acceleration of his unvested shares of restricted stock, which would have otherwise been cancelled after the date of Mr. Smith’s departure on May 9, 2008. Upon the acceleration of these shares to a vesting date of May 14, 2008, we issued 7,324 fewer shares of our common stock to Mr. Smith to pay for the taxes on the issuance of these shares of restricted stock. As a result, Mr. Smith received a total of 14,343 shares of our common stock. For an additional discussion of Mr. Smith’s separation arrangements, see footnote (1) to the table entitled “Severance Arrangements (No Change of Control)” on page 43 of this proxy statement.

(3)	These figures represent one-third of a grant of 2,500 shares of restricted stock issued to Mr. Hutchinson on May 4, 2007, and the dollar value realized upon the vesting of such shares. We issued 315 fewer shares of our common stock to Mr. Hutchinson to pay for the taxes on the issuance of these shares of restricted stock. As a result, on May 4, 2008, Mr. Hutchinson received a total of 518 shares of our common stock.

NONQUALIFIED DEFERRED COMPENSATION(1)

Name	Executive Contributions in Last FY ($)		Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Charles R. Oglesby				0		$179,702
J. Gordon Smith
Craig Monaghan
Lynne A. Burgess
Philip R. Johnson	$97,650	(2)		0		$288,263
Brett Hutchinson
Keith Style				0		$13,115

(1)	Our Wealth Accumulation Plan allows qualifying individuals to defer base salary and bonus payments to either in-service or retirement distributions. Our named executive officers may defer up to 100% of their base salary and/or bonus payments under this Plan. The deferred assets are held in a rabbi trust and are invested on behalf of the Company’s participants in market investments managed by The Newport Group. In the event of termination of employment, all balances are paid out according to the terms of the Plan. We do not match deferrals by the named executive officers and we do not guarantee a minimum return. All gains and losses shown in the table above resulted from the investments selected by each participant. This Plan complies with regulations 409(a) of the Code.

(2)	This figure represents the amount of Mr. Johnson’s contribution to our Wealth Accumulation Plan during 2008 and is included as part of his base salary in the Summary Compensation Table of this proxy statement.

POTENTIAL PAYMENTS UPON TERMINATION

As discussed in the CD&A, each of our named executive officers has either an employment contract or a severance agreement. The information below describes and quantifies certain compensation that would become payable under his or her agreement with us if the named executive officer’s employment was terminated on December 31, 2008, and, if applicable, is based on our closing stock price on that date.

J. Gordon Smith, who had been our Senior Vice President and Chief Financial Officer since September 29, 2003, ended his employment with the Company, effective May 9, 2008. As set forth in his severance agreement with the Company which was executed in September 2003, and amended in February 2008 to include provisions relating to Section 409A of the Code, upon his departure he received:

•

a lump sum cash payment of $787,300, representing one year’s salary ($650,000) and a pro-rated bonus ($137,300), which was subject to the required withholdings and was paid to him within 30 days after May 9, 2008, his termination date.

•

the continued participation in our benefit plans in which he was participating as of his termination date at the same level of coverage and contribution immediately prior to his termination date until June 30, 2009, or until notification to us that he has obtained other employment providing such benefits coverage; and

•	the continued participation in our benefit plans under COBRA after he is no longer eligible for coverage under such plans by us.

In addition, on April 29, 2008, Mr. Smith executed a Separation Agreement with us, in connection with his resignation, which provides that, subject to the execution and non-revocation of release, Mr. Smith would receive the following additional severance benefits as consideration for his cooperation with us on certain matters, including consultation with us on matters relating to his areas of responsibility while serving as our Senior Vice President and Chief Financial Officer:

•

the ability to exercise 135,800 of his vested stock options, until the second anniversary of the 90th day following his termination date, which stock options would otherwise expire 90 days following his termination date.

•

the acceleration of 21,667 shares of unvested restricted stock; which would otherwise have been cancelled on his termination date. The closing price of the Company’s common stock was $15.98 on May 9, 2008. As a result, these 21,667 shares of restricted stock had a value of approximately $346,239. The Company issued to Mr. Smith net shares of common stock upon the acceleration of these shares of restricted stock and withheld all applicable taxes.

•

the continued vesting of any unvested performance units granted to him during fiscal years 2006 and 2007 until the date upon which he would otherwise have received payment pursuant to the grant, as if he had remained actively employed with the Company through such payment date; these performance units would otherwise be cancelled on his termination date. On such payment date, he will receive the same percentage of the target number of performance units as other participants receive with respect to their respective performance unit grants. As of the termination date, Mr. Smith held 40,000 unvested performance units.

•	an additional cash payment of $140,000 payable in a lump sum on June 27, 2008.

Under the terms of his severance agreement, for a period of one year Mr. Smith agreed not to (i) accept employment with, or render services to, any of our direct public competitors; or (ii) solicit any of our employees or any person who was an employee of ours during the twelve-month period preceding his departure, nor encourage any of our employees to terminate their employment with us.

On November 2008, Mr. Smith notified us that he had secured other employment and so we terminated his participation in our benefits on December 31, 2008, which participation totaled $10,819.

As stated above, we have relocated our headquarters from New York, New York to Duluth, Georgia and will close our New York office at the end of March 2009. Brett Hutchinson, our former Vice President, Controller and Chief Accounting Officer, and Lynne A. Burgess, our Vice President, General Counsel and Secretary, did not accept our offer to relocate to Georgia. Pursuant to their respective severance pay agreements, the relocation of the corporate office constitutes a termination triggering severance pay benefits, including payment of target bonus in the year in which employment is terminated. We have requested that Mr. Hutchinson and Ms. Burgess continue his and her respective employment with the Company until at least March 31, 2009, or until they are otherwise released by us at an earlier date. Because this continued employment beyond the termination date in their severance pay agreements would result in a forfeiture of the 2008 target bonus otherwise payable, at a meeting of the Compensation Committee on October 20, 2008, the Compensation Committee authorized us to enter into agreements with Mr. Hutchinson and Ms. Burgess pursuant to which their respective 2008 target bonuses would be paid to them in the form of stay bonuses.

As a result, on October 29, 2008, Mr. Hutchinson executed a letter agreement with us stating that upon termination he would receive the following:

•

$110,000 in the form of a stay bonus, provided that he continued his employment with the Company until at least March 31, 2009 or his early release by us and is not otherwise terminated for cause by us prior to such date;

•	one year of base salary or $275,000;

•	one year of benefits continuation at the same level of contribution as in effect immediately prior to his termination; and

•	a prorated target bonus for the portion of 2009 that he worked with us in the amount $27,500.

On October 29, 2008, Ms. Burgess executed a letter agreement with us stating that she would receive the following:

•

$150,000 in the form of a stay bonus, provided that she continues her employment with us until at least March 31, 2009 or her early release by us and must not otherwise be terminated for cause by us prior to such date;

•	one year of base salary or $365,000;

•	one year of benefits continuation at the same level of contribution as in effect immediately prior to her termination;

•	a prorated target bonus for the portion of 2009 that she worked with us in the amount $36,500; and

•	outplacement benefits not to exceed $25,000.

Mr. Hutchinson and Ms. Burgess will not receive pay-outs under the 2008 bonus plan for the corporate office.

In the event of Mr. Oglesby’s eligible retirement, or termination by the Company for any reason other than death, disability or cause, or by Mr. Oglesby for good reason prior to a change of control, he will be entitled to receive the following severance or retirement pay from the Company: (i) continuation of his base salary for 12 months at twice the rate then in effect, (ii) an amount equal to 200% of his base salary, payable over the 12-month period following the first anniversary of such termination, and (iii) an amount equal to a prorated portion of his base salary, payable over the 12-month period following such termination (or, in the case of his retirement, over the 24-month period following such termination); provided that the aggregate amount of such payments may not exceed two and one-half times the sum of his base salary and target bonus then in effect.

Mr. Oglesby will also receive the continuation of his benefits for up to two years following such termination. In the event such a termination by the Company occurs within two years following a change of control, the Company will provide the foregoing payments and benefits, except that the payments described in clauses (i) through (iii) will be paid in a lump sum. Also, in the event of retirement, a change of control, or termination of employment by the Company for any reason other than death, disability or cause, or by Mr. Oglesby for good reason, all of Mr. Oglesby’s unvested stock options and shares of restricted stock (and, in the case of retirement or a change of control, restricted stock units) will automatically become vested (and such options will remain exercisable for two years following such termination date), and any performance shares will be treated in the same manner as if Mr. Oglesby’s employment were terminated by the Company (other than for cause) upon a change in control (or, in the case of retirement, such performance shares will automatically become vested). In addition, any deferred compensation will automatically vest.

Mr. Monaghan, Ms. Burgess and Mr. Johnson entered into severance agreements with us providing for one year of base salary, benefits continuation and a pro-rated bonus, if terminated without cause prior to a change in control. If the employment of any one of them is terminated without cause within two years following a change in control, as provided in their respective agreements, he or she is entitled to three years of base salary, a pro-rated bonus and benefits continuation. If any of their offices is relocated by more than 50 miles, their base salaries are reduced or duties or title are diminished, he or she may trigger the termination provisions of his or her agreement. Messrs. Monaghan and Johnson and Ms. Burgess are not entitled to severance in the event of termination due to death, disability, retirement, voluntary resignation or cause.

Mr. Hutchinson entered into a severance agreement with the Company providing for one year of base salary, benefits continuation and a pro-rated bonus, if terminated without cause. If his office is relocated by more than 50 miles, his base salary is reduced or duties or title is diminished, he may trigger the termination provisions of his agreement. Mr. Hutchinson is not entitled to severance in the event of termination due to death, disability, retirement, voluntary resignation or cause.

Mr. Style entered into a severance agreement with us which provides him with six months of base salary, benefits continuation and a prorated bonus upon certain eligible terminations of employment with the Company. His agreement also includes change of control provisions providing for one year of base salary, benefits continuation, and a prorated bonus if terminated within two years following a change of control of the Company.

In addition to the severance benefits provided in the agreements of our named executive officers, upon a change of control, our equity incentive plans provide for accelerated vesting of any unvested options and unvested shares of restricted stock, and an accelerated calculation and payout of the performance shares that may be outstanding.

The following table details the severance obligations for each named executive officer if they were terminated on December 31, 2008. This table assumes that there has been no change in control. Ms. Burgess and Mr. Hutchinson are not included in the following tables because their severance arrangements are set forth above.

Severance Arrangements

(No Change of Control)

Named Executive Officer(1)	Title	Severance Payout	Pro-Rated Bonus	Benefits Continuation
Charles R. Oglesby	President and CEO	$3,300,000	$825,000	$15,214
Craig Monaghan	SVP & CFO	$600,000	$420,000	$14,465
Philip R. Johnson	VP Human Resources	$350,000	$140,000	$8,570
Keith Style	VP, Finance	$137,500	$110,000	$8,749

The following table details the change in control severance obligation of the named executive officers assuming a change in control and a termination of employment on December 31, 2008, and assuming a stock price of $4.57, the closing price of our common stock on that date.

Severance Arrangements

(Assuming Change of Control)

Named Executive Officer	Title	Severance Payout	Pro-Rated Bonus	Benefits Continuation	Option Acceleration(1)	Performance Share/Restricted Stock Acceleration(2)
Charles R. Oglesby	President and CEO	$3,300,000	$825,000	$30,428	$0	$801,276
Craig Monaghan	SVP & CFO	$1,800,000	$420,000	$43,395	$0	$228,500
Philip R. Johnson	VP Human Resources	$1,050,000	$140,000	$25710	$0	$92,543
Keith Style	VP, Finance	$275,000	$110,000	$17,498	$46,000	$39,759

(1)	With the exception of Mr. Style, since all of the options granted to the named executive officers have vested, none of these options would accelerate upon a change of control. For more information concerning the options granted to the named executive officers, see the “Outstanding Equity Awards at Fiscal Year-End” table of this proxy statement.

(2)	The amounts in this column represent the value of our common stock after conversion of awards of performance shares that each respective named executive officer would receive upon a change of control of the Company and a subsequent termination of his employment, pursuant to the terms of the grant agreement for each award of performance shares and our 2002 Equity Incentive Plan.

RELATED PERSON TRANSACTIONS

We have adopted a written Policy Relating to Related Person Transactions which sets out the criteria for review of transactions between the Company and our affiliates and members of their immediate families. This Policy covers our directors and officers, the chief executive officers and chief financial officers of operating regions and each stockholder that holds directly or indirectly, more than 5% of our common stock. In addition, we have adopted a written Spending Approval Authority Policy which establishes approval and spending authority levels and procedures with respect to certain related person transactions. The Spending Approval Authority Policy requires that such related person transactions be reviewed by our Chief Executive Officer, Chief Financial Officer and General Counsel, and submitted to the Board for approval. This Policy also requires the approval of regional management and senior management, depending upon the size and nature of the transaction. In reviewing and approving related person transactions under these policies and procedures, management and the Board consider, among other things:

•	the nature of the related person’s interest in the transaction;

•	whether the related person has a direct or indirect material interest;

•	the material terms of the transaction, including the amount and type of transaction;

•	the significance of the transaction to the Company and to the related person;

•	whether the terms of the transaction are arms-length; and

•	whether the transaction would violate the “Conflicts of Interest” provisions of our Code of Conduct or Fraud Control Policy .

Related Person Transactions with Jeffrey I. Wooley

Mr. Wooley is employed as the Chairman of our subsidiary, Asbury Automotive Tampa, L.P. (“Asbury Tampa”) and serves as a member of the Board. We lease from Mr. Wooley two properties used by our East Region in Florida for dealership lots and offices, for which we paid $2,618,651 in rent during 2008.

Pursuant to an amended employment agreement effective as of March 31, 2005 with Asbury Tampa (the “Wooley Agreement”), Mr. Wooley was receiving an annual salary of $100,000, is entitled to the use of an office located at one of Asbury Tampa’s dealership locations and is reimbursed an additional $3,333 per month for administrative support. Mr. Wooley participates in all life insurance, medical insurance, disability insurance and other benefits that may be provided to the employees of Asbury Tampa, subject to the terms and eligibility requirements of the plan documents of each respective insurance or other benefit plan. Due to the challenging economic environment, Mr. Wooley volunteered to take a temporary reduction in his salary from $100,000 to $50,000, effective December 1, 2008, and to waive his right to reimbursement of country club dues.

In addition to his salary, Mr. Wooley receives the use of four demonstrator vehicles, the use of which amounted to $52,118 of imputed income to him during 2008.

If Mr. Wooley’s employment is terminated without cause or by Mr. Wooley for good reason prior to the fifth anniversary of the date of his employment agreement, Mr. Wooley shall continue to receive certain benefits and perquisites pursuant to the agreement through the fifth anniversary of the date of the agreement, which include, among other things:

i. life insurance, medical insurance, disability insurance and other benefits comparable to those provided to Asbury Tampa’s other senior executive officers and permitted under applicable law;

ii. paid vacation time;

iii. reimbursement for annual dues for membership in two country clubs selected by Mr. Wooley, which dues are not to exceed $20,000; and

iv. the use by Mr. Wooley and his family of four demonstrator vehicles selected from the inventory of the Asbury Tampa’s dealerships.

After the fifth anniversary of his employment agreement, Mr. Wooley may continue to participate in Asbury Tampa’s medical insurance plan at his own expense, subject to certain circumstances which may prevent such participation. Mr. Wooley is subject to non-competition and non-solicitation provisions under the Wooley Agreement while an employee of, and for one year upon the termination of his employment with, Asbury Tampa.

Mr. Wooley receives no compensation from us for his services rendered as a director on the Board.

Mr. Wooley’s son, Jeffrey I. Wooley, Jr., is a Project Manager for J. O. Delotto & Sons, Inc. (“Delotto”), a construction firm engaged in remodeling work for two of the Company’s dealerships in Florida. During 2008, we paid $796,957 to J.O. Delotto & Sons, Inc. for such work.

Other

From time to time, our directors and named executive officers, or their respective family members, purchase or lease vehicles at the Company’s dealerships that are valued over $120,000.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2008 with the Company’s management and Deloitte & Touche LLP, the Company’s independent auditors for the year ended December 31, 2008. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, (Audit Committee Communications), as amended, relating to the auditors’ judgment about the quality of the Company’s accounting principles, as applied in its financial reporting.

The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP their independence from the Company and its management.

Based on the reviews and discussions outlined above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the SEC.

Submitted by the Members of the Audit Committee:

Eugene S. Katz (Chair)

Thomas C. DeLoach, Jr.

Juanita T. James

Philip Maritz

INDEPENDENT AUDITORS’ FEES

The following table summarizes the aggregate fees billed to us by the independent auditors:

	2008	2007
Audit Fees
Recurring Audit and Quarterly Reports	$1,795,000	$1,835,500
Registration Statements and Related Services	$—	$284,500
Expenses	$90,000	$156,000

Total	$1,885,000	$2,276,000

Audit Fees

Audit fees are composed of fees for professional services rendered by Deloitte & Touche LLP for the audits of our annual financial statements for the fiscal years ended December 31, 2008 and 2007, and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for the fiscal years ended 2008 and 2007.

The audit fees also included fees associated with the audit of the effectiveness of our internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act. Included in the 2008 audit fees are $551,000 that had not been billed to us as of December 31, 2008. Included in the 2007 audit fees are $284,500 of fees associated with comfort letters and various filings with the SEC, and also include $735,000 that had not been billed to us as of December 31, 2007.

Tax Fees

There were no tax fees billed by Deloitte & Touche LLP during 2008 and 2007.

The Audit Committee of the Board has determined that the provision of other audit-related services is compatible with maintaining the principal accountant’s independence.

Audit Committee’s Pre-Approval Policies and Procedures

The Audit Committee has policies and procedures that require the pre-approval by the Audit Committee of all fees paid to, and all services performed by, our independent auditor. Each year, the Audit Committee approves the proposed services, including the nature, type and scope of services to be performed by the independent auditor during the fiscal year and the related fees. Audit Committee pre-approval is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees pre-approved by the Audit Committee.

Pursuant to the requirements of the Sarbanes-Oxley Act, the fees and services provided as noted in the table above were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described herein.

PROPOSAL NO. 2

APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed Ernst & Young LLP as our principal independent auditors for the year ending December 31, 2009, subject to ratification by the stockholders. Representatives from Deloitte & Touche LLP will be present at the annual meeting and have the opportunity to make a statement if they desire to and to answer appropriate questions. Representatives from Ernst & Young LLP will also be present at the meeting.

The board and management recommend you vote FOR the ratification of the selection of Ernst & Young LLP as our independent auditors for the year ending December 31, 2009.

CHANGE IN CERTIFYING ACCOUNTANT

In conjunction with the relocation of our corporate headquarters to Duluth, Georgia, our management issued a request for proposal to independent registered public accountants with the capability of serving us locally in Georgia for the audit of our consolidated financial statements for the fiscal year ending December 31, 2009.

On December 5, 2008, our Board’s Audit Committee informed Deloitte & Touche LLP (“D&T”), our then current independent registered public accountants, that it had selected Ernst & Young LLP (“E&Y”) to audit our consolidated financial statements for the fiscal year ending December 31, 2009, and was therefore terminating our relationship with D&T as our independent registered public accountants. The decisions to terminate the relationship with D&T and engage E&Y were made and approved by the Audit Committee. D&T continued as our independent registered public accountants until the completion of the audit of our consolidated financial statements for the fiscal year ended December 31, 2008, which audit was completed on March 16, 2009.

Neither of D&T’s audit reports on the consolidated financial statements for each of the fiscal years ended December 31, 2007 and 2008, contained an adverse opinion or disclaimer of opinion. D&T’s audit report for the fiscal year ended December 31, 2007, dated February 29, 2008, was not qualified or modified as to uncertainty, audit scope or accounting principles, but it included an explanatory paragraph related to the adoption of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109 effective January 1, 2007.” D&T’s audit report of the Company’s financial statements for the fiscal year ended December 31, 2008, dated March 16, 2009, included explanatory paragraphs (i) stating that there is uncertainty that the Company will remain in compliance with certain debt covenants throughout 2009 which raises substantial doubt about the Company’s ability to continue as a going concern and (ii) related to the adoption of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109 effective January 1, 2007.” During the periods covered by such reports and during the subsequent interim period between January 1, 2009 and March 16, 2009, the date D&T’s audit was completed, there were no disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedures, which, if not resolved to the satisfaction of D&T, would have caused it to make reference to the subject matter of the disagreements in connection with its report. During the same periods, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

We provided D&T a copy of the foregoing disclosures. Attached as Appendix A to this proxy statement is a copy of D&T’s letter, dated March 27, 2009, filed as Exhibit 16.1 to our Form 8-K/A filed with the Commission on March 27, 2009.

On December 5, 2008, the Audit Committee notified E&Y that E&Y was selected to audit our consolidated financial statements for the fiscal year ending December 31, 2009. We executed an engagement letter with E&Y in connection with such audit on December 19, 2008. The engagement of E&Y will be presented to the stockholders for ratification at our 2009 Annual Meeting of Stockholders, as described in “Proposal 2—Appointment of Independent Auditors”, above.

During the fiscal years ended December 31, 2006 and 2007, and during any subsequent period through December 19, 2008, the date of engagement of E&Y, we did not, nor did any person on our behalf, consult with E&Y with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and no written report or oral advice was provided by E&Y to us that E&Y concluded was an important factor considered by us in reaching a decision as to the accounting, auditing, or financial reporting issue, or (ii) any matter that was the subject of either a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

PROPOSAL NO. 3.

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE ASBURY AUTOMOTIVE GROUP, INC. 2002 EQUITY INCENTIVE PLAN

The stockholders are being asked to approve the Company’s 2002 Equity Incentive Plan, as amended and restated (the “2002 Equity Incentive Plan”). Upon stockholder approval of the 2002 Equity Incentive Plan, the aggregate number of shares available under the 2002 Equity Incentive Plan will be increased by 2,575,000 shares.

Background of the 2002 Equity Incentive Plan

Our 2002 Stock Option Plan was originally adopted by the Board on March 9, 2002. On February 25, 2003, the Board approved an amendment to the 2002 Stock Option Plan increasing the number of shares available for issuance under the 2002 Stock Option Plan from 1,500,000 to 4,750,000, an increase of 3,250,000 shares. Our 2002 Stock Option Plan, as amended, was approved by our stockholders at our annual stockholders meeting on May 8, 2003, and renamed the Asbury Automotive Group, Inc. 2002 Equity Incentive Plan. The 2002 Equity Incentive Plan was amended and restated, effective July 25, 2007, in light of Section 409A of the Code and the Treasury regulations and other guidance issued thereunder. As of March 19, 2009 there were 121,646 shares remaining available for delivery under the 2002 Equity Incentive Plan. On March 25, 2009, the Board approved the amendment and restatement of the 2002 Equity Incentive Plan to, among other things, increase the aggregate number of shares available under the 2002 Equity Incentive Plan as of the effective date of stockholder approval of the amendment and restatement (the “Restatement Effective Date”) by 2,575,000 shares, and expand the performance goals applicable to awards intended to qualify as performance-based compensation under Section 162(m) of the Code, subject to stockholder approval at our 2009 Annual Meeting of Stockholders.

The 2002 Equity Incentive Plan is designed to promote the interests of the Company and its stockholders by attracting and retaining exceptional directors, officers and other key employees of the Company and its subsidiaries and enabling such individuals to participate in the long-term growth and financial success of the Company.

This summary of the material terms of the 2002 Equity Incentive Plan is qualified in its entirety by reference to Appendix B attached to this Proxy Statement, which contains a copy of the 2002 Equity Incentive Plan as proposed to be amended and restated assuming stockholder approval of the 2002 Equity Incentive Plan. Stockholders are encouraged to review the 2002 Equity Incentive Plan. The Board recommends stockholders approve the 2002 Equity Incentive Plan. The Board believes that the proposed increase to the aggregate number of shares is necessary to assure that there will be a sufficient number of shares available for future issuance under the 2002 Equity Incentive Plan. We are also asking that the stockholders approve the expanded performance goals to preserve the tax status of certain awards intended to qualify as performance-based compensation, and thereby allow us to fully deduct the compensation expense related to such awards. The 2002 Equity Incentive Plan is intended to comply with the requirements of Section 162(m) of the Code.

Description of the 2002 Equity Incentive Plan

Administration. The Compensation Committee administers the 2002 Equity Incentive Plan. The Compensation Committee has the authority to designate participants; determine the type or types of awards to be granted to a participant and designate those awards which will constitute performance compensation awards; determine the number of shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, awards; determine the terms and conditions of any awards; determine whether, to what extent, and under what circumstances awards may be settled or exercised in cash, shares, other securities, other awards or other property, or canceled, forfeited, or suspended and the method or methods by which awards may be settled, exercised, canceled, forfeited, or suspended; determine whether, to what extent, and under what circumstances cash, shares, other securities, other awards, other property, and other amounts payable with respect to an award (subject to Section 162(m) of the Code with respect to performance compensation awards) will be deferred; interpret, administer, reconcile any inconsistency, correct any default and/or supply any omission in the 2002 Equity Incentive Plan and any instrument or agreement relating to, or award made under, the 2002 Equity Incentive Plan; establish, amend, suspend, or waive such rules and regulations and appoint such agents as it deems appropriate for the proper administration of the 2002 Equity Incentive Plan; establish and administer performance goals and certify whether, and to what extent, they have been attained; and make any other determination and take any other action that it deems necessary or desirable for the administration of the 2002 Equity Incentive Plan. Unless otherwise expressly provided in the 2002 Equity Incentive Plan, all designations, determinations, interpretations, and other decisions under or with respect to the 2002 Equity Incentive Plan or any award is within the sole discretion of the Compensation Committee and will be final, conclusive, and binding upon all persons.

Shares. Under the current terms of the 2002 Equity Incentive Plan, a maximum of 4,750,000 shares, subject to adjustment as provided in the 2002 Equity Incentive Plan, may be issued under the 2002 Equity Incentive Plan. Subject to stockholder approval at our 2009 Annual Meeting of Stockholders, the maximum number of shares, subject to adjustment as provided in the 2002 Equity Incentive Plan, that may be granted under the 2002 Equity Incentive Plan as of the Restatement Effective Date will be equal to equal to the sum of (x) 2,575,000 shares plus (y) any shares that remain available for delivery under the 2002 Equity Incentive Plan immediately prior to the Restatement Effective Date. The aggregate number of shares with respect to which incentive stock options may be granted shall be no more than the number of shares described in the preceding sentence. A maximum of 1,500,000 shares with respect to options, stock appreciation rights (“SARs”) or any other award that is not a “Full Value Award” (as defined in the 2002 Equity Incentive Plan) may be granted to any participant during a rolling 36-month period (measured from the date of any grant), and a maximum of 750,000 shares with respect to Full Value Awards may be granted to any participant during a rolling 36-month period (measured from the date of any grant). Furthermore, a maximum of 1,500,000 shares (or, if paid in cash, the equivalent cash value of 1,500,000 shares on the last day of the applicable performance period) with respect to performance compensation awards may be granted to any participant during a rolling 36-month period (measured from the date of any grant). Shares deliverable under the 2002 Equity Incentive Plan may consist of authorized and unissued shares or treasury shares. As of March 25, 2009, the closing price of our common stock was $4.20 per share.

Eligibility. Any director, officer or other key employee of the Company or any of its subsidiaries (including any prospective officer or key employee) is eligible to be designated to participate in the 2002 Equity Incentive Plan. The Compensation Committee selects those eligible persons who will receive awards under the 2002 Equity Incentive Plan. Currently, our Board consists of ten persons, and we have nine corporate officers who are not directors. As of March 25, 2009, approximately 76 additional persons were eligible to be designated to participate in the 2002 Equity Incentive Plan.

Awards. The 2002 Equity Incentive Plan provides the Compensation Committee with the discretion to provide for the award of incentive stock options, nonqualified stock options, SARs, restricted shares, restricted share units, dividend equivalents, other equity-based or equity-related awards (including deferred share units and performance share units), and/or performance compensation awards.

Options. Options granted under the 2002 Equity Incentive Plan are non-qualified options unless the applicable award agreement expressly states that the option is intended to be an incentive stock option. Subject to the provisions of the 2002 Equity Incentive Plan, the Compensation Committee has the sole and complete authority to determine the participants to whom options are granted, the number of shares to be covered by each option, and the conditions and limitations applicable to the exercise of the option. In the case of incentive stock options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If an option is intended to be an incentive stock option, and if for any reason such option (or any portion thereof) shall not qualify as an incentive stock option, then, to the extent of such nonqualification, such option (or portion thereof) shall be regarded as a non-qualified stock option appropriately granted under the 2002 Equity Incentive Plan; provided that such option (or portion thereof) otherwise complies with the 2002 Equity Incentive Plan’s requirements relating to nonqualified stock options. Each option will be evidenced by a written or electronic agreement, contract, or other instrument or document evidencing the option, which is to be delivered to the participant and which will specify the terms and conditions of the option and any rules applicable to the option.

The exercise price of each share covered by an option shall be set by the Compensation Committee, but (except in the case of “Substitute Awards” as defined in the 2002 Equity Incentive Plan) shall not be less than 100% of the fair market value of such share on the date the option is granted (or, in the case of incentive stock options, on the date the incentive stock option is modified, extended or renewed for purposes of Section 424(h) of the Code). Options are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code. Repricing of options granted under the 2002 Equity Incentive Plan (i.e., lowering the exercise price, cancelling the option in exchange for cash or another award when the exercise price exceeds the fair market value of the shares subject to the option or any other action that is treated as a repricing under generally accepted accounting principles or applicable stock exchange rules) shall not be permitted without prior shareholder approval, and any action that would be deemed to result in a repricing of an option shall be deemed null and void if any requisite shareholder approval related thereto is not obtained prior to the effective time of such action. Each option becomes vested and exercisable at such times and subject to such terms and conditions as the Compensation Committee may, in its sole discretion, specify in the award agreement or thereafter. Except as otherwise specified by the Compensation Committee in the award agreement, an option becomes vested and exercisable with respect to one-third of the shares subject to the option on each of the first three anniversaries of the option’s grant date. The Compensation Committee may impose such conditions with respect to the exercise of options as it may deem necessary or advisable.

Each option will expire immediately, without any payment, upon the earlier of (1) the tenth anniversary of the option’s grant date and (2) except as otherwise set forth in the applicable award agreements, the date the participant holding an option ceases to be employed by the Company or one of its subsidiaries. An option may not be exercised after the tenth anniversary of the option’s grant date.

Shares will not be delivered pursuant to an option’s exercise until the participant pays the exercise price in full. Payment of the exercise price may be made in cash, or its equivalent, (1) by exchanging shares owned by the participant (which are not the subject of any pledge or other security interest), (2) subject to such rules as may be established by the Compensation Committee, through delivery of irrevocable instructions to a broker to sell the shares otherwise deliverable upon the option’s exercise and to deliver promptly to the Company an amount equal to the option’s aggregate exercise price, or (3) subject to such rules as may be established by the Compensation Committee, by electing to have the Company withhold shares otherwise deliverable upon the exercise of the option, or by a combination of the foregoing methods. The combined value of all cash and cash equivalents and the fair market value of all shares tendered to the Company in payment of the option’s exercise price must, as of the date of the option’s exercise, at least equal the exercise price of the shares acquired upon the option’s exercise.

Stock Appreciation Rights. SARs may be granted under the 2002 Equity Incentive Plan. SARs represent an unfunded and unsecured promise to deliver shares, cash, other securities, other awards or other property equal in value to the excess, if any, of the fair market value per share over the exercise price per share of the SAR, subject to the terms of the applicable award agreement. SARs may be granted in tandem with another award, in addition to another award or freestanding and unrelated to another award. SARs granted in tandem with or in addition to an award may be granted either at the same time as the award or at a later time. The exercise price of each share covered by a SAR shall be set by the Compensation Committee, but (except in the case of “Substitute Awards”) shall not be less than 100% of the fair market value of such share on the date the SAR is granted. To the extent permitted under Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, the exercise price of each share covered by a tandem SAR that is granted subsequent to the grant date of the related option may be less than 100% of the fair market value of such share on the date the tandem SAR is granted (but not less than the exercise price of the related option). Repricing of SARs (see explanation under “Stock Options” above) granted under the Plan shall not be permitted without prior shareholder approval, and any action that would be deemed to result in a repricing of a SAR shall be deemed null and void if any requisite shareholder approval related thereto is not obtained prior to the effective time of such action. The Compensation Committee shall determine, in its sole discretion, whether a SAR shall be settled in cash, shares, other securities, other awards or other property, or a combination of any of the foregoing. In no event may a SAR be exercisable after the tenth anniversary of the date the SAR is granted.

Restricted Shares and Restricted Share Units. Restricted shares may be granted under the 2002 Equity Incentive Plan. A restricted share is subject to certain transfer restrictions, forfeiture provisions and/or other terms and conditions specified herein and in the applicable award agreement. Restricted share units may also be granted under the 2002 Equity Incentive Plan. A restricted share unit represents an unfunded and unsecured promise to deliver shares, cash, other securities, other awards or other property in accordance with the terms of the applicable award agreement.

Dividends on any restricted shares may be paid directly to a participant, withheld by the Company subject to vesting of the restricted shares pursuant to the terms of the applicable award agreement, or reinvested in additional restricted shares or in additional restricted share units, as determined by the Compensation Committee in its sole discretion; provided that any such dividends on restricted shares designated as a performance compensation award shall be withheld by the Company subject to vesting of the restricted shares pursuant to the terms of the applicable award agreement, and, only after such restricted shares have vested pursuant to the terms of the applicable award agreement, any dividends so withheld may be paid directly to the participant or may be reinvested in additional restricted shares or in additional restricted share units, as determined by the Compensation Committee in its sole discretion.

Other Stock-Based Awards. Subject to the provisions of the 2002 Equity Incentive Plan, the Compensation Committee shall have the sole and complete authority to grant to participants other equity-based or equity-related awards (including deferred share units and performance share units) in such amounts and subject to such terms and conditions as the Compensation Committee shall determine; provided that any such awards must comply, to the extent deemed desirable by the Compensation Committee, with Rule 16b-3 and applicable law. A deferred share unit represents an unfunded and unsecured promise to deliver Shares in accordance with the terms of the applicable award agreement. A performance share unit represents an unfunded and unsecured promise to deliver shares, cash, other securities, other awards or other property upon the attainment of performance goals in accordance with the terms of the applicable award agreement.

Dividend Equivalents. Subject to the provisions of the 2002 Equity Incentive Plan, in the sole and complete discretion of the Compensation Committee, an award, other than an option or SAR, may provide the participant with dividends or dividend equivalents, payable in cash, shares, other securities, other awards or other property, on such terms and conditions as may be determined by the Compensation Committee in its sole discretion; including, without limitation, payment directly to the participant, withholding of such amounts by the Company subject to vesting of the award, or reinvestment in additional shares, restricted shares, restricted share units or other awards; provided that any such dividends or dividend equivalents with respect to restricted shares or restricted share units designated as a performance compensation award shall be withheld by the Company subject to vesting of the restricted shares or restricted share units pursuant to the terms of the applicable award agreement, and, only after such restricted shares have vested pursuant to the terms of the applicable award agreement, any dividends or dividend equivalents so withheld may be paid directly to the participant or may be reinvested in additional shares, restricted shares, restricted share units or other awards, as determined by the Compensation Committee in its sole discretion.

Performance Compensation Awards. The Compensation Committee shall have the authority, at the time of grant of any award, to designate such award (other than Options and SARs) as a performance compensation award in order to qualify such award as “qualified performance-based compensation” under Section 162(m) of the Code.

The Compensation Committee shall have full discretion to select the length of a particular performance period, the type(s) of performance compensation awards to be issued, the performance criteria that will be used to establish the performance goal(s), the kind(s) and/or level(s) of the performance goals(s) that is (are) to apply to the Company or any of its subsidiaries, affiliates, divisions or operational units, or any combination of the foregoing, and the performance formula. Notwithstanding the foregoing, the performance criteria that will be used to establish the performance goal(s) shall be based on the attainment of specific levels of performance of the Company or any of its subsidiaries, affiliates, divisions or operational units, or any combination of the foregoing, and shall be limited to the following: (1) net income before or after taxes, (2) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization), (3) operating income, (4) earnings per share, (5) return on shareholders’ equity, (6) return on investment, (7) return on assets, (8) level or amount of acquisitions, (9) share price, (10) profitability/profit margins, (11) market share, (12) revenues or sales (based on units and/or dollars), (13) costs, (14) cash flow, (15) working capital, (16) objective measures of customer satisfaction, (17) objective measures of employee satisfaction, (18) expense levels and expense ratios, (19) gross margin and gross margin ratios, (20) employee turnover, (21) implementation of systems, (22) completion of projects, (23) level or amount of divestitures, (24) goals related to capitalization or restructuring of the balance sheet, and (25) goals related to management or expense restructuring. The performance criteria may be applied on an absolute basis and/or be relative to one or more peer companies or indices or any combination thereof. A participant must generally be employed by the Company on the last day of a performance period to be eligible for payment in respect of a performance compensation award for such performance period.

Change of Control. In the event of a Change of Control (as defined in the 2002 Equity Incentive Plan), unless otherwise provided in the award agreement, (i) any unexercisable or unvested outstanding options or SARs then held by participants will automatically be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such Change of Control, and (ii) all other outstanding awards then held by participants that are unexercisable, unvested or still subject to restriction, forfeiture or satisfaction of performance goals, will automatically be deemed exercisable or vested, all restrictions and forfeiture provisions related thereto will lapse, and all performance goals will be deemed to have been satisfied at the target level, as the case may be, as of immediately prior to such Change of Control.

Non-Transferability. Each award is exercisable only by the participant during his or her lifetime, or, if permissible under applicable law, by the participant’s legal guardian or representative. No award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against the Company and its affiliates, except as otherwise permitted by the Compensation Committee with respect to “permitted transferees” (i.e., family members” as defined under the instructions for registration statements under SEC Form S-8). The designation of a beneficiary will not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

Amendment and Termination of the 2002 Equity Incentive Plan. The Board may amend, alter, suspend, discontinue or terminate the 2002 Equity Incentive Plan or any portion thereof at any time. No amendment, alteration, suspension, discontinuation or termination may be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the 2002 Equity Incentive Plan, and no amendment to the definition of “Repricing” may be made without stockholder approval. Any amendment, alteration, suspension, discontinuation or termination that would impair the rights of any participant, holder or beneficiary of an outstanding award may not to that extent be effective without the consent of the affected participant, holder or beneficiary. Unless terminated earlier by the Board, the 2002 Equity Incentive Plan will terminate on March 9, 2012.

Forfeiture; Clawback. The Committee may, in its sole discretion, specify in the applicable award agreement that any realized gain with respect to options or SARs and any realized value with respect to other awards shall be subject to forfeiture or clawback, in the event of (1) a participant’s breach of any non-competition, non-solicitation, confidentiality or other restrictive covenants with respect to the Company or its subsidiaries or (2) a financial restatement that reduces the amount of bonus or incentive compensation previously awarded to a participant that would have been earned had results been properly reported.

New Plan Benefits

Except with respect to automatic formula grants to our non-management directors, awards under the 2002 Equity Incentive Plan are subject to the discretion of the Compensation Committee, and no determination has been made as to the types or amounts of awards that will be granted in the future to specific individuals pursuant to the plan. Therefore, it is not possible to determine the future benefits that will be received by participants other than our non-management directors in the 2002 Equity Incentive Plan. Our non-management directors will be entitled to receive future automatic formula grants under the 2002 Equity Incentive Plan as described above under the general heading “Governance of the Company,” including the Director Compensation Table.

Certain tables above under the general heading “Executive Compensation,” including the Summary Compensation Table, Grants of Plan-Based Awards Table, Outstanding Equity Awards at Fiscal Year End Table, and Option Exercises and Stock Vested Table, set forth information with respect to prior awards granted to our individual named executive officers under the 2002 Equity Incentive Plan. In addition, the Securities Authorized for Issuance under Equity Compensation Plans Table below provides information as of December 31, 2008, regarding the equity outstanding under our equity compensation plans, the weighted average exercise price of outstanding equity, and the number of securities remaining available for issuance.

Federal Income Tax Considerations

The following discussion summarizes the federal income tax consequences to participants who may receive grants of awards under the 2002 Equity Incentive Plan. This discussion of federal income tax consequences does not purport to be a complete analysis of all of the potential tax effects of the 2002 Equity Incentive Plan. This discussion is based upon interpretations of laws, regulations, rulings and decisions now in effect, all of which are subject to change. No information is provided with respect to foreign, state or local tax laws, or estate and gift tax considerations.

Non-Qualified Stock Options. For federal income tax purposes, no income is recognized by a participant upon grant of a non-qualified stock option under the 2002 Equity Incentive Plan. Upon exercise of a non-qualified stock option, an amount equal to the excess of the fair market value of the shares acquired on the date of exercise of such option over the exercise price is taxable to the participant as ordinary income and deductible to the Company. The participant’s basis for capital gains purposes in the shares acquired is equal to the sum of the exercise price and the amount taxable as ordinary income. Gain or loss on a subsequent disposition of shares acquired pursuant to an option will be treated as capital gain or loss, and will be long-term capital gain or loss if such shares were held for more than one year after the date of exercise.

If a participant uses previously acquired shares to pay all or a portion of the exercise price on the exercise of an option, no gain or loss is recognized with respect to the previously acquired shares. The shares received upon exercise of the option, to the extent of the number of previously acquired shares exchanged therefor, will have the same basis and holding period for capital gain purposes as the previously acquired shares. The additional shares received will have a basis equal to the sum of the cash paid on exercise and the ordinary income taxable to the participant as a result of the exercise.

Incentive Stock Options. A participant receiving incentive stock options will not recognize taxable income upon grant or at the time of exercise. However, the excess of the fair market value of the stock received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one which does not meet the requirements of the Code for incentive stock options and the tax consequences described for non-qualified stock options will apply as of the date of the sale of stock acquired upon the exercise of the incentive stock option.

Other Awards. Under the 2002 Equity Incentive Plan, stock-settled SARs are taxed and deductible in substantially the same manner as non-qualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment.

Compensation that is deferred is taxed when paid or otherwise made available, provided that the requirements of Section 409A are satisfied, as discussed below. Further, in each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income, subject to Code Section 162(m) with respect to covered employees, as discussed below.

Deferred Compensation Subject to Section 409A. Certain types of awards under the 2002 Equity Incentive Plan, including cash-settled SARs, restricted stock units and deferred stock units may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, participants may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% income tax (and, potentially, certain interest penalties). To the extent applicable, the 2002 Equity Incentive Plan and awards granted under the 2002 Equity Incentive Plan will be interpreted to comply with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the Compensation Committee, the 2002 Equity Incentive Plan and applicable award agreements may be amended to comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

Limitation on Company’s Deduction. Under Section 162(m) of the Code, the Company’s tax deduction for all compensation paid to the Company’s chief executive officer and certain other highly paid executive officers of the Company in any one year is limited to $1 million per officer. Compensation that qualifies as performance-based compensation is exempt from this deduction limitation. Under the 2002 Equity Incentive Plan, options and SARs are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code. The Compensation Committee also has the authority, at the time of grant of any award, to designate such an award (other than options and SARs) as a performance compensation award in order to qualify such award as “qualified performance-based compensation” under Section 162(m) of the Code. The determination of whether compensation is performance-based is dependent upon a number of factors, including shareholder approval of the benefit plan pursuant to which compensation is paid. Although the Company has structured the 2002 Equity Incentive Plan to satisfy the “performance-based” criteria, there is no assurance that awards granted under the 2002 Equity Incentive Plan will satisfy such requirements.

Acceleration on Change of Control. If the exercisability of an option, SAR or other outstanding award is accelerated as a result of a Change of Control, all or a portion of the value of the award at that time may be taken into account for purposes of determining whether a participant is subject to an excise tax equal to 20% of the amount of the “excess parachute payment” within the meaning of Section 280G of the Code and the Company is to be denied a corresponding tax deduction under Section 280G of the Code.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY

COMPENSATION PLANS

The equity outstanding under our equity compensation plans, the weighted average exercise price of outstanding equity, and the number of securities remaining available for issuance, as of December 31, 2008, were as follows:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Equity, Warrant and Rights (a)	Weighted Average Exercise Price of Outstanding Equity, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	1,924,345	$11.37	1,064,326
Equity compensation plans not approved by security holders(2)	44,081	$12.89	0

Total	1,968,426	$—	1,064,326

(1)	Represents 1,450,219 stock options and 474,126 performance shares. The number of performance shares reported in this table assumes that we attain the target performance goals associated with each respective grant performance shares. See “Compensation Discussion and Analysis—Equity-Based Compensation” for a discussion of the issuance of these performance shares and the attainment of targets performance goals under the performance shares.

(2)	The options reported in this row reflect issuances under our 1999 Option Plan (as defined below). There were 9,169 forfeitures of options and 17,335 options exercised as of December 31, 2008 under this Plan. Options that have been forfeited are not available for reissuance under our 1999 Option Plan and we do not intend to issue additional options under such Plan.

As of March 19, 2009, we had 2,285,132 options outstanding with a weighted average exercise price of $7.91 and a weighted average term of 7.71 years, and 513,623 full value shares outstanding and granted under equity compensation plans (200,872 shares of restricted stock and 312,751 performance shares). As of March 19, 2009, there were 121,646 shares available for future issuance under the 2002 Equity Incentive Plan and no shares available for future issuance under the 1999 Stock Option Plan. No further grants may be made under the 1999 Stock Option Plan.

The following table sets forth information relating to grants of stock options and restricted stock and performance shares earned in fiscal years 2006, 2007, and 2008:

Fiscal Year	Stock Options Granted	Restricted Stock Granted	Performance Shares Earned
2008	420,000	224,491	211,098
2007		58,909
2006		38,342

The Board and management recommend a vote FOR the approval of the amendment and restatement of our 2002 Equity Incentive Plan.

PROPOSAL NO. 4

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE ASBURY AUTOMOTIVE GROUP, INC. KEY EXECUTIVE INCENTIVE COMPENSATION PLAN

The stockholders are being asked to approve our Amended and Restated Key Executive Incentive Compensation Plan (also referred to in this proxy statement as, the “Incentive Compensation Plan”) to, among other things, permit the deductibility under the Code of cash bonuses awarded to certain executive officers of the Company and expand the list of performance criteria upon which performance goals may be based. Upon stockholder approval of the Incentive Compensation Plan, the Compensation Committee (the “Committee”) will be authorized to make incentive compensation awards, subject to a maximum annual award limitation, to executive officers of the Company based on the performance of the Company, its subsidiaries, affiliates, divisions or operating units, or any combination of the foregoing.

Description of the Incentive Compensation Plan

This summary of the material terms of the Incentive Compensation Plan is qualified in its entirety by reference to Appendix C attached to this Proxy Statement, which contains a copy of the Incentive Compensation Plan. Stockholders are encouraged to review the Incentive Compensation Plan.

Purpose. The purpose of the Incentive Compensation Plan is to attract, retain and motivate highly qualified individuals who are key executives of the Company and its subsidiaries and affiliates, to obtain the best possible performance from each plan participant, to further underscore the importance of achieving particular business objectives established for us, and to include the participants’ compensation package a bonus component that is tied directly to the achievement of those objectives. Such bonus component is intended to qualify as performance-based compensation under Section 162(m) of the Code in order to permit the deducibility of such amounts to us.

Committee’s Authority. The Committee has sole responsibility for selecting eligible employees and participants, establishing performance goals, setting performance periods, setting target/maximum award amounts, certifying whether performance goals have been attained and determining actual award amounts. However, the Board must approve all awards to the Chief Executive Officer that are recommended by the Committee. Subject to the terms of the plan, the Committee has the authority to determine the terms of any award made under the plan. Within the first 90 days of the performance period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee will establish in writing (1) the length of the performance period, (2) the eligible employees who will participate in the applicable performance period, (3) the target/maximum award payable to each participant and (4) the performance goal(s) for awards granted for that performance period.

Maximum Award. Awards payable to any individual participant under the Incentive Compensation Plan to any fiscal year may not exceed $5,000,000.

Eligible Participants Any individual who is on our active payroll and its subsidiaries and affiliates during the applicable performance period and who is determined by the Committee to be an executive officer of the Company and its subsidiaries and affiliates is eligible to participate in the Incentive Compensation Plan. As of January 1, 2009, five persons are eligible to be designated to participate in the Key Executive Incentive Compensation Plan. Within the first 90 days of the applicable performance period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee will select those eligible executive officers who will participate in the plan for the performance period. The Committee may remove any participant from the plan at any time prior to payment of awards for the applicable performance period.

To be eligible to receive an award, the participant must generally be employed on the date the Company makes payments with respect to awards for the applicable performance period. The Committee may in its discretion, however, make payment of an award to any participant who has retired or whose employment has terminated after the beginning of the performance period, or to the designee or estate of a participant who died prior to the date on which the Company makes payments with respect to awards for the applicable performance period, but not unless and until the Committee has certified attainment of the relevant performance goals for the applicable performance period.

Performance Period. A performance period under the plan will be a full fiscal year of the Company or other period of time (which may be longer or shorter than a full fiscal year of the Company, to the extent consistent with Section 162(m) of the Code) determined by the Committee.

Performance Goals. The performance goal(s) that may be selected by the Committee may be based upon one or more of the following criteria: (1) net income before or after taxes, (2) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization), (3) operating income, (4) earnings per share, (5) return on stockholders’ equity, (6) return on investment, (7) return on assets, (8) level or amount of acquisitions, (9) share price, (10) profitability/profit margins, (11) market share, (12) revenues or sales (based on units and/or dollars), (13) costs, (14) cash flow, (15) working capital, (16) objective measures of customer satisfaction, (17) objective measures of objective measures of employee satisfaction, (18) expense levels and expense ratios, (19) gross margin and gross margin ratios, (20) employee turnover, (21) implementation of systems, (22) completion of projects, (23) level or amount of divestitures, (24) goals related to capitalization or restructuring of the balance sheet, and (25) goals related to management or expense restructuring. The foregoing criteria may, as determined by the Committee, relate to the Company, one or more of its subsidiaries, affiliates, divisions or operational units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer companies or indices or any combination thereof. To the extent required under Section 162(m) of the Code, within the first 90 days of the performance period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee will define, in writing and in an objective fashion, the manner of calculating the performance criteria it selects to use for the applicable performance period in order to determine whether the applicable performance goal(s) have been attained.

The Committee is authorized at any time during the first 90 days of the performance period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), or any time thereafter (but only to the extent the exercise of such authority after such time would not cause the awards to fail to qualify as “qualified performance based compensation” under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of performance goal(s) for the applicable performance period to the extent permitted under Section 162(m) of the Code (1) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting the Company, or any of its subsidiaries, affiliates, divisions or operating units (to the extent applicable to such performance goal(s) or (2) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or any of its subsidiaries, affiliates, divisions or operating units (to the extent applicable to such performance goal(s), or the financial statements of the Company or any of its subsidiaries, affiliates, divisions or operating units (to the extent applicable to such performance goal(s), or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles, law or business conditions.

Payment of Awards. Following the completion of the applicable performance period, the Committee will meet to review and certify in writing whether, and to what extent, the performance goal(s) for the performance period have been achieved. If the applicable performance goal(s) have been achieved, the Committee will then determine the actual size of each participant’s award for the performance period. In determining the actual size of an individual award for a performance period, the Committee may, in its sole judgment, reduce or eliminate the maximum award payable to the participant for the performance period.

Awards will be paid in cash to participants as soon as administratively possible following completion of the Committee’s certification of the attainment of the performance goals, unless the Committee determines that any award or any portion thereof will be deferred. In no event may a participant receive any payment (1) in respect of an award unless and until, and only to the extent that, the performance goal(s) for the applicable performance period are achieved and certified by the Committee and (2) of any award in excess of the annual limitation set forth under the plan.

Administration. The Incentive Compensation Plan is administered by the Committee. The Committee has full power to construe and interpret the plan, establish and amend rules and regulations for its administration, correct any defect, supply any omission and reconcile any inconsistency in the plan and any award granted thereunder, and perform all other acts relating to the plan, including the delegation of administrative responsibilities, that it believes reasonable and proper and in conformity with the purposes of the plan and the requirements of Section 162(m) of the Code. Any decision made, or action taken, by the Committee arising out of or in connection with the interpretation and/or administration of the plan is final, conclusive and binding on all persons affected thereby. In no event may the Committee use its discretionary authority to (1) provide payment in respect of any award for the applicable performance period have not been attained and certified by the Committee, (2) increase an award for any participant following the first 90 days of the performance period (or, if shorter, the maximum period allowed under Section 162(m) of the Code) or (3) increase an award above the maximum amount payable under the plan.

No member of the Board of Directors, the Committee or any employee of the Company or any of its subsidiaries or affiliates will be liable for any action taken or omitted or any determination made in good faith with respect to the plan or any award granted under the plan, and those persons will be indemnified in connection with such actions taken or omitted and such determination in accordance with the terms of the Incentive Compensation Plan.

Amendment/Termination. The Incentive Compensation Plan will continue in effect until terminated by the Board of Directors. The Committee may amend the Incentive Compensation Plan from time to time, repeal it entirely or direct the discontinuance of awards under the Incentive Compensation Plan either temporarily or permanently. Any plan amendment that changes (1) the persons eligible to receive awards under the Incentive Compensation Plan, (2) the criteria that may be used to set performance goals or (3) the maximum award payable to a plan participant, will not be effective prior to shareholder approval thereof.

Non-Transferability. No right or interest of any participant in the plan shall be assignable or transferable, or subject to any claims of any creditor or subject to any lien.

The Board and management recommend a vote FOR the approval of the amendment and restatement of our Incentive Compensation Plan.

STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING

This proxy statement relates to the Company’s Annual Meeting of Stockholders for the calendar year 2009, which will take place on April 29, 2009. The Company currently expects that its 2010 Annual Meeting of Stockholders will be held in May 2010. In order to be eligible for inclusion in the Company’s proxy materials for the 2010 Annual Meeting, any stockholder proposal must be submitted in writing to the Company’s Corporate Secretary and received at the Company’s executive offices at 2905 Premiere Parkway NW, Suite 300, Duluth, GA 30097 by the close of business on December 1, 2009, or such later date as the Company may determine and announce in connection with the actual scheduling of the 2010 Annual Meeting. To be considered for presentation at the 2010 Annual Meeting, although not included in the Company’s proxy statement, any stockholder proposal must be received at the Company’s executive offices at the foregoing address not earlier than December 1, 2009, but on or before the close of business on December 31, 2009, or such later date as the Company may determine and announce in connection with the actual scheduling of the 2009 Annual Meeting. The procedure for nominating directors is described above under “Governance of the Company—Nomination of Directors.”

All stockholder proposals for inclusion in the Company’s proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act and, as with any stockholder proposal (regardless of whether it is included in the Company’s proxy materials), the Company’s Restated Certificate of Incorporation, the Company’s bylaws and Delaware law.

OTHER MATTERS

Management knows of no other matters to be brought before the 2009 Annual Meeting of Stockholders, but if other matters come before the meeting, the proxy holders intend to take such action as in their judgment is in the best interest of the Company and its stockholders.

The Company will bear the expenses of preparing, printing and mailing the proxy materials to the stockholders. In addition, the Company will retain The Altman Group to aid in the broker search and the solicitation of proxies, for a fee of approximately $6,500, plus reasonable out-of-pocket expenses and disbursements. Officers and employees of the Company may request the return of proxies without additional compensation.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

Under the rules of the SEC, the Company is permitted to use a method of delivery, often referred to as “householding.” Householding permits the Company to mail a single set of proxy materials to any household in which two or more different stockholders reside and are members of the same household or in which one stockholder has multiple accounts. The Company did not household materials for the annual meeting. If the Company households materials for future meetings, then only one copy of the Company’s annual report and proxy statement will be sent to multiple stockholders of the Company who share the same address and last name, unless the Company has received contrary instructions from one or more of those stockholders. In addition, the Company has been notified that certain intermediaries (i.e., brokers, banks or other nominees) will household proxy materials for the annual meeting. For voting purposes, a separate proxy card will be included for each account at the shared address. The Company will deliver promptly, upon oral or written request, a separate copy of the annual report and proxy statement to any stockholder at the same address. If you wish to receive a separate copy of the annual report and proxy statement, you may contact the Company’s Investor Relations Department (a) by mail at 2905 Premiere Parkway NW, Suite 300, Duluth, GA 30097, (b) by telephone at 770-418-8200, or (c) by e-mail at investor@asburyauto.com. You may also contact your broker, bank or other nominee to make a similar request. Stockholders sharing an address who now receive multiple copies of the Company’s annual report and proxy statement may request delivery of a single copy by contacting the Company as indicated above, or by contacting their broker, bank or other nominee, provided the broker, bank or other nominee has elected to household proxy materials.

ADDITIONAL INFORMATION

The Company files annual, quarterly and special reports, proxy materials and other information with the SEC. You may read and copy any document that the Company files at the Public Reference Room of the SEC at 450 Fifth Street, NW, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect the Company’s filings at the regional offices of the SEC or over the Internet at the SEC’s web site at www.sec.gov. Additional information can also be found on the Company’s web site at www.asburyauto.com. Information contained on any web site referenced in this proxy statement is not incorporated by reference in this proxy statement.

If you would like to receive a copy of any exhibits listed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, please call or submit a request in writing to Investor Relations, Asbury Automotive Group, Inc., 2905 Premiere Parkway NW, Suite 300, Duluth, GA 30097, and the exhibits will be provided to you upon the payment of a nominal fee (which fee will be limited to the expenses the Company incurs in providing you with the requested exhibits).

APPENDIX A

[Letterhead of Deloitte & Touche LLP]

March 27, 2009

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Asbury Automotive Group, Inc.’s Form 8-K/A #3 dated March 27, 2009, and have the following comments:

1. We agree with the first and third sentences of the second paragraph and the statements made in the third paragraph and the first sentence in the fourth paragraph of Item 4.01(a).

2. We have no basis on which to agree or disagree with the statements made in the first paragraph, the second sentence of the second paragraph and the second sentence in the fourth paragraph of Item 4.01(a) and the first and second paragraph of Item 4.01(b).

Yours truly,

/s/ Deloitte & Touche LLP

A-1

APPENDIX B

Amended and Restated 2002 Equity Incentive Plan

of

Asbury Automotive Group, Inc.

As Amended and Restated Effective March 25, 2009

Section 1. Purpose. The purposes of this Asbury Automotive Group, Inc. Amended and Restated 2002 Equity Incentive Plan are to promote the interests of Asbury Automotive Group, Inc. and its shareholders by (i) attracting and retaining exceptional directors, officers and other key employees (including prospective officers and key employees) of the Company and its Subsidiaries and (ii) enabling such individuals to participate in the long-term growth and financial success of the Company.

Section 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

“Award” shall mean any award that is permitted under Section 6 and granted under the Plan.

“Award Agreement” shall mean any written or electronic agreement, contract, or other instrument or document evidencing any Award, which may, but need not, require execution or acknowledgment by a Participant.

“Board” shall mean the Board of Directors of the Company.

“Change of Control” shall (i) have the meaning set forth in an Award Agreement, or (ii) if there is no definition set forth in an Award Agreement, mean an event or series of events, not including any events occurring prior to or in connection with an initial public offering of Shares (including the occurrence of such initial public offering), by which:

(A) during any period of 12 consecutive calendar months, individuals whose appointment or election to the Board was endorsed by a majority of the Board before the date of the appointment or election shall cease to constitute a majority of the Board;

(B) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries (a “Reorganization”) or sale or other disposition of all or substantially all of the assets of the Company to an entity that is not an affiliate of the Company (a “Sale”), that in each case requires the approval of the Company’s stockholders under the law of the Company’s jurisdiction of organization, whether for such Reorganization or Sale (or the issuance of securities of the Company in such Reorganization or Sale), unless immediately following such Reorganization or Sale 50% or more of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of (i) the entity resulting from such Reorganization, or the entity which has acquired all or substantially all of the assets of the Company (the “Surviving Entity”), or (ii) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of 50% or more of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the Surviving Entity (the “Parent Entity”), is represented by the Company’s outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”) that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Reorganization or Sale;

(C) any “person” (as such term is defined in Section 13(d) of the Exchange Act (or any successor section thereto)), corporation or other entity (other than (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate, or (iii) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Shares), becomes the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act (or any successor rule thereto)), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then-outstanding securities.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” shall mean the compensation committee of the Board or a subcommittee thereof, or such other committee of the Board as may be designated by the Board to administer the Plan. The Committee shall consist solely of two or more Independent Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule, an “outside director” for purposes of Section 162(m) of the Code and an “independent director” under the rules of any Securities Exchange; provided that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the foregoing requirements for membership or other requirements provided in any charter of the Committee.

“Company” shall mean Asbury Automotive Group, Inc., together with any successor thereto.

“Covered Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any Affiliate who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

“Deferred Share Unit” shall mean a deferred share unit Award granted under the Plan, which represents an unfunded and unsecured promise to deliver Shares in accordance with the terms of the applicable Award Agreement.

“Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the Shares (or other securities of the Company) or the share price thereof and causes a change in the per share value of the Shares underlying outstanding Awards.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exercise Price” shall mean (i) in the case of Options, the price specified in the applicable Award Agreement as the price-per-Share at which such Share can be purchased pursuant to the Option or (ii) in the case of SARs, the price specified in the applicable Award Agreement as the reference price-per-Share used to calculate the amount payable to the Participant.

“Fair Market Value” shall mean, (A) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (B) with respect to the Shares, as of any date, (i) the closing sales price of the Shares as reported on the composite tape for securities traded on the New York Stock Exchange for such date (or if not then trading on the New York Stock Exchange, the closing sales price of the Shares on the stock exchange or over-the-counter market on which the Shares are principally trading on such date), or, if there were no sales on such date, on the closest preceding date on which there were sales of Shares or (ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee.

“Full Value Award” shall mean any Award other than (i) an Option, (ii) an SAR or (iii) any other Award for which the Participant pays the intrinsic value existing as of the date of grant (whether directly or by foregoing a right to receive a payment from the Company or any Subsidiary).

“Incentive Stock Option” shall mean a right to purchase Shares from the Company that (i) is granted under Section 6 of the Plan and (ii) is intended to qualify for special Federal income tax treatment pursuant to Section 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Award Agreement.

“Independent Director” shall mean a member of the Board who is neither (i) an employee of the Company nor (ii) an employee of any of the Company’s Affiliates.

“Nonqualified Stock Option” shall mean a right to purchase Shares from the Company that (i) is granted under Section 6 of the Plan and (ii) is not an Incentive Stock Option.

“Option” shall mean an Incentive Stock Option or a Nonqualified Stock Option or both, as the context requires.

“Participant” shall mean any director, officer or other key employee (including any prospective officer or key employee) of the Company or its Subsidiaries eligible for an Award under Section 5 of the Plan and selected by the Committee to receive an Award under the Plan.

“Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 6(g) of the Plan.

“Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan.

“Performance Formula” shall mean, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

“Performance Goal” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

“Performance Period” shall mean the one or more periods of time as the Committee may select over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Compensation Award.

“Performance Share Unit” shall mean a performance share unit Award granted under the Plan, which represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property upon the attainment of Performance Goals in accordance with the terms of the applicable Award Agreement.

“Permitted Transferee” shall mean, with respect to a Participant, any “family member” of the Participant, as defined under the instructions to use of the Form S-8 Registration Statement under the Securities Act of 1933, as amended.

“Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

“Plan” shall mean this Asbury Automotive Group, Inc. Amended and Restated 2002 Equity Incentive Plan.

“Repricing” shall mean (i) lowering the Exercise Price of an Option or SAR after it has been granted, (ii) cancellation of an Option or an SAR in exchange for cash or another Award when the Option or SAR price per share exceeds the Fair Market Value of the underlying Shares, and (iii) any other action with respect to an Option or an SAR that is treated as a repricing under (A) generally accepted accounting principles or (B) any applicable stock exchange rules.

“Restricted Share” shall mean a Share delivered under the Plan that is subject to certain transfer restrictions, forfeiture provisions and/or other terms and conditions specified herein and in the applicable Award Agreement.

“Restricted Share Unit” shall mean a restricted share unit Award granted under the Plan, which represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property in accordance with the terms of the applicable Award Agreement.

“Rule 16b-3” shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

“SAR” shall mean a stock appreciation right granted under the Plan, which represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property equal in value to the excess, if any, of the Fair Market Value per Share over the Exercise Price per Share of the SAR, subject to the terms of the applicable Award Agreement.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

“Securities Exchange” shall mean any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

“Shares” shall mean the common shares of the Company, $0.01 par value, or such other securities of the Company (i) into which such common shares shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (ii) as may be determined by the Committee pursuant to Section 4(b).

“Subsidiary” shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

“Substitute Awards” shall have the meaning specified in Section 4(c).

Section 3. Administration.

(a) The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant and designate those Awards which shall constitute Performance Compensation Awards, (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Awards; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award (subject to Section 162(m) of the Code with respect to Performance Compensation Awards) shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret, administer, reconcile any inconsistency, correct any default and/or supply any omission in the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (ix) establish and administer Performance Goals and certify whether, and to what extent, they have been attained; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(b) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any shareholder.

(c) No member of the Board, the Committee or any employee of the Company (each such person, a “Covered Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Covered Person shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (ii) any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Restated Certificate of Incorporation or Restated Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

(d) With respect to any Performance Compensation Award granted under the Plan, the Plan shall be interpreted and construed in accordance with Section 162(m) of the Code.

(e) Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards to Independent Directors or administer the Plan with respect to such Awards. In any such case, the Board shall have all of the authority and responsibility granted to the Committee herein.

(f) To the extent permitted by applicable law or the rules of any Securities Exchange, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to Section 3; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (i) individuals who are subject to Section 16 of the Exchange Act, (ii) Covered Employees, or (iii) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Section 162(m) of the Code, applicable securities laws (including, without limitation, Rule 16b-3 of the Exchange Act or any successor rule), and the rules of any Securities Exchange. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board or Committee may at any time rescind the authority so delegated or appoint a new delegate. At all times, the delegatee appointed under this Section 3(f) shall serve in such capacity at the pleasure of the Board and the Committee.

Section 4. Shares Available for Awards.

(a) Shares Available. Subject to adjustment as provided in Section 4(b) and Section 7(c), (i) the aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan shall be the sum of (x) 2,575,000 Shares and (y) any Shares which remained available for delivery under the Plan immediately prior to the effective date of shareholder approval of this amendment and restatement of the Plan; (ii) the maximum number of Shares with respect to which Options or SARs (or any other Award that is not a Full Value Award) may be granted to any Participant during a rolling 36-month period (measured from the date of any grant) shall be 1,500,000; (iii) the maximum number of Shares with respect to which Full Value Awards may be granted to any Participant during a rolling 36-month period (measured from the date of any grant) shall be 750,000; and (iv) the aggregate number of Shares with respect to which Incentive Stock Options may be granted shall be no more than the aggregate number of Shares authorized for delivery under the foregoing clause (i). If, after the effective date of shareholder approval of this amendment and restatement of the Plan, any Award granted under the Plan is forfeited, or otherwise expires, terminates, lapses or is canceled for any reason, or an Award is settled in cash without the delivery of Shares to the Participant, then the Shares covered by such Award shall again become available to be delivered pursuant to Awards under the Plan. Any Shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award, and any Shares subject to SARs that are not issued in connection with the stock settlement of such SARs on exercise thereof, shall again become available to be delivered pursuant to Awards under the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available to be delivered pursuant to Awards under the Plan.

Notwithstanding the provisions of this Section 4.1(a), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Participant during any calendar year under the Plan, and all other plans of the Company and any subsidiary or parent corporation thereof (each as defined in Section 424(f) and (e) of the Code, respectively), exceeds $100,000, the Options shall be treated as Nonqualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the Fair Market Value of stock shall be determined as of the time the respective options were granted.

(b) Adjustments.

(i) In the event of any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), stock split, reverse stock split, reorganization, merger, consolidation, split-up, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event, other than an Equity Restructuring, affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted (including, but not limited to, adjustments of the limitations in Section 4(a)) and (ii) the terms of any outstanding Award, including (A) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate and (B) the Exercise Price with respect to any Award.

(ii) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Section 4(b)(i) or Section 7(c):

(A) The number and type of securities or other property subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or

(B) The Committee shall make such equitable adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 4(a)). The adjustments provided under this Section 4(b)(ii) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

(c) Substitute Awards. Awards may, in the discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines (“Substitute Awards”). The number of Shares underlying any Substitute Awards shall be counted against the aggregate number of Shares available for Awards under the Plan; provided, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding awards previously granted by an entity that is acquired by the Company or any of its Subsidiaries or Affiliates through a merger or acquisition shall not be counted against the aggregate number of Shares available for Awards under the Plan. In the event that an entity acquired by the Company or any of its Subsidiaries or Affiliates or with which the Company or any of its Subsidiaries or Affiliates combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.

(d) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

Section 5. Eligibility. Any director, officer or other key employee (including any prospective officer or key employee) of the Company or any of its Subsidiaries (including any prospective officer or key employee) shall be eligible to be designated a Participant.

Section 6. Awards.

(a) Types of Awards. Subject to the provisions of the Plan (including, without limitation, Section 9(q)), Awards may be made under the Plan in the form of (i) Options, (ii) SARs, (iii) Restricted Shares, (iv) Restricted Share Units, (v) Deferred Share Units, (vi) Performance Share Units and (vii) other equity-based or equity-related Awards that the Committee determines are consistent with the purpose of the Plan and the interests of the Company. Awards may be granted in tandem with other Awards. No Incentive Stock Option (other than an Incentive Stock Option that may be assumed or issued by the Company in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is not eligible to receive an Incentive Stock Option under the Code.

(b) Options.

(i) Grant. Subject to the provisions of the Plan (including, without limitation, Section 9(q)), the Committee shall have sole and complete authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, whether the Option will be an Incentive Stock Option or a Nonqualified Stock Option, and the conditions and limitations applicable to the exercise of the Option. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code and any regulations related thereto, as may be amended from time to time. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Nonqualified Stock Options.

(ii) Exercise Price. The Exercise Price of each Share covered by an Option shall be set by the Committee, but, except in the case of Substitute Awards, shall not be less than 100% of the Fair Market Value of such Share on the date the Option is granted (or, in the case of Incentive Stock Options, on the date the Incentive Stock Option is modified, extended or renewed for purposes of Section 424(h) of the Code). Options are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code. Repricing of Options granted under the Plan shall not be permitted without prior shareholder approval, and any action that would be deemed to result in a Repricing of an Option shall be deemed null and void if any requisite shareholder approval related thereto is not obtained prior to the effective time of such action.

(iii) Exercise. Each Option shall be vested and exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. Except as otherwise specified by the Committee in the Award Agreement, Options shall become vested and exercisable with respect to one-third of the Shares subject to such Options on each of the first three anniversaries of the date of grant. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of Federal or state securities laws, as it may deem necessary or advisable.

(iv) Payment.

(A) No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate Exercise Price therefor is received by the Company. Such payment may be made in cash, or its equivalent, or (x) by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest), (y) subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate Exercise Price, or (z) subject to such rules as may be established by the Committee, by electing to have the Company withhold Shares otherwise deliverable upon the exercise of the Option, or by a combination of the foregoing; provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such aggregate Exercise Price.

(B) Wherever in this Plan or any Award Agreement a Participant is permitted to pay the Exercise Price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

(v) Expiration. Each Option shall expire immediately, without any payment, upon the earlier of (A) the tenth anniversary of the date the Option is granted, or (B) except as otherwise set forth in the applicable Award Agreement, the date the Participant who is holding the Option ceases to be employed by the Company or one of its Subsidiaries. In no event may an Option be exercisable after the tenth anniversary of the date the Option is granted. An Award Agreement may provide that if on the last day of the term of an Option the Fair Market Value of one Share exceeds the Exercise Price of the Option, the Participant has not exercised the Option and the Option has not expired, the Option shall be deemed to have been exercised by the Participant on such day with payment made by withholding Shares otherwise issuable in connection with the exercise of the Option. In such event, the Company shall deliver to the Participant the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes; provided, however, any fractional Share shall be settled in cash.

(c) SARs.

(i) Grant. Subject to the provisions of the Plan (including, without limitation, Section 9(q)), the Committee shall have sole and complete authority to determine the Participants to whom SARs shall be granted, the number of Shares to be covered by each SAR Award, the Exercise Price thereof and the conditions and limitations applicable to the exercise thereof. SARs may be granted in tandem with another Award, in addition to another Award or freestanding and unrelated to another Award. SARs granted in tandem with or in addition to an Award may be granted either at the same time as the Award or at a later time.

(ii) Exercise Price. The Exercise Price of each Share covered by an SAR shall be set by the Committee, but, except in the case of Substitute Awards, shall not be less than 100% of the Fair Market Value of such Share on the date the SAR is granted; provided that, to the extent permitted under Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, the Exercise Price of each Share covered by a tandem SAR that is granted subsequent to the grant date of the related Option may be less than 100% of the Fair Market Value of such Share on the date the tandem SAR is granted (but in no event less than the Exercise Price of the related Option). SARs are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code. Repricing of SARs granted under the Plan shall not be permitted without prior shareholder approval, and any action that would be deemed to result in a Repricing of an SAR shall be deemed null and void if any requisite shareholder approval related thereto is not obtained prior to the effective time of such action.

(iii) Exercise and Payment. An SAR shall entitle the Participant to receive an amount equal to the excess, if any, of the Fair Market Value of a Share on the date of exercise of the SAR over the Exercise Price thereof. The Committee shall determine, in its sole discretion, whether an SAR shall be settled in cash, Shares, other securities, other Awards or other property, or a combination of any of the foregoing.

(iv) Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of an SAR, the term, methods of exercise, methods and form of settlement, and any other terms and conditions of any SAR. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of SARs granted or exercised thereafter. The Committee may impose such conditions or restrictions on the exercise of any SAR as it shall deem appropriate or desirable. In no event may an SAR be exercisable after the tenth anniversary of the date the SAR is granted. An Award Agreement may provide that if on the last day of the term of an SAR the Fair Market Value of one Share exceeds the Exercise Price of the SAR, the Participant has not exercised the SAR or the tandem Option (if applicable), and neither the SAR nor the Option has expired, the SAR shall be deemed to have been exercised by the Participant on such day. In such event, the Company shall make payment to the Participant in accordance with this Section 6(c), reduced by the number of Shares (or cash) required for withholding taxes; provided, however, any fractional Share shall be settled in cash.

(d) Restricted Shares and Restricted Share Units.

(i) Grant. Subject to the provisions of the Plan (including, without limitation, Section 9(q)), the Committee shall have sole and complete authority to determine the Participants to whom Restricted Shares and Restricted Share Units shall be granted, the number of Restricted Shares and Restricted Share Units to be granted to each Participant, the duration of the period during which, and the conditions, if any, under which, the Restricted Shares and Restricted Share Units may be forfeited to the Company, and the other terms and conditions of such Awards.

(ii) Transfer Restrictions. Restricted Shares and Restricted Share Units may not be sold, assigned, transferred, pledged or otherwise encumbered except, in the case of Restricted Shares, as provided in the Plan or the applicable Award Agreement. Certificates issued in respect of Restricted Shares shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company or such other custodian as may be designated by the Committee or the Company, and shall be held by the Company or other custodian, as applicable, until such time as the restrictions applicable to such Restricted Shares lapse. Upon the lapse of the restrictions applicable to such Restricted Shares, the Company or other custodian, as applicable, shall deliver such certificates to the Participant or the Participant’s legal representative.

(iii) Payment. Each Restricted Share Unit shall have a value equal to the Fair Market Value of a Share. Restricted Share Units shall be paid in cash, Shares, other securities, other Awards or other property, as determined in the sole discretion of the Committee, upon the lapse of restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement, but in any event within the period required by Section 409A of the Code such that it qualifies as a “short-term deferral” pursuant to Section 1.409A-1(b)(4) of the Department of Treasury regulations, unless the Committee shall determine that any such Award shall be deferred.

(iv) Dividends. Dividends paid on any Restricted Shares may be paid directly to the Participant, withheld by the Company subject to vesting of the Restricted Shares pursuant to the terms of the applicable Award Agreement, or may be reinvested in additional Restricted Shares or in additional Restricted Share Units, as determined by the Committee in its sole discretion; provided that any such dividends on Restricted Shares designated as a Performance Compensation Award shall be withheld by the Company subject to vesting of the Restricted Shares pursuant to the terms of the applicable Award Agreement, and, only after such Restricted Shares have vested pursuant to the terms of the applicable Award Agreement, any dividends so withheld may be paid directly to the Participant or may be reinvested in additional Restricted Shares or in additional Restricted Share Units, as determined by the Committee in its sole discretion.

(e) Other Stock-Based Awards. Subject to the provisions of the Plan (including, without limitation, Section 9(q)), the Committee shall have the sole and complete authority to grant to Participants other equity-based or equity-related Awards (including Deferred Share Units and Performance Share Units) in such amounts and subject to such terms and conditions as the Committee shall determine; provided that any such Awards must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law.

(f) Dividend Equivalents. Subject to the provisions of the Plan (including, without limitation, Section 9(q)), in the sole and complete discretion of the Committee, an Award, other than an Option or SAR, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole discretion, including, without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award, or reinvestment in additional Shares, Restricted Shares, Restricted Share Units or other Awards; provided that any such dividends or dividend equivalents with respect to Restricted Shares or Restricted Share Units designated as a Performance Compensation Award shall be withheld by the Company subject to vesting of the Restricted Shares or Restricted Share Units pursuant to the terms of the applicable Award Agreement, and, only after such Restricted Shares have vested pursuant to the terms of the applicable Award Agreement, any dividends or dividend equivalents so withheld may be paid directly to the Participant or may be reinvested in additional Shares, Restricted Shares, Restricted Share Units or other Awards, as determined by the Committee in its sole discretion.

(g) Performance Compensation Awards.

(i) General. The Committee shall have the authority, at the time of grant of any Award, to designate such Award (other than Options and SARs) as a Performance Compensation Award in order to qualify such Award as “qualified performance-based compensation” under Section 162(m) of the Code. Options and SARs granted under the Plan shall not be included among Awards that are designated as Performance Compensation Awards under this Section 6(g).

(ii) Eligibility. The Committee will, in its sole discretion, designate within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 6(g). Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

(iii) Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply to the Company or any of its Subsidiaries, Affiliates, divisions or operational units, or any combination of the foregoing, and the Performance Formula. Within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

(iv) Performance Criteria. Notwithstanding the foregoing, the Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company or any of its Subsidiaries, Affiliates, divisions or operational units, or any combination of the foregoing, and shall be limited to the following: (1) net income before or after taxes, (2) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization), (3) operating income, (4) earnings per share, (5) return on shareholders’ equity, (6) return on investment, (7) return on assets, (8) level or amount of acquisitions, (9) share price, (10) profitability/profit margins, (11) market share, (12) revenues or sales (based on units and/or dollars), (13) costs, (14) cash flow, (15) working capital, (16) objective measures of customer satisfaction, (17) objective measures of employee satisfaction, (18) expense levels and expense ratios, (19) gross margin and gross margin ratios, (20) employee turnover, (21) implementation of systems, (22) completion of projects, (23) level or amount of divestitures, (24) goals related to capitalization or restructuring of the balance sheet, and (25) goals related to management or expense restructuring. The Performance Criteria may be applied on an absolute basis and/or be relative to one or more peer companies or indices or any combination thereof. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of the applicable Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period.

(v) Performance Goals. The Committee is authorized at any time during the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), or any time thereafter (but only to the extent the exercise of such authority after such 90-day period (or such shorter period, if applicable) would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as “qualified performance-based compensation” under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code (1) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting the Company, or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal) or (2) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal), or the financial statements of the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal), or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles, law or business conditions.

(vi) Payment of Performance Compensation Awards.

(A) Condition to Receipt of Payment. A Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period. Notwithstanding the foregoing, in the discretion of the Committee, Performance Compensation Awards may be paid to Participants who have retired or whose employment has terminated after the beginning of the Performance Period for which a Performance Compensation Award is made, or to the designee or estate of a Participant who died prior to the last day of a Performance Period, but not unless and until the Committee has certified attainment of the relevant Performance Goal(s) in accordance with Section 6(g)(vi)(C).

(B) Limitation. A Participant shall be eligible to receive payments in respect of a Performance Compensation Award only to the extent that (1) the Performance Goal(s) for such period are achieved and certified by the Committee in accordance with Section 6(g)(vi)(C) and (2) the Performance Formula as applied against such Performance Goal(s) determines that all or some portion of such Participant’s Performance Compensation Award has been earned for the Performance Period.

(C) Certification. Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period and, in so doing, may apply negative discretion as authorized by Section 6(g).

(D) Negative Discretion. In determining the actual size of an individual Performance Compensation Award for a Performance Period, the Committee may, in it sole judgment, reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period.

(E) Timing of Award Payments. The Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively possible following completion of the certifications required by Section 6(g), but in any event within the period required by Section 409A of the Code such that it qualifies as a “short-term deferral” pursuant to Section 1.409A-1(b)(4) of the Department of Treasury regulations, unless the Committee shall determine that any Performance Compensation Award shall be deferred.

(F) Maximum Award Payable. Notwithstanding any provision contained in this Plan to the contrary, the maximum Performance Compensation Award that may be granted to any one Participant under the Plan during a rolling 36-month period (measured from the date of any grant) is 1,500,000

Shares or, in the event the Performance Compensation Award is paid in cash, other securities, other Awards or other property, the equivalent cash value of 1,500,000 Shares on the last day of the Performance Period to which such Award relates, in each case subject to adjustment as provided in Section 4(b). Furthermore, any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase in a manner prohibited by Section 162(m) of the Code.

(G) Discretion. In no event shall any discretionary authority granted to the Committee by the Plan be used to (x) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained, (y) increase a Performance Compensation Award for any Participant at any time after the first 90 days of the Performance Period (or, if shorter, the maximum period allowed under Section 162(m)) or (z) increase a Performance Compensation Award above the maximum amount payable under Sections 4(a) or 6(g) of the Plan.

Section 7. Amendment and Termination.

(a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval, if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, the rules of any Securities Exchange), and no amendment to the definition of Repricing shall be made without shareholder approval; and provided further that any such amendment, alteration, suspension, discontinuance or termination that would impair the rights of any Participant or any holder or beneficiary of any Option theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

(b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that no such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination (including, without limitation, any Repricing) shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Award (including, without limitation, the rules of any Securities Exchange); and provided further that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

(c) Adjustment of Awards. Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof or the occurrence of a Change of Control), other than an Equity Restructuring, affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law (i) whenever the Committee, in its sole discretion, determines that such adjustments are appropriate or desirable, including, without limitation, providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event and (ii) if deemed appropriate or desirable by the Committee, in its sole discretion, by providing for a cash payment to the holder of an Award in consideration for the cancellation of such Award, including, in the case of an Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancellation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to the Option or SAR over the aggregate Exercise Price of such Option or SAR (it being understood that, in such event, any Option or SAR having a per Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR may be canceled and terminated without any payment or consideration therefor); provided, however, that no adjustment pursuant to this Section 7(c) shall be authorized to the extent that such authority or adjustment would cause an Award designated by the Committee as a Performance Compensation Award under Section 6(g) of the Plan to fail to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.

In the event of (i) a merger of the Company with or into another corporation, (ii) a merger of any Subsidiary with or into another corporation that requires the approval of the Company’s stockholders under the law of the Company’s jurisdiction of organization, or (iii) the sale or disposition of substantially all of the assets of the Company, each outstanding Option shall either continue in effect, be assumed or an equivalent option substituted therefor by the successor corporation or a “parent corporation” (as defined in Section 424(e) of the Code) or “subsidiary corporation” (as defined in Section 424(f) of the Code) of the successor corporation, subject to any accelerated vesting in accordance with Section 8 hereof. In the event that the Option does not continue in effect or the successor corporation refuses to assume or substitute for the Option, the Participant shall fully vest in and have the right to exercise the Option as to all Shares subject to the Option, including Shares as to which it would not otherwise be vested or exercisable (to the extent not otherwise vested under Section 8 hereof). If an Option becomes fully vested and exercisable in lieu of continuation, assumption or substitution as set forth in this paragraph, the Company shall notify the Participant in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, or such shorter period as the Committee may determine to be reasonable, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale or disposition of assets, the option confers the right to purchase or receive, for each Share subject to the Option immediately prior to the merger or sale or disposition of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale or disposition of assets by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale or disposition of assets is not solely common stock of the successor corporation or its “parent corporation” or “subsidiary corporation”, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share subject to the Option, to be solely common stock of the successor corporation or its “parent corporation” or “subsidiary corporation” equal in fair market value to the per share consideration received by holders of Shares in the merger or sale or disposition of assets.

Section 8. Change of Control. Unless otherwise provided in the applicable Award Agreement, in the event of a Change of Control after the date of the adoption of this Plan, (a) any outstanding Options and SARs then held by Participants that are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such Change of Control and (b) all other outstanding Awards (i.e., other than Options and SARs) then held by Participants that are unexercisable, unvested or still subject to restrictions, forfeiture or satisfaction of Performance Goals, shall automatically be deemed exercisable or vested, all restrictions and forfeiture provisions related thereto shall lapse, and all Performance Goals shall be deemed to have been satisfied at the target level, as the case may be, as of immediately prior to such Change of Control.

Section 9. General Provisions.

(a) Nontransferability. Each Award (and any rights and obligations thereunder) shall be exercisable only by the Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative, and no Award (or any rights and obligations thereunder) may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. All terms and conditions of the Plan and all Award Agreements shall be binding upon any permitted successors and assigns. Notwithstanding the foregoing, the Committee, in its sole discretion, may determine to permit a Participant to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees, subject to any state, federal, local or foreign tax and securities laws applicable to transferable Awards, and subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution, (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award), and (iii) the Participant and the Permitted Transferee shall execute any and all documents requested by the Committee, including, without limitation documents to (x) confirm the status of the transferee as a Permitted Transferee, (y) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (z) evidence the transfer.

(b) No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

(c) Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(d)	Withholding.

(i) A Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(ii) Without limiting the generality of clause (i) above, a Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest) with a Fair Market Value equal to such withholding liability or by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the Option a number of Shares with a Fair Market Value equal to such withholding liability. The number of Shares which may be so withheld shall be limited to the number of Shares which have a fair market value on the date of withholding equal to the aggregate amount of such liabilities not to exceed the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

(e) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including but not limited to the effect on such Award of the death, disability or termination of employment or service of a Participant, and the effect, if any, of such other events as may be determined by the Committee.

(f) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options restricted stock, shares and other types of Awards provided for hereunder (subject to shareholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

(g) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in any consulting relationship to, the Company or any Affiliate, nor shall it be construed as giving a Participant any rights to continued service on the Board. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(h) No Rights as Shareholder. No Participant or holder or beneficiary of any Award shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. In connection with each grant of Restricted Shares, the applicable Award Agreement shall specify if and to what extent the Participant shall not be entitled to the rights of a shareholder in respect of such Awards; provided, however, that Restricted Shares shall, unless otherwise provided in the Award Agreement, remain subject to the provisions of Section 6(d)(ii) and (iv). Except as otherwise provided in Section 4(b), Section 7(c) or the applicable Award Agreement, no adjustments shall be made for dividends or distributions on (whether ordinary or extraordinary, and whether in cash, Shares, other securities or other property), or other events relating to, Shares subject to an Award for which the record date is prior to the date such Shares are delivered or otherwise become vested.

(i) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

(j) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(k) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. Federal and any other applicable securities laws.

(l) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(m) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(n) Requirement of Consent and Notification of Election Under Section 83(b) of the Code or Similar Provision. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee in writing prior to the making of such election. If an Award recipient, in connection with the acquisition of Shares under the Plan or otherwise, is expressly permitted under the terms of the applicable Award Agreement or by such Committee action to make any such election and the Participant makes the election, the Participant shall notify the Committee of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or other applicable provision.

(o) Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code. If any Participant shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) or any successor provision of the Code, such Participant shall notify the Company of such disposition within ten days thereof.

(p) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(q) Section 409A. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any Award may be subject to Section 409A of the Code, the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (i) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of penalty taxes under Section 409A of the Code.

(r) Forfeiture; Clawback. The Committee may, in its sole discretion, specify in the applicable Award Agreement that any realized gain with respect to Options or SARs and any realized value with respect to other Awards shall be subject to forfeiture or clawback, in the event of (i) a Participant’s breach of any non-competition, non-solicitation, confidentiality or other restrictive covenants with respect to the Company or its Subsidiaries or (ii) a financial restatement that reduces the amount of bonus or incentive compensation previously awarded to a Participant that would have been earned had results been properly reported.

Section 10. Term of the Plan.

(a) Effective Date. The Plan shall be effective as of the date of its approval by the Board.

(b) Expiration Date. No Award shall be granted under the Plan after the tenth anniversary of the date the Plan is approved under Section 10(a). Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, nevertheless continue thereafter.

APPENDIX C

AMENDED AND RESTATED ASBURY AUTOMOTIVE GROUP, INC.

KEY EXECUTIVE INCENTIVE COMPENSATION PLAN

(Effective January 1, 2004, Amended and Restated as of March 25, 2009)

SECTION 1. Purpose. The purpose of the Asbury Automotive Group, Inc. Key Executive Incentive Compensation Plan (the “Plan”) is to attract, retain and motivate highly qualified individuals who are key executives of Asbury Automotive Group, Inc.(the “Company”), and its subsidiaries and affiliates (together with the Company and their and its successors, “Asbury”); to obtain the best possible performance from each Participant; to further underscore the importance of achieving particular business objectives established for Asbury; and to include in Participants’ compensation package a bonus component that is tied directly to the achievement of those objectives. Such bonus component is intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), and the Plan shall be interpreted accordingly.

SECTION 2. Definitions. For the purposes of the Plan, the following terms shall have the following meanings:

“Asbury” shall have the meaning set forth in Section 1.

“Awards” shall mean the incentive awards made pursuant to the Plan.

“Board of Directors” shall mean the Board of Directors of the Company.

“Code” shall have the meaning set forth in Section 1.

“Committee” shall mean the Compensation Committee of the Board of Directors.

“Company” shall have the meaning set forth in Section 1.

“Covered Person” shall have the meaning set forth in Section 12(f).

“Eligible Employee” shall mean an Employee who is an executive officer of Asbury, as determined by the Committee.

“Employee” shall mean an individual who is on the active payroll of Asbury at any time during the period for which an Award is made under the Plan.

“Establishment Period” shall have the meaning set forth in Section 5.

“Participant” shall mean an Eligible Employee who is selected by the Committee to participate in the Plan.

“Performance Period” shall mean a full fiscal year of the Company or other period of time (which may be longer or shorter than a full fiscal year of the Company, to the extent consistent with Section 162(m) of the Code) determined by the Committee.

“Plan” shall have the meaning set forth in Section 1.

“Section 409A” shall mean Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder.

SECTION 3. Effective Date; Term. The Plan became effective as of January 1, 2004, and was approved by the Company’s stockholders at the Company’s 2004 Annual Meeting of Stockholders on June 3, 2004, and, subject to Section 9, shall remain in effect until such time as it shall be terminated by the Board of Directors. The Plan supersedes all previous bonus plans. The Plan was subsequently amended and restated to include the revised requirements of Section 409A of the Code, which amendment and restatement was approved by the Committee on November 21, 2008. The Plan is hereby further amended and restated to include additional performance criteria and to clarify provisions relating to the length of Performance Periods, which amendment and restatement was approved by the Committee on March 25, 2009.

SECTION 4. Maximum Awards. Awards payable with respect to any fiscal year of the Company to any Participant shall not exceed $5,000,000.

SECTION 5. Eligibility. (a) Within the first 90 days of the applicable Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) (the “Establishment Period”), the Committee shall select those Eligible Employees who shall participate in the Plan for such Performance Period. In determining those Eligible Employees who are selected to participate in the Plan, the Committee shall give consideration to the contribution made by the Employee to the achievement of Asbury’s established objectives and such other matters as it shall deem relevant. The Committee shall have the authority at any time prior to the payment of Awards for the applicable Performance Period to remove Participants from the Plan for that Performance Period.

(b) To be eligible to receive an Award, the Eligible Employee must be employed on the date Asbury makes payments with respect to Awards for the applicable Performance Period. Notwithstanding the foregoing, in the discretion of the Committee, Awards may be made to Eligible Employees who have retired or whose employment has terminated after the beginning of the Performance Period for which an Award is made, or to the designee or estate of an Eligible Employee who died prior to the date on which Asbury makes payments with respect to Awards for the applicable Performance Period, but not unless and until the Committee has certified attainment of the relevant performance goals in accordance with Section 7(b).

SECTION 6. Awards. (a) Subject to the terms of the Plan, the Committee shall have the authority to determine the terms of any Award.

(b) Within the Establishment Period, the Committee shall establish in writing (i) the length of the Performance Period, (ii) the Eligible Employees who shall participate in the applicable Performance Period, (iii) the target/maximum Award payable to each Participant and (iv) the performance goal(s) for Awards granted for that Performance Period. The performance goal(s) that may be selected by the Committee shall be based upon one or more of the following criteria: (A) net income before or after taxes, (B) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization), (C) operating income, (D) earnings per share, (E) return on stockholders’ equity, (F) return on investment, (G) return on assets, (H) level or amount of acquisitions, (I) share price, (J) profitability/profit margins, (K) market share, (L) revenues or sales (based on units and/or dollars), (M) costs, (N) cash flow, (O) working capital, (P) objective measures of customer satisfaction, (Q) objective measures of objective measures of employee satisfaction, (R) expense levels and expense ratios, (S) gross margin and gross margin ratios, (T) employee turnover, (U) implementation of systems, (V) completion of projects, (W) level or amount of divestitures, (X) goals related to capitalization or restructuring of the balance sheet, and (Y) goals related to management or expense restructuring. The foregoing criteria may, as determined by the Committee, relate to the Company, one or more of its subsidiaries, affiliates, divisions or operational units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer companies or indices or any combination thereof. To the extent required under Section 162(m) of the Code, within the Establishment Period, the Committee shall define, in writing and in an objective fashion, the manner of calculating the performance criteria it selects to use for the applicable Performance Period in order to determine whether the applicable performance goal(s) have been attained.

(c) The Committee is authorized at any time during the Establishment Period, or any time thereafter (but only to the extent the exercise of such authority after the Establishment Period would not cause the applicable Awards to fail to qualify as “qualified performance-based compensation” under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of performance goal(s) for the applicable Performance Period to the extent permitted under Section 162(m) of the Code (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting the Company, or any of its subsidiaries, affiliates, divisions or operating units (to the extent applicable to such performance goal(s)) or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or any of its subsidiaries, affiliates, divisions or operating units (to the extent applicable to such performance goal(s)), or the financial statements of the Company or any of its subsidiaries, affiliates, divisions or operating units (to the extent applicable to such performance goal(s)), or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles, law or business conditions.

SECTION 7. Payment of Awards. (a) Awards payable under the Plan for a Performance Period shall be paid in cash to Participants as soon as administratively possible following completion of the performance goal certifications required by Section 7(b), but in any event within the period required by Section 409A such that it qualifies as a “short-term deferral” pursuant to Section 1.409A-1(b)(4) of the Department of Treasury regulations, unless the Committee shall determine that any Award or any portion thereof shall be deferred pursuant to an approved deferred compensation plan in accordance with Section 409A. In no event may a Participant receive any payment (i) in respect of an Award unless and until, and only to the extent that, the performance goal(s) for the applicable Performance Period are achieved and certified by the Committee in accordance with Section 7(b) and (ii) of any Award in excess of the limitation set forth in Section 4.

(b) Following the completion of the applicable Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the performance goal(s) for the Performance Period have been achieved. If the applicable performance goal(s) have been achieved, the Committee shall then determine the actual size of each Participant’s Award for the Performance Period. In determining the actual size of an individual Award for a Performance Period, the Committee may, in its sole judgment, reduce or eliminate the maximum Award payable to the Participant for the Performance Period.

SECTION 8. Administration and Interpretation. (a) The Committee shall have full authority to administer the Plan. The Committee shall have full power to construe and interpret the Plan, establish and amend rules and regulations for its administration, correct any defect, supply any omission and reconcile any inconsistency in the Plan and any Award, and perform all other acts relating to the Plan, including the delegation of administrative responsibilities, that it believes reasonable and proper and in conformity with the purposes of the Plan and the requirements of Section 162(m) of the Code.

(b) The Committee has sole responsibility for selecting Eligible Employees and Participants, establishing performance goals, setting Performance Periods, setting target/maximum Award amounts, certifying whether performance goals have been attained and determining actual Award amounts.

(c) Any decision made, or action taken, by the Committee arising out of or in connection with the interpretation and/or administration of the Plan shall be final, conclusive and binding on all persons affected thereby.

(d) In no event shall any discretionary authority granted to the Committee by the Plan be used to (i) provide payment in respect of any Award if the performance goal(s) for the applicable Performance Period have not been attained and certified by the Committee, (ii) increase an Award for any Participant following the Establishment Period or (iii) increase an Award above the maximum amount payable under Section 4 of the Plan.

SECTION 9. Amendment/Termination. The Committee shall have the right to amend the Plan from time to time or to repeal it entirely or to direct the discontinuance of Awards either temporarily or permanently; provided, however, that no amendment of the Plan that changes (i) the persons eligible to receive Awards under the Plan, (ii) the criteria that may be used to set performance goals under the Plan, as set forth in Section 6(b), or (iii) the maximum Award payable to an Eligible Employee, as set forth in Section 4, shall be effective before approval by shareholders in a manner that complies with the requirements of Section 162(m) of the Code.

SECTION 10. Special Awards and Other Plans. (a) Nothing contained in the Plan shall prohibit Asbury from establishing other special awards or incentive compensation plans providing for the payment of incentive compensation to Employees (including Eligible Employees).

(b) Payments or benefits provided to an Eligible Employee under any stock, deferred compensation, savings, retirement or other employee benefit plan are governed solely by the terms of such plan.

SECTION 11. Rights of Eligible Employees. (a) Neither the Plan, nor the adoption or operation of the Plan, nor any documents describing or referring to the Plan (or any part hereof) shall confer upon any Employee any right to continue in the employ of Asbury.

(b) No individual to whom an Award has been made or any other party shall have any interest in any asset of Asbury until such amount has been paid.

(c) No right or interest of any Participant in the Plan shall be assignable or transferable, or subject to any claims of any creditor or subject to any lien.

SECTION 12. Miscellaneous. (a) All expenses and costs incurred in connection with the operation of the Plan shall be borne by Asbury, and no part therefor (other than the amounts of Awards under the Plan) shall be charged against the maximum limitation of Section 4.

(b) All Awards are subject to withholding, where applicable, for Federal, state, local and foreign taxes.

(c) Any provision of the Plan that is held to be invalid, illegal or unenforceable (whether in whole or in part) shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions of the Plan shall not be affected thereby.

(d) The Plan and the rights and obligations of the parties to the Plan shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware (without regard to principles of conflicts of law).

(e) All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, including any purchaser of all or substantially all the assets of the Company.

(f) No member of the Board of Directors, the Committee or any employee of Asbury (each such person, a “Covered Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Covered Person shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (ii) any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Restated Certificate of Incorporation or Restated Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

(g) To the extent applicable, the Plan and the Awards shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any Award may be subject to Section 409A, the Committee may adopt such amendments to the Plan and the applicable Award or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (i) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Section 409A and thereby avoid the application of penalty taxes under Section 409A.

ASBURY AUTOMOTIVE GROUP, INC.

2905 Premiere Parkway NW, Suite 300

Duluth, GA 30097

ANNUAL MEETING OF STOCKHOLDERS, APRIL 29, 2009, AT 8:00 A.M.

The undersigned hereby appoints Philip R. Johnson and Keith R. Style, and each or either of them, with full power of substitution, to act as proxies for the undersigned, and to vote all shares of common stock of Asbury Automotive Group, Inc. (“Asbury”), as marked on the reverse side, which the undersigned is entitled to vote only at the Annual Meeting of Stockholders (the “Annual Meeting”), to be held on Wednesday, April 29, 2009, at 8:00 a.m., local time, at Asbury’s corporate headquarters located at 2905 Premiere Parkway NW, Suite 300, Duluth, Georgia, and at any and all adjournments thereof.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted FOR the proposals listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by those named in this proxy in their best judgment. As of March 31, 2009, the Board of Directors knows of no other business to be presented at the Annual Meeting.

The undersigned hereby acknowledges receipt from Asbury prior to execution of this proxy of a Notice of Annual Meeting of Stockholders and Proxy Statement dated March 31, 2009 and the 2008 Annual Report to Stockholders.

PLEASE MARK THIS PROXY AND SIGN AND DATE IT ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE

(Continued and to be voted on the reverse side.)

Electronic Voting Instructions:

Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secure website

Vote by telephone

•   Call toll free 1-800-652-VOTE (8683) within the United States, Canada &

       Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•   Follow the instructions provided by the recorded message.

☐	Mark this box with an X if you have made
Changes to your name and address details above.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY.

A. Proposals – The Board of Directors recommends a vote FOR the nominees listed and FOR Proposal 2.

1. Election of Directors:		FOR	WITHHOLD		FOR	AGAINST	ABSTAIN
Nominees:	(01) Janet M. Clarke	☐	☐	2. Ratification of appointment of Ernst & Young LLP as Asbury’s independent public accountants for the year ending December 31, 2009	☐	☐	☐

	(02) Dennis E. Clements	☐	☐	3. Approval of the amendment and restatement of Asbury’s 2002 Equity Incentive Plan	☐	☐	☐

	(03) Michael J. Durham	☐	☐	4. Approval of the amendment and restatement of Asbury’s Key Executive Incentive Compensation Plan	☐	☐	☐

				Mark this box with an X if you plan to attend the Annual Meeting.			☐

B. Non-Voting Items Change of Address – Please print new address below.

C. Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

Note: Please sign card exactly as your name appears on this proxy. When shares are held by joint tenants, both should sign.

          When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date(mm/dd/yyyy)	Signature:	Signature: